SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.                  )

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HASBRO, INC.

(Name of Registrant as Specified In Its Charter)

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HASBRO, INC.

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Time:

11:00 a.m. local time

Date:

Thursday, May 19, 2011

Place:

Hasbro, Inc. Corporate Offices
1027 Newport Avenue
Pawtucket, Rhode Island 02862

Purpose:

•	Elect thirteen directors.

•	Conduct an advisory vote on executive compensation.

•	Conduct an advisory vote on the frequency of future advisory votes on executive compensation.

•	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•	The Company’s Board of Directors recommends that you vote your shares “FOR” each of the nominees for director, “FOR” advisory approval of the Company’s compensation for its named executive officers, for a frequency of 1 YEAR for future shareholder advisory votes on the Company’s compensation for its named executive officers, and “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011.

•	Shareholders of record of the Company’s common stock at the close of business on March 25, 2011 may vote at the meeting.

•	You are cordially invited to attend the meeting to vote your shares in person. If you are not able to do so, you may vote by Internet, by telephone or by mail. See the proxy statement for specific instructions. Please vote your shares.

•	On or about April 6, 2011, we will begin mailing a Notice of Internet Availability of Hasbro’s Proxy Materials to shareholders informing them that this proxy statement, our 2010 Annual Report to Shareholders and voting instructions are available online. As is more fully described in that Notice, all shareholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials.

By Order of the Board of Directors

Barbara Finigan
Corporate Secretary

Dated: April 6, 2011

HASBRO, INC.
1027 Newport Avenue
Pawtucket, Rhode Island 02862

PROXY STATEMENT
2011 ANNUAL MEETING OF SHAREHOLDERS
To be held on May 19, 2011

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why are these materials being made available to me?

A:	The Board of Directors (the “Board”) of Hasbro, Inc. (the “Company” or “Hasbro”) is making these proxy materials available to you on the Internet, or sending printed proxy materials to you in certain situations, including upon your request, beginning on or about April 6, 2011, in connection with Hasbro’s 2011 Annual Meeting of Shareholders (the “Meeting”), and the Board’s solicitation of proxies in connection with the Meeting. The Meeting will take place at 11:00 a.m. local time on Thursday, May 19, 2011 at Hasbro’s corporate offices, 1027 Newport Avenue, Pawtucket, Rhode Island 02862. The information included in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of Hasbro’s most highly paid executive officers and Hasbro’s directors, and certain other required information. Hasbro’s 2010 Annual Report to Shareholders is also available to shareholders on the Internet and a printed copy will be mailed to shareholders upon their request.

Q:	What proposals will be voted on at the Meeting?

A:	There are four proposals scheduled to be voted on at the Meeting:

• Election of thirteen directors.

• An advisory vote on executive compensation.

• An advisory vote on the frequency of future advisory votes on executive compensation.

• Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011.

Q:	Why did I receive a Notice of the Internet Availability of Hasbro’s Proxy Materials, instead of a full set of printed proxy materials?

A:	Rules adopted by the Securities and Exchange Commission allow us to provide access to our proxy materials over the Internet instead of mailing a full set of such materials to every shareholder. We have sent a Notice of Internet Availability of Hasbro’s Proxy Materials (the “Notice”) to our shareholders who have not requested to receive a full set of the printed proxy materials. Because of certain legal requirements, shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan were still mailed a full set of proxy materials this year. Our other shareholders may access our proxy materials over the Internet using the directions set forth in the Notice. In addition, by following the instructions in the Notice, a shareholder may request that a full set of printed proxy materials be sent to them.

We have chosen to send the Notice to shareholders, instead of automatically sending a full set of printed copies to all shareholders, to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

Q:	How do I access Hasbro’s proxy materials online?

A:	The Notice provides instructions for accessing the proxy materials for the Meeting over the Internet, and includes the Internet address where those materials are available. Hasbro’s proxy statement for the Meeting and 2010 Annual Report to Shareholders can be viewed on Hasbro’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=68329&p=irol-shareholder.

Q:	How do I request a paper copy of the proxy materials?

A:	Paper copies of Hasbro’s proxy materials will be made available at no cost to you, but they will only be sent to you if you request them. To request a paper copy of the proxy materials follow the instructions on the Notice that you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

Q:	What shares owned by me can be voted?

A:	All shares of the Company’s common stock, par value $.50 per share (“Common Stock”) owned by you as of March 25, 2011, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Hasbro’s Dividend Reinvestment and Cash Stock Purchase Program and (2) held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Hasbro shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the shareholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Hasbro’s Transfer Agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to Hasbro or to vote in person at the Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Meeting and vote in person, please contact your broker or nominee so that you can receive a legal proxy to present at the Meeting.

Effect of Not Casting Your Vote

If you hold your shares in street name in a brokerage account, it is critical that you cast your vote if you want it to count in the election of Directors (Proposal No. 1 in this proxy statement) and in the shareholder advisory votes on executive compensation and the frequency of future votes on executive compensation (Proposal No. 2 and Proposal No. 3). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your broker was allowed to vote those shares on your behalf in the election of Directors as they felt appropriate. Recent changes in regulations take away the ability of your broker to vote your uninstructed shares in the election of Directors on a discretionary basis, and brokers do not have any discretionary ability to vote shares on the advisory votes with respect to executive compensation. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of Directors or on the advisory votes on executive compensation, no votes will be cast on your behalf on those matters. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 4 of this proxy statement).

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Meeting.

Q:	How can I attend the Meeting?

A:	You may attend the Meeting if you are listed as a shareholder of record as of March 25, 2011 and bring proof of your identification. If you hold your shares through a broker or other nominee, you will need to provide proof of your share ownership by bringing either a copy of a brokerage statement showing your share ownership as of March 25, 2011, or a legal proxy if you wish to vote your shares in person at the Meeting. In addition to the items mentioned above, you should bring proof of your identification.

Q:	How can I vote my shares in person at the Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of your identification to the meeting. Shares beneficially owned may be voted by you if you receive and present at the Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Meeting, we recommend that you also vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Meeting or are otherwise unable to attend.

Q:	How can I vote my shares without attending the Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the Notice you received or by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that for Hasbro shareholders, other than those shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan who are all being mailed a printed set of proxy materials, you will only be mailed a printed set of the proxy materials, including a printed proxy card or printed voting instruction card, if you request that such printed materials be sent to you. You may request a printed set of proxy materials by following the instructions in the Notice.

Please note that you cannot vote by marking up the Notice of Internet Availability of the Proxy Materials and mailing that Notice back. Any votes returned in that manner will not be counted.

Q:	How are votes counted?

A:	Each share of Common Stock entitles its holder to one vote on all matters to come before the Meeting, including the election of directors. In the election of directors, for each of the nominees you may vote “FOR” such nominee or your vote may be “WITHHELD” with respect to such nominee. For the proposals two and four, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST” the proposal. For proposal three, you may vote for a frequency of future shareholder advisory votes on executive compensation of every “1 YEAR”, “2 YEARS”, or “3 YEARS”, meaning you are indicating such votes should be held every one, two, or three years, respectively, or you may “ABSTAIN”.

If you properly sign and return your proxy card or complete your proxy via the internet or telephone, your shares will be voted as you direct. If you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

If you are a shareholder of record and do not either vote via the Internet, via telephone, return a signed proxy card or vote in person at the Meeting, your shares will not be voted.

If you are a beneficial shareholder and do not vote via the Internet, telephone, or by returning a signed voting instruction card, your shares may be voted in situations where brokers have discretionary voting authority over the shares. Discretionary voting authority is only permitted on the proposal for the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for 2011.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your proxy instructions at any time prior to the vote at the Meeting. For shares held directly in your name, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to the Secretary of the Company or by attending the Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one Notice or more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all Notices or proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting. We will publish final voting results in a Current Report on Form 8-K within a few days following the Meeting.

Q:	What is the quorum for the Meeting?

A:	Holders of record of the Common Stock on March 25, 2011 are entitled to vote at the Meeting or any adjournments thereof. As of that date there were 136,956,952 shares of Common Stock outstanding and entitled to vote and a majority of the outstanding shares will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are counted as present at the Meeting for purposes of determining whether there is a quorum at the Meeting. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

Q:	What happens if I have previously consented to electronic delivery of the proxy statement and other annual meeting materials?

A:	If you have previously consented to electronic delivery of the annual meeting materials you will receive an email notice with instructions on how to access the proxy statement, notice of meeting and annual report on the Company’s website, and the proxy card for registered shareholders and voting instruction card for beneficial or “street name” shareholders, on the voting website. The notice will also inform you how to vote your proxy over the Internet. You will receive this email notice at approximately the same time paper copies of the Notice, or annual meeting materials are mailed to shareholders who have not consented to receive materials electronically. Your consent to receive the annual meeting materials electronically will remain in effect until you specify otherwise.

Q:	If I am a shareholder of record how do I consent to receive my annual meeting materials electronically?

A:	Shareholders of record who choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Submit” and then respond as to whether you would like to receive current proxy material via electronic delivery. If you would like to receive future proxy materials electronically click the applicable button, enter and verify your current email address and then click “Continue”. During the year, shareholders of record may sign up to receive their annual meeting materials electronically over the Internet. To sign up, registered shareholders can go to the website www.computershare.com/investor. Shareholders of record with multiple Hasbro accounts will need to consent to electronic delivery for each account separately.

ELECTION OF DIRECTORS

(Proposal No. 1)

Thirteen directors are to be elected at the Meeting. All of the directors elected at the Meeting will serve until the 2012 Annual Meeting of Shareholders (the “2012 Meeting”), and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Board has recommended as nominees for election as directors, to serve until the 2012 Meeting, the persons named in the table below. All of the nominees are currently directors of the Company. The proxies cannot be voted for more than thirteen directors at the Meeting.

Unless otherwise specified in your voting instructions, the shares voted pursuant thereto will be cast for the persons named below as nominees for election as directors. If, for any reason, any of the nominees named below should be unable to serve as a director, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee named below will be unable to serve as a director.

In considering candidates for election to the Board, the Board, the Nominating, Governance and Social Responsibility Committee of the Board, and the Company consider a number of factors, including employment and other experience, qualifications, attributes, skills, expertise and involvement in areas that are of importance to the Company’s business, business ethics and professional reputation, other Board service, business, financial and strategic judgment, and the desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. Each of the nominees for election to the Board at the meeting has served in senior positions at complex organizations and has demonstrated a successful track record of strategic, business and financial planning and operating skills in these positions. In addition, each of the nominees for election to the Board has proven experience in management and leadership development and an understanding of operating and corporate governance issues for a large multinational public company.

The following tables set forth as to each nominee for election at the Meeting: (i) his or her age; (ii) all positions and offices with the Company; (iii) principal occupation or employment during the past five years; (iv) current directorships of publicly-held companies or investment companies; (v) other previous directorships of publicly-held companies or investment companies during the past five years, (vi) period of service as a director of the Company and (vii) particular experience, qualifications, attributes or skills, beyond those described above, which led the Company’s Board to conclude that the nominee should serve as a director of the Company. Except as otherwise indicated, each person has had the same principal occupation or employment during the past five years.

		Positions with Company,	Has Been
		Principal Occupation and	a Director
Name	Age	Other Directorships	Since

Basil L. Anderson	65	Vice Chairman, Staples, Inc. (office supply company) from 2001 until March 2006. Prior thereto, Executive Vice President - Finance and Chief Financial Officer of Campbell Soup Company (consumer products company) since 1996. Director of Becton, Dickinson and Company, Moody’s Investors Service, Inc. and Staples, Inc. Previously served on the Board of CRA International, Inc. from 2004 until January 2010. Mr. Anderson also previously served as Chief Financial Officer of Scott Paper Company from 1993 to 1996. Mr. Anderson has over 30 years of business experience, including many years of experience as both an operating executive and as a chief financial officer of major multinational public companies. Mr Anderson’s experience includes strategic, business and financial planning and operations, being in charge of an international business based in Europe, as well as past or present service as a director for five public companies in five different industries. The Board has determined that Mr. Anderson qualifies as an Audit Committee Financial Expert due to	2002

		Positions with Company,	Has Been
		Principal Occupation and	a Director
Name	Age	Other Directorships	Since

		his prior experience, including as the Chief Financial Officer of both Campbell Soup Company and Scott Paper Company.
Alan R. Batkin	66	Vice Chairman, Eton Park Capital Management, L.P. (global, multi-disciplinary investment firm) since 2007. Prior thereto, Vice Chairman, Kissinger Associates, Inc. (strategic consulting firm) from 1990 until 2006. Director of Cantel Medical Corp., Omnicom Group, Inc. and Overseas Shipholding Group, Inc. From 1999 until 2008, Mr. Batkin served on the Board of Diamond Offshore Drilling, Inc., and from 2004 until 2007, Mr. Batkin served on the boards of various funds within the Merrill Lynch IQ Investment Advisors Fund Family. Mr. Batkin has over 40 years of business experience, including work in public accounting as a CPA, 18 years in investment banking, 16 years of international strategic consulting advising multinational companies on global business and political issues, and over 20 years of service on corporate boards of directors.	1992
Frank J. Biondi, Jr.	66	Senior Managing Director, WaterView Advisors LLC (private equity fund specializing in media) since 1999. Director of Amgen, Inc., Cablevision Systems Corporation, Seagate Technology and RealD Inc. Mr. Biondi previously served on the boards of directors of The Bank of New York Mellon from 1995 until 2008, Harrah’s Entertainment, Inc. from 2002 until 2007 and Yahoo! Inc from 2008 until 2010. Mr. Biondi has over 40 years of business experience, including years of experience as an operating executive and as a chief executive officer of a number of television, film, media and other diversified entertainment companies, including Universal Studios, Viacom Inc., Coca-Cola Television and Home Box Office. Most recently, Mr. Biondi has spent eleven years serving as the senior managing director of an investment advisory firm specializing in media. Mr. Biondi has served on the boards of over 15 public companies during his career.	2002
Kenneth A. Bronfin	51	President of Hearst Interactive Media (the interactive media division of diversified media company Hearst Corporation) since 2002. Prior thereto, Deputy Group Head of Hearst Interactive Media since 1996. From 2002 until 2006, Mr. Bronfin served on the Board of iVillage. Mr. Bronfin has extensive experience in operational and executive roles in the media and digital services sectors. Mr. Bronfin’s experience includes serving in a number of executive positions where he was in charge of leading interactive media and digital businesses and oversaw new business ventures, strategic investments and acquisitions in the digital content and media sectors. Mr. Bronfin also has experience serving on a number of private and public company boards of directors.	2008
John M. Connors, Jr.	68	Chairman Emeritus of Hill Holliday (formerly Hill, Holliday, Connors, Cosmopulos, Inc) (full-service marketing and communications company). Chairman of Hill, Holliday, Connors, Cosmopulos, Inc. from 1995 until 2006, during which time Mr. Connors also served as President and Chief Executive Officer until 2003. Mr. Connors was a founding	2004

		Positions with Company,	Has Been
		Principal Occupation and	a Director
Name	Age	Other Directorships	Since

		partner of Hill, Holliday, Connors, Cosmopulos. Director of Covidien Ltd. Mr. Connors’ 40 years of business experience includes co-founding and developing one of the top advertising and marketing communications firms in the United States, advising many of the top branded companies in the world, and serving on the boards of dozens of entities, including public companies, private companies, hospitals and colleges.
Michael W.O. Garrett	68	Served in a number of positions with Nestlé S.A. (international food and beverage company), most recently as Executive Vice President of Nestlé S.A. responsible for Asia, Africa, the Middle East and Oceania until 2005. Board member of the Nestlé company in India and non-executive director on the boards of Gottex Fund Management Holdings Ltd., Prudential PLC, UK and the Bobst Group in Switzerland. Mr. Garrett’s over 40 years of experience with Nestlé S.A. involved operating and executive positions of increasing responsibility, including management of large international operations and responsibility for developing and managing businesses in new and emerging markets in many global regions, including Asia Pacific, Africa and the Middle East. Mr. Garrett also has extensive experience serving on the boards of large international companies.	2005
Lisa Gersh	52	Former President, Strategic Initiatives at NBC News, an operating subsidiary of NBC Universal (media company) from 2007 until January 2011. Ms. Gersh also served as General Managing Director of the Weather Channel companies for NBC Universal from 2007 until 2009. Prior thereto, she was a co-founder and the President and Chief Operating Officer of Oxygen Media (media company) from 1998 until 2007, when it was acquired by NBC News. Ms. Gersh previously served on the board of directors of The Knot, Inc. (media company) from 2005 until 2010. Ms. Gersh has extensive experience in the media and entertainment industry, including leading NBC Universal’s acquisition of the Weather Channel companies as the executive in charge of the investment.	2010
Brian D. Goldner	47	President and Chief Executive Officer of Hasbro, Inc. since 2008. Prior thereto, Chief Operating Officer of Hasbro since 2006. Prior thereto, President, U.S. Toys Segment from 2003 to 2006. Mr. Goldner has led the Company’s transformation into a global branded play company and was one of the key architects of the Company’s turnaround strategy in 2000, which focused on leveraging the Company’s core brands, reducing costs and lessening the Company’s reliance on its licensed business. During Mr. Goldner’s eleven years with Hasbro he has also been a key driver behind the Company’s use of immersive brand-driven experiences, including the increasing use of movies and television based on the Company’s brands, to develop brand recognition and build the Company’s business. Mr. Goldner also led the Company’s expansion of its brands into non-traditional spaces such as digital gaming and lifestyle licensing. Prior to joining Hasbro in 2000, Mr. Goldner served as President of Bandai North	2008

		Positions with Company,	Has Been
		Principal Occupation and	a Director
Name	Age	Other Directorships	Since

		America from 1997 to 2000. Prior to 1997, Mr. Goldner worked at J. Walter Thomson Advertising, most recently as Director in Charge, Entertainment Division, and prior thereo at Leo Burnett Advertising. Mr. Goldner also serves on the Board of Molson Coors Brewing Company.
Jack M. Greenberg	68	Chairman of The Western Union Company (funds transfer company) since 2006 and Chairman of InnerWorkings, Inc. (global provider of managed print and promotional solutions) since 2010. Chief Executive Officer of McDonald’s Corporation (restaurant franchiser) from August 1998 until his retirement in December 2002. Chairman of the Board of McDonald’s Corporation from May 1999 until December 2002. Director of The Allstate Corporation, InnerWorkings, Inc., Manpower, Inc. and The Western Union Company. Mr. Greenberg previously served on the board of directors of Abbott Laboratories from 2001 until 2007 and First Data Corporation from 2002 until 2006. Mr. Greenberg has over 40 years of business experience, including service as a partner and director of tax for an accounting firm, and years of operating and executive experience with McDonald’s Corporation involving roles of increasing responsibility and business and financial oversight. Mr. Greenberg’s career with McDonald’s progressed to his service as chief financial officer, and then ultimately culminated in his service as chairman and chief executive officer of McDonald’s. Mr. Greenberg has also served on the boards of numerous public companies and philanthropic organizations.	2003
Alan G. Hassenfeld	62	Chairman of the Board of Hasbro, Inc. from 1989 to 2008. Prior to May 2003, Chairman of the Board and Chief Executive Officer since 1999. Prior thereto, Chairman of the Board, President and Chief Executive Officer since 1989. Mr. Hassenfeld began his 40 year career at Hasbro in 1970, and held a number of positions of increasing responsibility in marketing and sales for both domestic and international operations for the Company. He became Vice President of International Operations in 1972 and later served as Vice President of Marketing and Sales and then Executive Vice President, prior to being named President of the Company in 1984 and President and Chief Executive Officer in 1989. Mr. Hassenfeld is chairman of the Governing Body of the International Council of Toy Industries CARE Process. Mr. Hassenfeld serves on the Board of salesforce.com, inc.	1978
Tracy A. Leinbach	51	Executive Vice President and Chief Financial Officer for Ryder System, Inc. (global logistics and transportation and supply chain solutions provider) from 2003 until 2006. Prior to that, Executive Vice President, Fleet Management Solutions for Ryder since 2001. Director of Forward Air Corporation since 2007. Ms. Leinbach has over 20 years of business experience in auditing, accounting, finance and operations. Ms. Leinbach held a number of positions involving increasing global operating and global financial management, responsibility and oversight, as well as global	2008

		Positions with Company,	Has Been
		Principal Occupation and	a Director
Name	Age	Other Directorships	Since

		supply chain management, with Ryder, spanning a career with Ryder of over 20 years. Her time with Ryder included controller and chief financial officer roles at many of Ryder’s subsidiaries and divisions. Ms. Leinbach’s career with Ryder culminated in her service as Executive Vice President and Chief Financial Officer. Prior to her career with Ryder, Ms. Leinbach worked for Price Waterhouse in public accounting and was a CPA. The Board has determined that Ms. Leinbach qualifies as an Audit Committee Financial Expert due to her prior experience, including as the Chief Financial Officer of a public company (Ryder System, Inc.).
Edward M. Philip	45	Managing General Partner, Highland Consumer Fund (consumer oriented private equity fund) since 2006. Prior thereto, President and Chief Executive Officer of Decision Matrix Group, Inc. (research and consulting firm) from May 2004 to November 2005. Prior thereto, Senior Vice President of Terra Networks, S.A. (global Internet company) from October 2000 to January 2004. In 1995, Mr. Philip joined Lycos, Inc. (an Internet service provider and search company) as one of its founding members. During his time with Lycos, Mr. Philip held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. Prior to joining Lycos, Mr. Philip spent time as the Vice President of Finance for the Walt Disney Company, and prior thereto Mr. Philip spent a number of years in investment banking.	2002
Alfred J. Verrecchia	68	Chairman of the Board of Hasbro, Inc. since 2008. President and Chief Executive Officer of Hasbro from 2003 to 2008. Prior thereto, President and Chief Operating Officer of Hasbro from 2001 to 2003. Director of Iron Mountain Incorporated. Mr. Verrecchia previously served on the board of directors of CVS Caremark Corporation from 2004 to 2007 and of FGX International Holdings Limited from 2009 until 2010. Mr. Verrecchia began his more than 40 year career with Hasbro in 1965 in the Company’s finance department. Mr. Verrecchia took on roles of increasing financial and operating responsibility during his career, serving eventually as Senior Vice President of Finance, then Chief Financial Officer, then Chief Operating Officer and ultimately as President and Chief Executive Officer. Mr. Verrecchia was a key architect of the Company’s turnaround strategy in 2000, which focused on leveraging the Company’s core brands, reducing costs and lessening the Company’s reliance on its licensed business.	1992

Mr. Goldner also serves as an officer and/or director of a number of the Company’s subsidiaries at the request and convenience of the Company.

Vote Required.  The affirmative vote of a majority of those shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the election of directors is required to elect each director nominee. As such, a withhold vote is effectively a vote against a director. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE THIRTEEN DIRECTOR NOMINEES NAMED ABOVE.

GOVERNANCE OF THE COMPANY

Code of Conduct

Hasbro has a Code of Conduct which is applicable to all of the Company’s employees, officers and directors, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The Code of Conduct addresses such issues as conflicts of interest, protection of confidential Company information, financial integrity, compliance with laws, rules and regulations, insider trading and proper public disclosure. Compliance with the Code of Conduct is mandatory for all Company employees, officers and directors. Any violation of the Code of Conduct can subject the person at issue to a range of sanctions, including dismissal.

The Code of Conduct is available on Hasbro’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.” Although the Company generally does not intend to provide waivers of, or amendments to, the Code of Conduct for its Chief Executive Officer, Chief Financial Officer, Controller, or any other officers, directors or employees, information concerning any waiver of, or amendment to, the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller, or any other executive officer or director of the Company, will be promptly disclosed on the Company’s website in the location where the Code of Conduct is posted.

Corporate Governance Principles

Hasbro has adopted a set of Corporate Governance Principles which address qualifications for members of the Board of Directors, director responsibilities, director access to management and independent advisors, director compensation and many other matters related to the governance of the Company. The Corporate Governance Principles are available on Hasbro’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.”

Director Independence

Hasbro’s Board has adopted Standards for Director Independence (the “Independence Standards”) in accordance with The NASDAQ Stock Market’s corporate governance listing standards. The Independence Standards specify criteria used by the Board in making determinations with respect to the independence of its members and include strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent auditor. The Independence Standards are available on Hasbro’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.” A copy of the Independence Standards is also attached as Appendix A to this proxy statement.

The Independence Standards restrict commercial relationships between directors and the Company and include the consideration of other relationships with the Company, including charitable relationships, in making independence determinations. Using the Independence Standards, the Board has determined that each of the following directors are independent and have no relationships which impact an independence determination under the Company’s Independence Standards: Basil L. Anderson, Alan R. Batkin, Frank J. Biondi, Jr., Kenneth A. Bronfin, John M. Connors, Jr., Michael W.O. Garrett, Lisa Gersh, Jack M. Greenberg, Alan G. Hassenfeld, Tracy A. Leinbach, and Edward M. Philip. Of the Company’s directors who were determined to be independent, there were only five directors who had relationships which were considered by the Board in making the independence determinations. These relationships are discussed below.

Mr. Batkin serves on the Board of Omnicom Group, Inc. The Company, either directly or through its media placement firm, places some advertising with entities within the Omnicom Group family, but the aggregate payments associated with any such advertising placement for any fiscal year are well below the threshold set in the Company’s Independence Standards of 5% of Omnicom Group’s consolidated gross revenues.

Similarly, Mr. Bronfin is President of Hearst Interactive Media, the interactive media division of diversified media company Hearst Corporation. The Company, either directly or through its media placement firm, places some advertising with entities within the Hearst Corporation family, but the aggregate payments associated with any such advertising placement for any fiscal year are well below the threshold set in the Company’s Independence Standards of 5% of Hearst’s consolidated gross revenues.

Mr. Garrett serves on the Board of Gottex Funds Management Holdings Ltd. Gottex serves as one of Hasbro’s pension fund investment managers. Mr. Garrett is not an officer or an employee of Gottex, and serves only as an outside director. The Company paid Gottex approximately $318,000 for its pension fund investment managerial services in the year ended December 2010.

Until January 2011, Ms. Gersh was an employee of NBC Universal. The Company, either directly or through its media placement firm, places some advertising with NBC Universal companies, but the aggregate payments associated with any such advertising placement for any fiscal year are well below the threshold set in the Company’s Independence Standards of 5% of NBC Universal’s consolidated gross revenues.

Alan G. Hassenfeld was formerly an employee and Chief Executive Officer of the Company. However, Mr. Hassenfeld’s officer and employee relationship with the Company ended in December of 2005. Although Mr. Hassenfeld has a greater than 5% shareholding in the Company, which is detailed in the stock ownership tables in this proxy statement, that interest is only a minority interest in the total share ownership of the Company. Finally, the Company’s wholly-owned subsidiary, Hasbro Canada Corporation (“Hasbro Canada”), leases an office and warehouse facility from Central Toy Manufacturing Inc. (“CTM”), a real estate corporation which is 25% owned by the estate of Merrill Hassenfeld, a former Chief Executive Officer and director of the Company. Sylvia K. Hassenfeld, a former director of the Company and mother of Alan G. Hassenfeld, is a beneficiary of the estate of Merrill Hassenfeld. The estate of Merrill Hassenfeld is administered by Rita Hassenfeld, the aunt of Alan G. Hassenfeld. At the end of 2009, a six-year extension to this lease was executed. The extension takes the expiration date of the amended lease to January 31, 2016. Under the extension the landlord committed to make certain improvements to the facility. The rent provided for in the first two years of this six-year extension is CDN $550,000 per year. In years three and four of the extension term the annual rent is CDN $565,000 and in years five and six the annual rent is CDN $580,000. Total rent paid by Hasbro Canada to CTM for the lease of the office and warehouse facility in 2010 was CDN $550,000, or approximately U.S. $545,500 at exchange rates in effect at the end of 2010. In management’s opinion, this lease is on terms at least as favorable as would otherwise presently be obtainable from unrelated parties. The Board considers the relationship involving the estate of Merrill Hassenfeld with Central Toy Manufacturing to be too attenuated and of such a small dollar value as to not impact Mr. Hassenfeld’s independence and exercise of independent judgment on behalf of the Company.

The only two members of the Company’s Board who were determined not to be independent were Brian D. Goldner (current President and Chief Executive Officer) and Alfred J. Verrecchia (former Chief Executive Officer of the Company).

Board Meetings and Director Attendance at the Annual Meeting

During 2010, the Board held eleven meetings. All incumbent directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2010 and (ii) the meetings of any committees held during their tenure as members of such committees during 2010. Although the Company does not have a formal policy requiring attendance of directors at the annual meeting of shareholders, the expectation of the Company and the Board is that all directors will attend the annual meeting of shareholders unless conflicts prevent them from attending. With the exception of Gordon Gee whose term as director expired at the 2010 Annual Meeting of Shareholders and who retired upon such expiration, all members of the Board who were members as of the 2010 Annual Meeting of Shareholders attended the 2010 Annual Meeting of Shareholders.

Board Leadership Structure

The Chairman of the Company’s Board is elected by the Board on an annual basis. Currently, the positions of Chairman of the Board and Chief Executive Officer of the Company are held by separate individuals, with Mr. Goldner serving as Chief Executive Officer and Mr. Verrecchia, the Company’s former Chief Executive Officer, serving as Chairman of the Board. The Board believes that at the current time this structure is best for the Company, as it allows Mr. Goldner to focus on the Company’s strategy, business and operations, while enabling Mr. Verrecchia to assist with Board matters and serve as a liaison between the Board and the Company’s senior management, headed by Mr. Goldner. This structure can also enable Mr. Goldner, Mr. Verrecchia, and the other members of the Board to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters. However, the Board does not believe that a formal policy separating the two positions is necessary or desirable and the two positions might be held by the same individual in the future if circumstances were to make combining the two roles desirable.

The Chairman of the Board provides leadership to the Board by, among other things, working with the Chief Executive Officer, the Presiding Director and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the Board and its Committees, help promote Board succession planning and the recruitment and orientation of new directors, address issues of director performance, assist in consideration and Board adoption of the Company’s strategic plan and annual operating plans, and help promote senior management succession planning. In addition, the Chairman assists the Company’s Chief Executive Officer by advising on Board-related issues.

Even though the role of Chairman and Chief Executive Officer for the Company is currently held by different individuals, the Company also has a Presiding Director who serves as the Company’s lead independent director. The Board believes that the role of Presiding Director is a useful one in promoting good Board governance. The Presiding Director’s principal duties include developing the agenda for, and moderating, executive sessions of the Board’s non-management directors, acting as the principal liaison between the non-management directors and the Chief Executive Officer and Chairman on issues that arise at the executive sessions or otherwise, serving as a conduit for third parties to contact the non-management directors as a group, and providing feedback with regard to proposed agendas for Board meetings.

Presiding Non-Management Director and Communicating with the Board

Executive sessions of the non-management members of the Company’s Board are presided over by the presiding director (the “Presiding Director”). Edward M. Philip currently serves as the Presiding Director, a position which is typically rotated among the Chairs of the Audit, Compensation, Finance and Nominating, Governance and Social Responsibility Committees. It is currently planned that Tracy A. Leinbach will be appointed Presiding Director at the Board’s meeting on May 19, 2011. Interested parties may contact the Presiding Director with respect to governance matters by sending correspondence to c/o Presiding Director, Hasbro, Inc., P.O. Box 495, Pawtucket, Rhode Island 02860. Persons may also contact the Board as a whole with respect to governance matters through the Presiding Director in the manner set forth in the preceding sentence.

Board Committees

Audit Committee.  The Audit Committee of the Board, which currently consists of Tracy A. Leinbach (Chair), Basil L. Anderson, Alan Batkin and Michael W.O. Garret, held eleven meetings in 2010. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor and assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, the financial reports provided by the Company, the Company’s systems of internal accounting and financial controls, and the quarterly review and annual independent audit of the Company’s financial statements. The current Audit Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Governance Highlights.”

The Board has determined that each member of the Audit Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards. The Board has determined that two of the four current Audit Committee members (Basil L. Anderson, and Tracy A. Leinbach) qualify as Audit Committee Financial Experts, as such term is defined in the rules and regulations promulgated by the United States Securities and Exchange Commission.

The Board does not have a policy setting rigid limits on the number of audit committees on which a member of the Company’s Audit Committee can serve. Instead, in cases where an Audit Committee member serves on more than three public company audit committees, the Board evaluates whether such simultaneous service would impair the service of such member on the Company’s Audit Committee. No member of the Company’s Audit Committee currently serves on more than three public company audit committees.

Compensation Committee.  The Compensation Committee of the Board, which currently consists of John M. Connors, Jr. (Chair), Frank J. Biondi, Jr., Kenneth A. Bronfin and Edward M. Philip, held six meetings in 2010. The Compensation Committee is responsible for establishing and overseeing the compensation and benefits for the Company’s senior management, including all of the Company’s executive officers, is authorized to make grants and awards under the Company’s employee stock equity plans and shares responsibility for evaluation of the Company’s Chief Executive Officer with the Nominating, Governance and Social Responsibility Committee.

The current Compensation Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Governance Highlights.” The Board has determined that each member of the Compensation Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards. For a further description and discussion concerning the Compensation Committee, including its composition and its processes and procedures for determining the compensation of the Company’s executive officers, please see the Compensation Committee Report on page 19 of this proxy statement, and the Compensation Discussion and Analysis which begins immediately thereafter.

As is discussed in more detail beginning on page 23 of this proxy statement, in reviewing the proposed fiscal 2010 compensation and retention program for the Company’s executive officers at the beginning of 2010, the Compensation Committee received input and recommendations from Mercer LLC (“Mercer”) who served as an outside compensation consultant for the Compensation Committee through July of 2010. For its work with respect to advising on the 2010 compensation program, Mercer was retained by, and reported directly to, the members of the Committee. Mercer advised the Committee with respect to the Committee’s review of the Company’s 2010 executive compensation programs and provided additional information as to whether the Company’s proposed 2010 executive compensation programs were competitive, fair to the Company and the executives, reflected appropriate pay for performance, provided appropriate retention to executives, and were effective in promoting the performance of the Company’s executives and achievement of the Company’s business and financial goals. Mercer was paid approximately $81,000 for its consulting work for the Committee in fiscal 2010. Mercer and its affiliates were retained directly by management of the Company to provide various other services directly to the Company in fiscal 2010 which are discussed on page 23. In aggregate, Mercer and its affiliates were paid approximately $867,000 in fiscal 2010 for all of these other services performed for the Company. The Compensation Committee did review management’s retention of Mercer and its affiliates in 2010 to perform these other services, for which they are retained directly by the Company.

Effective on July 29, 2010, the Compensation Committee appointed Compensation Advisory Partners (“CAP”) to serve as its outside compensation consultant going forward, and CAP has advised the Committee in this regard since that date, including in connection with formulation of the Company’s compensation programs for fiscal 2011. CAP replaced Mercer as the Committee’s outside compensation advisor and after July 29, 2010, Mercer did not provide any advice or services to the Committee. CAP only performs work for the Compensation Committee and does not perform any services directly for the Company.

In addition to the work performed by Mercer and CAP directly for the Committee with respect to the 2010 compensation program, Towers Watson & Co. (“Towers Watson”) was retained by the Company’s Human Resources and Corporate Compensation Departments to perform analysis on the Company’s proposed compensation and retention programs, including with respect to their fairness to the Company and the executives, retention value, effectiveness in promoting and rewarding performance and achievement of the Company’s goals and competitiveness with comparable companies. The services provided by Towers Watson to the Company are discussed in more detail beginning on page 23 of this proxy statement. Although Towers Watson has historically only worked directly for the Company, in 2010 Towers Watson also provided certain information directly to the Compensation Committee, at the specific request of the Compensation Committee, in connection with the Committee’s review and approval of the amendment to Mr. Goldner’s employment agreement in March of 2010. This was in addition to the work being performed directly for the Committee by Mercer in connection with this amendment. For the work performed directly for the Compensation Committee in 2010, Towers Watson was paid approximately $40,000. For its other services provided directly to the Company in 2010, Towers Watson was paid approximately $2,125,000.

Executive Committee.  The Executive Committee of the Board, which currently consists of Alan G. Hassenfeld (Chair), Kenneth A. Bronfin, John M. Connors, Jr., Brian D. Goldner, Jack M. Greenberg, Tracy A. Leinbach and Alfred J. Verrecchia, did not meet in 2010. The Executive Committee acts on such matters as are specifically assigned to it from time to time by the Board and is vested with all of the powers that are held by the Board, except that by law the Executive Committee may not exercise any power of the Board relating to the adoption of amendments to the Company’s Articles of Incorporation or By-laws, adoption of a plan of merger or consolidation, the sale, lease or exchange of all or substantially all the property or assets of the Company or the voluntary dissolution of the Company. The current Executive Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Governance Highlights.”

Finance Committee.  The Finance Committee of the Board, which currently consists of Kenneth A. Bronfin (Chair), Alan R. Batkin, Michael W.O. Garrett, Lisa Gersh, Jack M. Greenberg, Alan G. Hassenfeld and Tracy A. Leinbach, met three times during 2010. The Finance Committee assists the Board in overseeing the Company’s annual and long-term financial plans, capital structure, use of funds, investments, financial and risk management and proposed significant transactions. The current Finance Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Governance Highlights.” The Board has determined that each member of the Finance Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards.

Nominating, Governance and Social Responsibility Committee.  The Nominating, Governance and Social Responsibility Committee of the Board (the “Nominating Committee”), which currently consists of Jack M. Greenberg (Chair), Basil L. Anderson, Frank J. Biondi, Jr., John M. Connors, Jr., Lisa Gersh and Edward M. Philip, met three times in 2010. The Nominating Committee identifies and evaluates individuals qualified to become Board members and makes recommendations to the full Board for possible additions to the Board and on the director nominees for election at the Company’s annual meeting. The Nominating Committee also oversees and makes recommendations regarding the governance of the Board and the committees thereof, including the Company’s governance principles, Board and Board committee evaluations and the Chair of the Nominating Committee shares with the Compensation Committee responsibility for evaluation of the Chief Executive Officer.

In addition, the Nominating Committee periodically reviews, and makes recommendations to the full Board with respect to, the compensation paid to non-employee directors for their service on the Company’s Board, including the structure and elements of non-employee director compensation. In structuring the Company’s director compensation, the Nominating Committee seeks to attract and retain talented directors who will contribute significantly to the Company, fairly compensate directors for their work on behalf of the Company and align the interests of directors with those of stockholders. As part of its review of director compensation, the Nominating Committee reviews external director compensation market studies to assure that director compensation is set at reasonable levels which are commensurate with those prevailing at other similar companies and that the structure of the Company’s non-employee director compensation programs is effective in attracting and retaining highly qualified directors. Beginning in 2006 the Company eliminated stock options as part of its non-employee director compensation program and the Company is instead granting its non-employee directors annual stock awards. The Nominating Committee recommended, and the full Board approved, this change to the Company’s non-employee director compensation program because they believed stock awards would be more effective in aligning the interests of the non-employee directors with those of stockholders. Also in 2006, the Company adopted director stock ownership guidelines which require that a director may not sell any shares of the Company’s Common Stock, including shares acquired as part of the yearly equity grant, until the director holds shares of common stock with a value equal to at least five times the current non-employee directors’ annual retainer (currently requiring holdings with a value of $400,000). The grant date value of the stock awards to directors in May of 2010 was $120,000.

Further, the Nominating Committee oversees the Company’s codes of business conduct and ethics, and analyzes issues of social responsibility and related corporate conduct, including sustainability, philanthropy and transparency. The current Nominating, Governance and Social Responsibility Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance — Governance Highlights.” The Board has determined that each member of the Nominating

Committee meets both the Company’s Independence Standards and the requirements for independence under The NASDAQ Stock Market’s corporate governance listing standards.

In making its nominations for election to the Board the Nominating Committee seeks candidates who meet the current challenges and needs of the Board. As part of this process the Committee considers a number of factors, including, among others, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other board experience, and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. The Company does not have a formal policy for considering diversity in identifying and recommending nominees for election to the Board, but the Nominating Committee considers diversity of viewpoint, experience, education, skill, background and other qualities in its overall consideration of nominees qualified for election to the Board. The Nominating Committee will consider and evaluate nominees recommended by shareholders for election to the Board on the same basis as candidates from other sources if such nominations are made in accordance with the process set forth in the following pages under “Shareholder Proposals and Director Nominations.” The Nominating Committee uses multiple sources for identifying and evaluating nominees for director, including referrals from current directors, recommendations by shareholders and input from third-party executive search firms.

Ms. Gersh is being nominated for election to the Board by the Company’s shareholder for the first time at the Meeting. Ms. Gersh was appointed to the Board effective July 1, 2010. Ms. Gersh’s appointment followed a search conducted with the assistance of a third party executive search firm. The third party search firm assisted the Board by identifying candidates with expertise and experience relevant to the Company’s business who were interested in serving on the Company’s Board. Existing members of the Board also recommended potential candidates for evaluation whom they felt possessed relevant expertise and experience. Ms. Gersh was initially identified as a potential Board candidate by the Company’s executive search firm. The Nominating Committee evaluated Ms. Gersh, as well as other potential Board candidates, including other candidates identified by the third party search firm. Upon completion of its evaluation, the Nominating Committee recommended Ms. Gersh to the Board, and the Board unanimously voted to appoint Ms. Gersh as a director.

As of December 8, 2010 (the date that is 120 calendar days before the first anniversary of the release date of the proxy statement for the Company’s last Annual Meeting of Shareholders) the Nominating Committee had not received a recommended nominee for election to the Board in 2011 from an individual shareholder, or group of shareholders, who beneficially owned more than 5% of the Company’s Common Stock.

Role of the Board in Risk Oversight

The Board of Directors is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, much of the Board’s oversight efforts are conducted through the various committees of the Board. Each committee, generally through its Chair, then regularly reports back to the full Board on the conduct of the committee’s functions. The Board, as well as the individual Board committees, also regularly speak directly with key officers and employees of the Company involved in risk assessment and risk management. Set forth below is a description of the role of the various Board committees, and the full Board, in risk oversight for the Company.

The Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’s compliance with legal and regulatory requirements.

The Finance Committee of the Board reviews and discusses with management the Company’s financial risk management activities and strategies, including with respect to foreign currency, credit risk, interest rate exposure, and the use of hedging and other techniques to manage these risks. As part of its review of the operating budget and strategic plan the Finance Committee also reviews major business risks to the Company and the Company’s efforts to manage those risks.

The Compensation Committee oversees the compensation programs for the Company’s executive officers. As part of that process the Compensation Committee ensures that the performance goals and metrics being used in the Company’s compensation plans and arrangements align the interest of executives with those of the Company and maximize executive and Company performance, while not creating incentives on the part of executives to take excessive or inappropriate risks.

The Nominating, Governance and Social Responsibility Committee has oversight over the Company’s governance policies and structures, management and director succession planning, corporate social responsibility, and issues related to health, safety and the environment, as well as risks and efforts to manage risks to the Company in those areas.

The full Board then regularly reviews the efforts of each of its committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks.

Additional Availability of Corporate Governance Materials

In addition to being accessible on the Company’s website, copies of the Company’s Code of Conduct, Corporate Governance Principles and the charters of the five committees of the Board of Directors are all available free of charge to any shareholder upon request to the Company’s Chief Legal Officer and Corporate Secretary, c/o Hasbro, Inc., 1011 Newport Avenue, P.O. Box 1059, Pawtucket, Rhode Island 02862.

Shareholder Proposals and Director Nominations

General Shareholder Proposals

Any proposal which a shareholder of the Company wishes to have considered for inclusion in the proxy statement and proxy relating to the Company’s 2012 Annual Meeting of Shareholders must be received by the Secretary of the Company at the Company’s executive offices no later than December 8, 2011 (the date that is 120 calendar days before the anniversary of the release date of the proxy statement relating to the 2011 Annual Meeting of Shareholders). The address of the Company’s executive offices is 1011 Newport Avenue, Pawtucket, Rhode Island 02862. Such proposals must also comply with the other requirements of the rules of the United States Securities and Exchange Commission relating to shareholder proposals.

With the exception of the submission of director nominations for consideration by the Nominating Committee, which must be submitted to the Company in the manner described below, any new business proposed by any shareholder to be taken up at the 2012 Annual Meeting, but not included in the proxy statement or proxy relating to that meeting, must be stated in writing and filed with the Secretary of the Company no later than 150 days prior to the date of the 2012 Annual Meeting. Except for shareholder proposals made pursuant to the preceding paragraph, the Company will retain discretion to vote proxies at the 2012 Annual Meeting with respect to proposals received prior to the date that is 150 days before the date of such meeting, provided (i) the Company includes in its 2012 Annual Meeting proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement.

Director Nominations

The Company’s By-laws provide that shareholders may themselves nominate directors for consideration at an annual meeting provided they give written notice to the Secretary of the Company, such notice received at the principal executive office of the Company not less than 60 days nor more than 90 days prior to the one-year anniversary date of the immediately preceding annual meeting of shareholders and provide specified information regarding the proposed nominee and each shareholder proposing such nomination. Nominations made by shareholders in this manner are eligible to be presented by the shareholder to the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company.

To be considered by the Nominating Committee, director nominations must be submitted to the Chief Legal Officer and Corporate Secretary of the Company at the Company’s executive offices, 1011 Newport Avenue, Pawtucket, Rhode Island 02862 at least 120 days prior to the one-year anniversary of the release to the Company’s shareholders of the proxy statement for the preceding year’s annual meeting. As such, director nominations to be considered for the Company’s 2012 Annual Meeting of Shareholders must be submitted no later than December 8, 2011. The Nominating Committee is only required to consider recommendations made by shareholders, or groups of shareholders, that have beneficially owned at least 1% of the Company’s Common Stock for at least one year prior to the date the shareholder(s) submit such candidate to the Nominating Committee and who undertake to continue to hold at least 1% of the Company’s Common Stock through the date of the next annual meeting. In addition, a nominating shareholder(s) may only submit one candidate to the Nominating Committee for consideration.

Submissions to the Nominating Committee should include (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) confirmation that the candidate is independent under the Company’s Independence Standards and the rules of The NASDAQ Stock Market, or if the candidate is not independent under all such criteria, a description of the reasons why the candidate is not independent; and (b) as to the shareholder(s) giving the notice (i) the name and record address of such shareholder(s) and each participant in any group of which such shareholder is a member, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder(s) and each participant in any group of which such shareholder is a member, (iii) if the nominating shareholder is not a record holder of the shares of capital stock of the Company, evidence of ownership as provided in Rule 14a-8(b)(2) under the Exchange Act, (iv) a description of all arrangements or understandings between such shareholder(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder(s), and (v) any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Nominating Committee may require that any proposed nominee for election to the Board furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The written notice from the nominating shareholder specifying a candidate to be considered as a nominee for election as a director must be accompanied by a written consent of each proposed nominee for director. In this written consent the nominee must consent to (i) being named as a nominee for director, (ii) serve as a director and represent all shareholders of the Company in accordance with applicable laws and the Company’s Articles of Incorporation, By-laws and other policies if such nominee is elected, (iii) comply with all rules, policies or requirements generally applicable to non-employee directors of the Company, and (iv) complete and sign customary information requests upon the request of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has a policy that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or nominee for election as a director, must be reviewed and approved or ratified by the Company’s full Board, excluding any director interested in such transaction. All other related person transactions which would require disclosure under Item 404(a), including, without limitation, those involving executive officers of the Company, must be reviewed and approved or ratified by either the Company’s full Board or a committee of the Board which has been delegated with such duty. Any such related person transactions will only be approved or ratified if the Board, or the applicable committee of the Board, determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest which would be detrimental to the Company. This policy is contained in Section 20, entitled “Code of Conduct; Conflicts of Interest” of the Company’s Corporate Governance Principles.

Michael Verrecchia, son of Alfred J. Verrecchia, is employed by the Company as a Director, Entertainment and Content Manager. For fiscal 2010, Michael Verrecchia was paid an aggregate salary and bonus of $156,477.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) of the Company’s Board is responsible for reviewing, approving and overseeing the compensation and benefits for the Company’s senior management, including all of the Company’s executive officers, and is authorized to make grants and awards under the Company’s employee stock equity plans. The Committee operates under a written charter, which has been established by the Company’s Board. The current Committee charter is available on the Company’s website at www.hasbro.com, under “Corporate — Investor Relations — Corporate Governance.”

The Committee is composed solely of persons who are both “Non-Employee Directors,” as defined in Rule 16b-3 of the rules and regulations of the United States Securities and Exchange Commission, and “outside directors,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has determined that each member of the Committee is independent under the Company’s Independence Standards and the requirements of The NASDAQ Stock Market’s corporate governance listing standards.

The following section of this proxy statement, entitled “Compensation Discussion and Analysis”, contains disclosure regarding the philosophy, policies and processes utilized by the Committee in reviewing and approving the compensation and benefits of the Company’s executive officers.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report.

Based on its review and discussions with management, the Committee recommended to the Company’s full Board and the Board has approved the inclusion of the Compensation Discussion and Analysis in this proxy statement for the Meeting and, by incorporation by reference, in the Company’s Annual Report on Form 10-K for the year ended December 26, 2010.

Report issued by John M. Connors, Jr. (Chair), Frank J. Biondi, Jr., Kenneth A. Bronfin and Edward M. Philip as the members of the Committee as of the 2010 fiscal year end.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2010 Company Performance

In 2010 the Company continued its evolution into a global branded play company and delivered strong performances against many of its strategic objectives. Included in the Company’s 2010 achievements are:

•	The 10th consecutive year of growth in earnings per share;

•	7% revenue growth in the International Segment as compared to 2009, with continued strong revenue growth and improving profitability in emerging markets, which are a key strategic focus for future growth;

•	The successful launch of the Company’s rebranded joint venture television network, The HUB, on October 10, 2010;

•	Further significant development of the Company’s wholly-owned television production studio, Hasbro Studios, and increases in the programming delivered by Hasbro Studios and in development by Hasbro Studios for future airing on The HUB domestically, and on other channels internationally;

•	Entry into relationships with several international television providers for placement of Hasbro television programming;

•	Growth in market share in five of the eleven toy and game super categories in the United States, and six of the eleven toy and game super categories in Europe, as reported by NPD Group; and

•	Global revenue growth of 13% in the Preschool category, driven by our PLAYSKOOL, PLAY-DOH and TONKA brands.

Although we had also expected to be able to grow worldwide consolidated revenues in 2010, which would have been our sixth consecutive year of growth in revenues, we narrowly missed that objective, with our global net revenues in 2010, at $4,002,161,000, falling just $66 million short of our 2009 net revenues. Our revenue performance in 2010 was achieved against the backdrop of fiscal 2009 having seen the global release of both TRANSFORMERS 2 and G.I. JOE motion pictures. That meant that in order to grow revenues in 2010, we had to offset approximately $400 million of revenue decline expected from those two properties coming off of motion picture years. We almost achieved that and would have but for a softening in our United States games business late in the fourth quarter of 2010, when we look for consumer sales to drive reorders of games from our retailers.

We believe that our efforts in 2010 in driving growth broadly across our business, executing against our initiatives to continue aggressive expansion in emerging markets, and continuing to build a business model which allows us to provide immersive entertainment experiences based on our brands across media platforms, has positioned us well for 2011. Having launched The HUB network in the United States in the fall of 2010, and with the scheduled release of the TRANSFORMERS: DARK OF THE MOON motion picture in July of 2011, we enter 2011 as the first year in which all elements of our branded play strategy, comprised of innovative toys and games, immersive entertainment experiences, including motion pictures and television programming, digital media and lifestyle licensing, are in place.

Half of our equity compensation for executive officers is granted in the form of contingent stock performance awards. These awards provide the recipient with the ability to earn shares of our stock based upon the Company’s achievement of designated earnings per share and net revenues targets over the specified three-year performance periods. Based upon the Company’s strong performance in fiscal 2010, which followed the Company’s 2009 performance, in which it achieved its ninth consecutive year of growth in earnings per share, and fifth consecutive year of revenue growth, the Company achieved 117% of its earnings per share performance target over the three-year performance period ending in December 2010, and 103% of the cumulative net revenues target for this period. As a result, the executive officers and other recipients of contingent stock performance awards granted in February 2008 earned 115% of the target number of shares under such awards.

The other half of our equity compensation grants to executive officers are made in the form of stock options, which are granted with exercise prices equal to the fair market value of our stock on the date of grant, vest in equal annual installments over three years, and have seven-year terms. The realization of value from such options depends entirely on increases in our stock price from the date of grant of such options to the date of exercise by an executive. Measured from the last trading day of our 2009 fiscal year, to the last trading day of our 2010 fiscal year, our stock increased from a closing price of $32.17 per share to a closing price of $48.52 per share, an increase of approximately 51% during fiscal 2010. Measured over the last three years, based upon the last trading day of each fiscal year, our stock increased from a closing price of $25.91 per share at the end of fiscal 2007, to the closing price of $48.52 per share at the end of 2010.

However, despite the Company’s many achievements in fiscal 2010, including the tenth consecutive year in earnings per share growth and 51% share price appreciation, the fact that the Company fell slightly short of its revenue growth objective in 2010, and largely as a consequence of the lower revenues, also fell short of the free cash flow objective for 2010, both as established under the cash management incentive plans, resulted in only a 92% achievement of the Company’s overall 2010 cash bonus plan objectives. The cash bonus plan payouts are based upon the Company’s achievement of established net revenues, operating margin, and free cash flow performance targets for the year, and are then impacted by a personal performance element. Based upon the Company’s pay for performance philosophy and compensation structure, this below target performance under the cash bonus plans in 2010 meant the bonuses earned by executives for fiscal 2010 were lower than those earned for 2009. The cash management incentive plans are discussed in detail beginning on page 28 of this proxy statement.

Executive Summary of 2010 Compensation Philosophy and Objectives

The Company is a worldwide leader in children’s and family leisure time products and services, with a broad portfolio of brands and entertainment properties. As a branded play, consumer-focused global company, Hasbro applies its brand blueprint to all of its operations. The brand blueprint revolves around the objective of continuously re-imagining, re-inventing and re-igniting our brands through a wide range of innovative toys and games, entertainment offerings, including television programming and motion pictures, and licensed products, ranging from traditional to high-tech and digital.

In the last several years the Company has also expanded awareness and enjoyment of its brands by offering an increasing array of immersive entertainment experiences based on its brands, including television programming and motion pictures. As part of this strategy, in 2009 the Company purchased a 50% interest in a joint venture with Discovery Communications, Inc. (“Discovery”). This joint venture operates The HUB, a rebranded children’s television network which was launched on October 10th, 2010, and which offers high-quality children’s and family entertainment and educational programming. In conjunction with its investment in this joint venture, the Company developed a wholly-owned television production studio, called Hasbro Studios, which oversees the development of television programming based on the Company’s brands. This programming is intended to appear on The HUB in the United States, as well as on other networks internationally.

As the Company has developed into a global branded play company, as opposed to a traditional toy and game company, the companies with which Hasbro competes for executive talent have broadened considerably and the skills and expertise required of Hasbro’s executives have greatly increased. As a result, the Company now competes with a broad range of consumer products, entertainment and general industry companies in the hiring and retention of employees and executives. In the branded family entertainment and consumer products markets where the Company competes for talent, base compensation, variable incentive cash compensation, equity compensation and employee benefits are all significant components of a competitive and effective overall executive compensation and retention package.

The Company utilizes two overarching principles in structuring its executive compensation and retention program.

First, pay for performance is critical, and a large majority of an executive’s overall compensation opportunity should be at risk and based upon the performance of the Company. The Company believes that the primary responsibility of the Company’s executive team is to drive the financial and business performance of the Company and create value for the Company’s shareholders and other stakeholders. As a result, if the Company fails to achieve some of its business and financial goals, and/or if the Company’s share price does not rise, the value of the total executive compensation packages received by the Company’s executives is significantly reduced. The Company implements this principle by using variable compensation elements, such as cash management incentive plan awards and equity awards, for a large majority of the total executive compensation package. The pay for performance linkage is evidenced by the below target payouts under the cash management incentive plan awards in 2010 due to the achievement of only 92% of the Company’s target corporate performance under those awards.

Second, the Company seeks predominately to reward overall performance by the Company, or its major business units, and to a lesser extent to reward individual executive performance. The Company believes this is appropriate to foster an environment of team work and to maximize the performance of the Company as a whole, as opposed to individuals within the Company. As a result, the two most significant variable components of the Company’s executive compensation program, namely management incentive plan awards and equity awards, are most heavily weighted to achievement of Company goals and Company performance. The incentive plan awards most significantly reward achievement of stated Company and business unit financial metrics, with individual performance and individual achievements playing a smaller role. Equity awards also reward achievement of long-term Company goals and Company stock price appreciation.

The Committee structures the Company’s compensation program in a way it believes appropriately rewards excellent performance and maximizes future performance, without encouraging excessive risk taking or other behavior on the part of executive officers that is not in the Company’s best interests.

In structuring the compensation of the Company’s executive officers, including the named executive officers who appear in the compensation tables following this Compensation Discussion and Analysis (the “Named Executive Officers”), the Company’s fundamental objectives are to:

•	Attract and retain talented executives who can contribute significantly to the achievement of the Company’s goals and deliver results which are in keeping with a leading branded play entertainment company;

•	Align the interests of the Company’s executives with the medium and long-term goals of the Company and the Company’s shareholders, employees and other stakeholders;

•	Set the level of an executive’s compensation with consideration for the role of the executive and the executive’s contribution to the Company, as well as the external competition for the executive’s services;

•	Focus executives on achievement of the Company’s goals in a manner that fosters team performance and a team focus;

•	Reward superior performance by the Company and its business units as a whole, and to a lesser extent superior individual performance; and

•	Accomplish these objectives effectively while managing the total cost of the Company’s executive compensation program.

Key Compensation Actions in Fiscal 2010

In 2010 the Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) and the Company took a number of steps to increase the performance of the Company, enhance the Company’s future prospects and further the Company’s pay for performance compensation linkage.

First, in recognition of the fundamental role being played by the Company’s Chief Executive Officer, Brian D. Goldner, in the successful ongoing transformation of the Company into a global branded play company, and of the need to retain Mr. Goldner’s leadership to maximize the Company’s future success and growth, on March 26, 2010, the Company entered into an Amended and Restated Employment Agreement with Mr. Goldner (the “Agreement”). The Agreement was described in detail in last year’s proxy statement and is described in detail again in this proxy statement, starting on page 56. Most notably, the Agreement extended the term of Mr. Goldner’s employment and strengthened the non-competition covenant provided by Mr. Goldner in favor of the Company. In connection with the Agreement, the Company made a grant to Mr. Goldner of supplemental contingent stock performance awards and options in March of 2010 to further incentivize Mr. Goldner to remain with the Company and drive the Company’s performance in the future, and to increase the connection between Mr. Goldner’s long-term compensation opportunity and the realization by the Company’s shareholders of strong company performance and the delivery of shareholder value. An additional retention grant was made to Mr. Goldner in July of 2010, which, along with the March 2010 equity grants, are described on page 56 of this proxy statement. The significant supplemental grants made to Mr. Goldner in March and July of 2010 were designed to help retain his services to the Company for multiple years. The Committee does not anticipate that these grants will be representative of the level of annual grants made in the future. For the retention grants made to Mr. Goldner in 2010, the options vest in five equal installments running through December 2014, significantly longer than the three-year vesting period normally used by the Company for option grants. The performance shares have three-year performance periods, but then have a supplemental two-year vesting period which follows the end of the performance period, such that 50% of the shares are vested at the end of the fourth year from the start of the performance period, and the other 50% vest at the end of the fifth year, to the extent shares are earned under the award.

Second, in 2010 the Company granted restricted stock unit awards, also designed to provide long-term retention, to a number of key executives, including Ms. Thomas, Mr. Billing and Mr. Frascotti. These restricted stock unit awards provide for five-year cliff vesting, such that the executive must remain employed with the Company through the fifth anniversary of the date of grant, to receive shares. Earlier pro-rata vesting is provided only in the case of death, disability, or retirement at age 65. The restricted stock unit awards do not pay dividends during the vesting period. The Committee granted the restricted stock unit awards to Ms. Thomas, Mr. Billing and Mr. Frascotti in recognition of the key role being play by these executives in the success of the Company and to help retain these executives in the employ of the Company for the five-year vesting periods.

Finally, on July 29, 2010 the Committee appointed Compensation Advisory Partners (“CAP”) to serve as its independent compensation advisor going forward. Prior to this appointment, the Committee had used Mercer LLC (“Mercer”) as its independent compensation advisor. However, as is disclosed below, Mercer provides certain other services directly to the Company for which the Committee and the Company would like to continue to use Mercer. In recognition of the desirability of having an outside compensation consultant who has no other relationship with the Company, the Committee decided to appoint CAP as its independent compensation consultant going forward. CAP does not perform any other work for the Company and will not do so in the future.

Designing the Executive Compensation Program at Hasbro

Hasbro’s executive compensation program is structured with input, analysis, review and/or oversight from a number of sources. Those sources include:

•	The Compensation Committee,

•	The Company’s Chief Executive Officer,

•	The Company’s Human Resources and Corporate Compensation Departments,

•	The Committee’s and Company’s outside compensation consultants, and

•	Market studies and other comparative compensation information.

All final decisions regarding the compensation and retention programs for the Company’s executive officers, including the Named Executive Officers, are made by the Committee. The compensation and retention package for the Company’s Chief Executive Officer is also reviewed and approved by the full Board of Directors without Mr. Goldner being present.

In reviewing the proposed fiscal 2010 compensation and retention program for the Company’s executive officers at the beginning of 2010, the Committee received input and recommendations from Mercer who served as an outside compensation consultant for the Committee through July of 2010. For its work with respect to advising on the 2010 compensation program, Mercer was retained by, and reported directly to, the members of the Committee. Mercer advised the Committee with respect to the Committee’s review of the Company’s 2010 executive compensation programs and provided additional information as to whether the Company’s proposed 2010 executive compensation programs were competitive, fair to the Company and the executives, reflected appropriate pay for performance, provided appropriate retention to executives, and were effective in promoting the performance of the Company’s executives and achievement of the Company’s business and financial goals. Mercer was paid approximately $81,000 for its consulting work for the Committee in fiscal 2010. Mercer and its affiliates were retained directly by management of the Company to provide various services directly to the Company in fiscal 2010. These services included work in the United States and in various international operations of the Company for: (i) consulting services to help align the Company’s employment grades and reward eligibility globally across all Company operations and employees, (ii) health and welfare administration work performed by Mercer for the Company in Hong Kong, Canada and Ireland, (iii) pension administration services performed for the Company in Canada by Mercer’s Montreal office, and (iv) background checks on potential new hires performed by Kroll’s Boston office in the United States. In aggregate, Mercer and its affiliates were paid approximately $867,000 in fiscal 2010 for all of these other services performed for the Company. The Committee did review management’s retention of Mercer and its affiliates in 2010 to perform these other services, for which they are retained directly by the Company.

As is discussed above, effective on July 29, 2010, the Committee appointed Compensation Advisory Partners (“CAP”) to serve as its outside compensation consultant going forward, and CAP has advised the Committee in this regard since that date, including in connection with formulation of the Company’s compensation programs for fiscal 2011. CAP replaced Mercer as the Committee’s outside compensation advisor and after July 29, 2010, Mercer did not provide any advice or services to the Committee.

In addition to the work performed by Mercer and CAP directly for the Committee with respect to the 2010 compensation program, Towers Watson & Co. (“Towers Watson”) was retained by the Company’s Human Resources and Corporate Compensation Departments to perform analysis on the Company’s proposed compensation and retention programs, including with respect to their fairness to the Company and the executives, retention value, effectiveness in promoting and rewarding performance and achievement of the Company’s goals and competitiveness with comparable companies. As part of this work, Towers Watson assisted the Company with the preparation of compensation information presented to the Committee at various times, including tally sheets showing each executive officer’s forward-looking target, and backward looking actual compensation, as well as certain of the compensation tables and other information included in the Company’s proxy statement. In addition to this work, in 2010 Towers Watson also performed (i) consulting and benefits administration services for the Company, including administration services for the Company’s health and group benefits programs and retirement plans, (ii) work in connection with employee communications and implementation of the Company’s online total reward statements for employees and (iii) work providing compensation surveys and other compensation and benefits information.

Although Towers Watson has historically only worked directly for the Company, in 2010 Towers Watson also provided certain information directly to the Compensation Committee, at the specific request of the Compensation Committee, in connection with the Committee’s review and approval of the amendment to Mr. Goldner’s employment agreement in March of 2010. This was in addition to the work being performed directly for the Committee by Mercer in connection with this amendment. For the work performed directly for the Compensation Committee in 2010, Towers Watson was paid approximately $40,000. For its other services provided directly to the Company in 2010, Towers Watson was paid approximately $2,125,000.

The Company’s Chief Executive Officer, Senior Vice President of Human Resources, Head of Corporate Compensation and Chief Legal Officer each attend portions of the meetings of the Committee. However, the Committee also considers and discusses issues and the Company’s compensation programs without the presence of any officers of the Company.

For the Named Executive Officers other than the Chief Executive Officer, as well as for the Company’s other executive officers, the Company’s Chief Executive Officer makes recommendations for each individual’s compensation package to the Committee. In making these recommendations the Chief Executive Officer considers the individual’s performance and past contributions to the Company, the potential future contribution of the individual to the Company and achievement of the Company’s business and financial goals, including the potential for the individual to make even greater contributions to the Company in the future than he or she has in the past, the risk that the individual may be lured away by a competitor, input from the Company’s Human Resources and Corporate Compensation Departments and market compensation data. The Committee then discusses these recommendations with the Chief Executive Officer, both with and without the presence of the Company’s Senior Vice President of Human Resources, the Company’s Director of Corporate Compensation and outside compensation consultants. The Committee further reviews and discusses these recommendations in executive sessions, and as part of these discussions the Committee discusses the proposed compensation and retention programs with representatives of its outside compensation advisor.

For the Chief Executive Officer, the Committee directly determines the compensation and retention package, receiving input, recommendations and market data as it deems appropriate from the Company’s Human Resources and Corporate Compensation Departments, the Committee’s outside compensation consultant, and the Company’s compensation consultant. The Committee also receives input from the Company’s Senior Vice President of Human Resources in structuring the compensation for the Company’s Chief Executive Officer. Other than the Company’s Senior Vice President of Human Resources, the Committee does not receive a recommendation as to the Chief Executive Officer’s compensation from any member of Company’s management. In addition to being reviewed and approved by the Committee, the compensation package for the Company’s Chief Executive Officer is reviewed and approved by the full Board in executive session. The Committee does not delegate, to management or any other parties, its duties to review and approve the Company’s executive compensation programs, including the compensation programs for all of the Named Executive Officers.

Although the Company considers the requirements of Code Section 162(m) and the accounting treatment of various forms of compensation in determining the elements of its executive compensation program and, to the extent it is consistent with meeting the objectives of the Company’s executive compensation program, structures such compensation to maximize the ability of the Company to receive a tax deduction for such compensation, the Company feels strongly that maximizing the performance of the Company and its executives is more important than assuring that every element of compensation complies with the requirements for tax deductibility under Section 162(m). The Company selects performance goals under its variable compensation programs that are intended to be objective within the meaning of the Code, such as achieving certain net revenues, operating margin, free cash flow or earnings per share goals. However, in certain situations, such as with our targeted retention grants of restricted stock units, the Company may feel a particular goal is very important to the Company, even though it is not objective within the meaning of the Code or the associated compensation is otherwise not deductible under the requirements of Section 162(m). The Company reserves the right to compensate executives for achievement of such objectives, or to reflect other individual performance measures in an executive’s compensation, even if they do not comply with the requirements of Section 162(m).

The Company does not currently have a formal policy requiring executives to forfeit compensation, either cash or non-cash, to the Company in the event that there is a financial restatement or some other negative occurrence after such compensation is paid (i.e. a clawback policy). However, there are legal provisions under the Sarbanes-Oxley Act of 2002 which require forfeiture of some elements of compensation in certain situations. Furthermore, once the rulemaking under the provisions of the Dodd-Frank Act, requiring implementation of a clawback policy, is complete, such that the Company knows what will be required by the applicable rules, the Company will be implementing a conforming clawback policy. The full Board, the Committee and the Company’s senior management are committed to an environment in which all of the Company’s officers and employees act in accordance with the highest ethical standards and in accordance with all legal and accounting requirements. Any failure to do so will be dealt with on a case by case basis by management, the Committee and the Board, in the manner they deem appropriate.

Market Compensation Checks

In designing the fiscal 2010 executive compensation program, the Committee and the Company also reviewed certain market studies as a market check for the proposed executive officer: (i) base salaries, (ii) target management incentive awards, (iii) total target cash compensation (comprised of base salaries and target management incentive awards together) and (iv) total target direct compensation (comprised of base salaries, target management incentive awards and target equity awards, combined). Such market information is one element reviewed by the Committee, but the Committee does not simply set compensation levels at a certain benchmark level with respect to other companies. The Committee and its advisors consider the appropriate structure and levels of the compensation packages for the executive officers and use market check data only as an element of pressure testing the reasonableness of those proposed packages.

For purposes of establishing a market check for base salaries, management incentive awards and total target cash compensation for its executive officers the Company and the Committee reviewed the Hewitt Executive Total Compensation Measurement Survey, prepared by Hewitt Associates, LLP, and Towers Perrin’s Executive Compensation Databank. The Towers Perrin survey is employed by the Company as a market check against other companies of similar size, in terms of revenues and other financial metrics. The Hewitt survey is focused on industry type, as opposed to company size, and provides a market check for other companies which have a business similar to that of the Company. Within these surveys the Committee and the Company focused on the following types of companies: (i) companies in the general industry category with total annual revenues ranging from $3 billion to $6 billion within Towers Perrin’s Executive Compensation Databank, and (ii) the following 36 consumer products and consumer facing companies, within the Hewitt Executive Total Compensation Measurement Survey: Anheuser-Busch Companies, Inc., Blockbuster, Inc., Brunswick Corporation, Campbell Soup Company, Colgate-Palmolive Company, Del Monte Foods Company, Eddie Bauer, Inc., Fortune Brands, Inc., General Mills, Inc., HJ Heinz Company, Hallmark Cards, Inc., Harley-Davidson Motor Company, Henkel of America, Inc., Herman Miller, Inc., Kellogg Company, Kimberly-Clark Corporation, Kohler Company, Kraft Foods, Inc., LL Bean Incorporated, Levi Strauss & Co., Mars Incorporated, McCain Foods USA, Inc., Molson Coors Brewing Company, Nestle USA, Reynolds American, Inc., SC Johnson Consumer Products, The Clorox Company, The Hershey Company, The Procter & Gamble Company, The Scotts Miracle-Gro Company, The Sherwin-Williams Company, Time Warner Cable, Timex Corporation, Tupperware Corporation, Unilever United States, Inc., and Wm. Wrigley Jr. Company.

For Mr. Goldner, the Committee also reviews market information for the following group of companies, which it considers to be particularly relevant in performing a market check for its Chief Executive Officer, based on the skill sets and challenges faced by the chief executives at such companies, and their similarity to Hasbro: Activision Blizzard, Inc., Cablevision Systems Corp., Campbell Soup Co., CBS Corp., Coach Inc., Clorox Co., Comcast Corp., Directv Group Inc., Discovery Communications, Inc., Dish Network Corp., Electronic Arts Inc., Energizer Holdings Inc., Fortune Brands Inc., Harley Davidson Inc., Hershey Co., Lions Gate Entertainment Corp., Mattel Inc., Newell Rubbermaid Inc., News Corp., Polo Ralph Lauren Corp., Sirius XM Radio Inc., Tiffany & Co., Time Warner Inc., VF Corp., Viacom Inc., Walt Disney Co. and Warner Music Group Corp.

With the exception of the introduction of an additional restricted stock unit award in July 2010 and the long-term retention grants made to Mr. Goldner, the Company’s equity compensation program for executive officers for fiscal 2010 was not changed significantly from the program in fiscal 2009.

The Company selected the sets of market data discussed above because they are comprised of a broad range of companies which are considered comparable to and competitive with the Company in terms of the challenges faced by such companies and their executive teams, and the skills and experience required by the executive teams in leading such companies. In reviewing compensation reference points, the Company generally seeks, absent other circumstances driving a different outcome which are discussed below, to have a target total compensation package for its executive officers that falls between the 50th and 75th percentiles of compensation at comparable companies in the market data. However, it is not always the case that the target compensation packages fall within this band. They could be higher or lower depending on the particular executive and the goals the Committee is seeking to achieve in structuring the compensation package. The Committee is predominately focused on developing compensation and retention programs that: (i) are appropriate and effective in furthering the goals of the Company, (ii) provide adequate retention incentive for top performing executives and (iii) fairly reward executives for their performance and contribution to the achievement of the Company’s goals, rather than in having compensation packages align to a certain range of market data. The Committee believes that this approach to the Company’s compensation program allows the Company to effectively hire, retain and motivate talented executives. This approach also enables the Company to keep the cost of the Company’s executive compensation at a reasonable level as compared to other similar and/or competitive companies.

In performing market checks for Mr. Goldner’s compensation, the Committee looks not just to the types of comparable companies or their size, but also evaluates how Hasbro has performed as compared to such companies along multiple metrics, including both one year and three year earnings per share, and one year and three year total shareholder return (defined as stock price appreciation plus dividends). The Committee uses this component of the market check to help evaluate whether the Company is maintaining the appropriate link between relative performance of the Company, compared to other companies, and realized compensation for the Company’s executives, as compared to executives at such other companies. Based on this analysis, the Committee determined that Hasbro’s total shareholder return, over the one and three-year periods ending at the end of 2010, was in the 85th percentile and the 100th percentile, respectively, compared to the other companies used in performing the market check for Mr. Goldner.

Primary Elements of 2010 Executive Compensation

The executive compensation and retention program for fiscal year 2010 was composed of four primary elements:

•	base salary,

•	cash management incentive awards,

•	equity awards, and

•	employee benefits.

The Company uses these four elements in the combination it believes (i) maximizes performance and business results, (ii) establishes a solid pay for performance compensation structure and (iii) appropriately divides the compensation of its executives among fixed and variable components. Some variable compensation is tied to achievement of yearly financial objectives. Other compensation, such as option grants vesting over multiple years and performance share awards with multi-year performance periods, are tied to the achievement of longer-term business and financial goals and the creation of longer-term shareholder value. The Company seeks to have the large majority of its overall executive compensation program comprised of variable performance-based elements, reflecting a commitment to pay for performance. As an illustration of this approach, of Mr. Goldner’s total compensation for fiscal 2010, as reported in the Summary Compensation Table appearing on page 37 of this proxy statement, approximately 92.5% of the value of the total compensation was comprised of equity awards and performance based non-equity incentive plan compensation. The following table shows the distribution of realized

2010 compensation for the Named Executive Officers over fixed compensation, variable performance based elements, and all other compensation.

		Variable
		Compensation
		(Equity Compensation
		and Non-Equity
	Fixed Compensation	Incentive	All Other
Name	(Salary)	Compensation)	Compensation

Brian Goldner	$1,180,769	$21,420,872	$546,830
David D.R. Hargreaves	$790,385	$3,083,465	$1,973,383
Deborah Thomas	$472,596	$1,283,319	$116,532
Duncan Billing	$478,029	$1,322,251	$220,313
John Frascotti	$479,231	$1,322,251	$88,433

This table shows the same breakdown but in terms of the percentage of total 2010 realized compensation represented by each element.

		Variable
		Compensation
		(Equity Compensation
		and Non-Equity
	Fixed Compensation	Incentive	All Other
Name	(Salary)	Compensation)	Compensation

Brian Goldner	5.10%	92.54%	2.36%
David D.R. Hargreaves	13.52%	52.73%	33.75%
Deborah Thomas	25.24%	68.54%	6.22%
Duncan Billing	23.54%	65.61%	10.85%
John Frascotti	25.36%	69.96%	4.68%

The Company believes that having the majority of compensation tied to variable performance elements fosters a performance-driven mentality and best serves the interests of the Company and its stakeholders, since the compensation of the Company’s executives is significantly dependent upon achievement of the Company’s financial goals and the creation of shareholder value. Each of these compensation elements is described in detail below. In structuring these elements the Company and the Committee review each element on an individual basis, as well as review them in totality as part of an overall target compensation package. This process includes reviewing tally sheets for each of the executive officers which set forth total target compensation for the officer, and within that total summarize the target level for each element and the portion of total target compensation comprised of the various compensation elements.

Base Salary

The salaries for all five of the Company’s Named Executive Officers in fiscal 2010 are included in the Summary Compensation Table that follows this report. The Company’s philosophy is to only increase executive base salaries in the event of: (i) changes in responsibility, (ii) particular achievements or noteworthy contributions to the performance of the Company, (iii) concerns over executive retention or (iv) perceived lack of competitiveness with market compensation offered to executives with similar responsibilities, expertise and experience in other companies the Company considers to be comparable to and/or competitive with the Company.

Base salaries for new executive officers are initially set at a level the Company determines represents a competitive fixed reward to the executive. By “competitive”, the Company means the reward is sufficient to (i) hire the executive in question, rather than lose that person to a competitive employment opportunity, (ii) retain the executive, and (iii) fairly compensate the executive for his or her responsibilities, skills and work. This is done by evaluating the responsibilities of the position being filled, the experience of the individual being hired and the competitive marketplace for comparable executive talent.

In late 2009 and early 2010, the Committee conducted a review of the Company’s executive base salaries as part of its work on structuring the executive compensation program for 2010. The Committee looked at the base salaries of the Named Executive Officers as part of this review, asking whether they appropriately reflected the person’s responsibilities and contributions to the Company, fairly compensated the person for their work for the Company, provided sufficient retention value and were competitive. As a result of this review, the Committee implemented increases in base salary for certain of the Named Executive Officers effective in February 2010. Mr. Goldner’s base salary was increased from $1 million to $1.2 million; Mr. Hargreaves’ base salary was increased from $700,000 to $800,000; Ms. Thomas’ base salary was increased from $450,000 to $475,000; Mr. Billing’s base salary was increased from $412,501 to $485,000; and Mr. Frascotti’s base salary was increased from $425,000 to $485,000.

According to the last set of market data which the Committee and the Company reviewed at the end of fiscal 2010, the base salaries for the Named Executive Officers in fiscal 2010 ranged between the 36th and the 75th percentiles of base salaries for comparable positions at companies contained in the market data reviewed by the Committee and the Company. Such a broad distribution is consistent with the Committee’s goal of setting compensation levels it believes are appropriate and meet the Company’s objectives, as opposed to having market data be the primary driver behind compensation decisions. However, following this review at the end of 2010, the one Named Executive Officer who was considered to be below market in base salary was Ms. Thomas. As a result, subsequent to year end and effective on February 1, 2011, Ms. Thomas’ base salary was increased to $515,000.

Management Incentive Awards

Summary of 2010 Management Incentive Awards

Approximately 28% of the Company’s employees, including all of the Named Executive Officers, received management incentive awards with respect to fiscal 2010. The management incentive award is performance based, with payout of these awards tied to the achievement of specific yearly performance objectives by the Company, as well as individual performance for the year to the extent discussed below. This is in contrast to equity awards, which although also performance based, are designed to reward achievement of specific performance objectives and/or stock price appreciation over periods longer than one year.

Management incentive awards for the Company’s executive officers for fiscal 2010 were determined under two programs, the 2009 Senior Management Annual Performance Plan (the “Annual Performance Plan”) and the 2010 Management Incentive Plan (“MIP”). The Annual Performance Plan has been approved by the Company’s shareholders and is intended to allow for the deduction by the Company of the bonuses paid to “covered employees” as defined in Code Section 162(m). The MIP is not a shareholder approved plan. The primary difference in administering the MIP, as compared to the Annual Performance Plan, is that under the MIP the Company is able to adjust actual award payouts, either up or down, based upon individual performance. This is in contrast to the Annual Performance Plan, where only negative discretion to reduce an award is allowed.

Additional detail concerning these two plans, the manner in which awards are structured and administered under the plans, and the differences between the plans, is set forth below. Despite certain differences in the two plans, however, both the Annual Performance Plan and the MIP use the same corporate performance criteria and targets.

The Committee established the fiscal 2010 corporate and business unit performance goals for the Company under these two plans in the first quarter of fiscal 2010. These performance goals were based on the 2010 operating plan and budget approved by the Company’s Board. Setting performance goals involves both selecting the performance metrics that will be used to evaluate bonus eligibility and establishing the performance targets for each of those metrics. The Committee used three performance metrics to measure corporate performance in 2010. The three corporate performance criteria, and their respective weights under the plans, were as follows: (i) total net revenues (40%), (ii) operating margin (40%) and (iii) free cash flow (20%). Free cash flow is defined as the Company’s cash flow from operations, minus capital expenditures. The Committee selected these three performance metrics to capture the most important aspects of the top and bottom line performance of the Company, in the form of sales, profitability and cash generation. The Committee sets the relative weighting among the performance metrics in accordance with the relative importance of those metrics, in the Committee’s view, to the Company’s performance and the strength of the Company’s business.

The table set forth below provides the 2010 corporate total net revenues, operating margin and free cash flow performance targets established by the Committee at the beginning of the year, as well as the Company’s actual performance against those targets in 2010. The Company’s actual weighted performance in fiscal 2010 under the MIP corresponded to a 92% weighted payout against achievement of the target corporate performance goals. The same goals and levels were used under the Annual Performance Plan. When the performance goals were set at the beginning of 2010, the Committee provided that certain events which might occur during the performance period after the goals were set would not be taken into account in determining the Company’s performance against these targets. Such exclusions included events such as the impact of any acquisitions or dispositions consummated by the Company during the year which had a total acquisition or sale price, as applicable, of $100 million or more. Similarly, the Committee provided that in assessing the Company’s performance, actual results would not be impacted by any major discrete restructuring activities undertaken by the Company after the goals were set which resulted in costs or charges to the Company of $10 million or more.

				2010
	Weighting under	2010	2010	Performance as	2010	2010
	Incentive Award	Performance	Actual	a Percentage of	Payout	Weighted
Performance Measure	Opportunity	Target	Performance(1)	Target	Percentage	Payout

Total Net Revenues	40%	$4.138 billion	$4.002 billion	97%	94%	38%
Operating Margin	40%	14.40%	14.69%	102%	106%	42%
Free Cash Flow(1)	20%	$326 million	$260 million	80%	60%	12%
					Total 2010 Weighted Payout	92%

(1)	In assessing the Company’s performance against its free cash flow objective for 2010, the Company’s actual cash flow was adjusted to add back approximately $4 million of accounts payable which were paid in 2010 earlier than would normally be the case. These early payments were due to the Company’s conversion to an upgraded SAP system in its European operations at the end of 2010. The Company made these payments earlier to avoid any issue from having a delay in payment processing during the SAP transition period. The Committee believed that this SAP conversion was of great benefit to the Company and that participants in the management incentive program should not be penalized for $4 million of early payment processing made in connection with it. It should be noted that the amount of the early payments was significantly in excess of the $4 million and the Committee did not adjust for the entire amount. It adjusted only for the amount necessary to avoid incentive plan participants having not achieved threshold performance under the free cash flow metric. In threshold performance had not been achieved, the participants in the incentive plan would have received 0% from the free cash flow metric in computing the incentive bonuses

The total weighted payout percentage of 92% against target (based on performance against the three corporate performance metrics ranging from 80% to 102%) reflects that performance under the plans is leveraged, both in a positive and negative direction. As a result, when performance against a target is surpassed, the plan recognizes incremental gains over target performance to an increasingly greater extent the more the target is exceeded. Similarly, leverage is applied to reduce awards to an increasingly disproportionate extent as performance falls further below target.

The Committee sets the corporate and business unit performance goals under the management incentive plan awards at levels it believes require strong performance for a target payout and superior performance for a greater than target payout. The corporate performance targets for fiscal 2010 represented the following changes over the Company’s corporate performance targets in fiscal 2009 in order to achieve 100% of target performance, (i) total net revenues, an increase of $113 million over the 2009 targeted net revenues of $4.025 billion, (ii) an operating margin of 14.40% compared to a targeted margin in 2009 of 13.14%, and (iii) free cash flow of $326 million, compared to a target of $354 million in 2009. In the case of free cash flow, the reduction in the 2010 target as compared to 2009 resulted from approximately $30 million more in budgeted capital expenditures in 2010.

For Mr. Goldner and Mr. Hargreaves, who participated in the Annual Performance Plan in 2010, fiscal 2010 management incentive award opportunities were structured in terms of maximum permissible payouts corresponding with various levels of Company performance. In every case these awards could then be reduced, but not increased, at the sole discretion of the Committee. To the extent that the Committee determined it was appropriate to reward Mr. Goldner or Mr. Hargreaves for achievement of subjective goals or individual performance, the

Committee would need to award discretionary bonuses outside of the Annual Performance Plan. Neither Mr. Goldner nor Mr. Hargreaves received a discretionary bonus award for fiscal 2010.

To assist in making decisions as to when, and to what extent, to exercise negative discretion to reduce the bonuses which are otherwise payable under the Annual Performance Plan, the Committee set personal objectives for each of Mr. Goldner and Mr. Hargreaves for fiscal 2010. The executive’s achievement of these personal objectives was then used as one of the factors considered by the Committee in its determination whether to apply any negative discretion to the amount of the bonus which could otherwise be paid to Mr. Goldner or Mr. Hargreaves based upon the Company’s achievement of its corporate performance metrics under the Annual Performance Plan. In no event may performance against these individual objectives increase in any way the bonus which may be otherwise paid to Mr. Goldner or Mr. Hargreaves.

Based upon the Company’s 92% overall weighted payout against achievement of its corporate performance objectives in 2010, and the weighting of the individual objectives within that total, the Annual Performance Plan allowed for payment of 95% of the maximum management incentive award to each of Mr. Goldner and Mr. Hargreaves for 2010. In each case, the maximum incentive award for 2010 for the executives participating in the Annual Performance Plan was set at three times the executive’s base salary if 100% of target performance is achieved.

Among the personal objectives and other factors considered by the Company in determining the level of negative discretion it applied in partially lowering Mr. Goldner’s actual bonus from his potential bonus (the actual bonus paid to Mr. Goldner for 2010 reflected 77% of the bonus which could have been paid to him under the terms of the Annual Performance Plan) were that the Company: (i) continued its transformation into a global branded play company during 2010, (ii) successfully launched its rebranded joint venture children’s television network, The HUB, on October 10, 2010, (iii) delivered its 10th consecutive year of growth in earnings per share, (iv) achieved 7% growth in its International segment, including strong revenue growth and increasing profitability in its emerging markets, (v) drove strong growth in its Preschool business and (vi) continued to deliver strong total shareholder return (with a 51% increase in the Company’s stock price in 2010), with the only significant negative factor being that the Company had fallen slightly short of its revenue growth objective for 2010 due to a decline in sales of games in the United States late in the fourth quarter.

Among the personal objectives and other factors considered by the Company in determining the level of negative discretion it applied in lowering Mr. Hargreaves’s actual bonus from his potential bonus (the actual bonus paid to Mr. Hargreaves for 2010 reflected 71% of the bonus which could have been paid to him under the terms of the Annual Performance Plan) were that the Company: (i) successfully launched its rebranded joint venture children’s television network, The HUB, on October 10, 2010, (ii) delivered its 10th consecutive year of growth in earnings per share, (iii) achieved 7% growth in its International segment, including strong revenue growth and increasing profitability in its emerging markets, (iv) continued to deliver strong total shareholder return (with a 51% increase in the Company’s stock price in 2010), (v) had successfully delivered safe products globally on time, (vi) had successfully recruited and integrated a new head of its Far East sourcing operations, (vii) achieved strong initial placement of its television programming internationally, and (viii) the Company had successfully implemented one trading company in Europe. Mr. Hargreaves was also recognized as playing a critical role in supporting Mr. Goldner in development and implementation of the Company’s strategic objectives. The only significant negative factor noted, as with Mr. Goldner, was that the Company had fallen slightly short of its revenue growth objective for 2010 due to a decline in sales of games in the United States late in the fourth quarter.

In the case of both Mr. Goldner and Mr. Hargreaves the executive was paid a management incentive bonus the Committee believed appropriately reflected the executive’s respective significant contributions to achieving the Company’s performance in 2010.

For Ms. Thomas, Mr. Billing and Mr. Frascotti, who participated in the MIP in 2010, their fiscal 2010 management incentive award opportunities, rather than being structured as a range of maximum awards corresponding to various levels of performance against target, were instead set to provide for a payout of 60% of base salary for target performance. A range of payouts as a percentage of target then corresponded to a range of performances against target both above and below 100%. Threshold performance for each given financial metric under the MIP is set at 80% of target performance for purposes of the achievement of that goal contributing to payout of the management incentive award. An 80% achievement of a performance goal under the MIP equates to a 60% payout against that goal. In addition to taking into account Company performance, the MIP, unlike the Annual Performance Plan, also allows for a multiplier of up to 150% of the formula award in recognition of superior performance against individual performance objectives. Taking into account the Company’s performance in 2010 and the personal performance multiplier, the maximum incentive award which could have been paid to each of Ms. Thomas, Mr. Billing and Mr. Frascotti for fiscal 2010 was 83% of their respective base salaries.

The 92% weighted payout against the corporate performance goals in 2009 would have corresponded with approximately 92% of the target payout for each of Ms. Thomas, Mr. Billing and Mr. Frascotti under their management incentive awards for 2010, absent personal performance multipliers and adjustments. Those formula payouts would have resulted in pure formula awards under the MIP, prior to personal performance adjustments or discretionary awards, as follows: Ms. Thomas, $260,873, Mr. Billing, $263,872, and Mr. Frascotti, $264,535. Each of these executives was granted a greater than formula bonus under the MIP based on their personal performance multiplier and/or particular individual achievements for 2010. The following table shows, for the Named Executive Officer, both the formula component and the personal performance component of their 2010 cash management incentive awards.

		2010 Personal
	2010 Formula Cash	Performance
Name	Bonus	Component	Total 2010 Cash Bonus

Deborah Thomas	$260,873	$49,127	$310,000
Duncan Billing	$263,872	$71,128	$335,000
John Frascotti	$264,535	$70,465	$335,000

For Ms. Thomas, this personal adjustment was based on factors including her: (i) successful second year as Chief Financial Officer, (ii) support of Mr. Goldner in the formation and implementation of corporate objectives, (iii) ongoing efforts and results in instilling stronger financial discipline and an improved financial architecture across the Company, and (iv) strong management of the Company’s expenses. Mr. Billing’s personal adjustment was based on factors including: (i) his and his organization’s instrumental role in bringing ongoing innovation to all of the Company’s product offerings across all of the Company’s brands, (ii) Mr. Billing’s success in further developing and Company’s global product development effort and (iii) his role in contributing to the Company’s development into a global branded play company. Mr. Frascotti’s personal adjustment was based on factors including: (i) his and his organization’s instrumental role in bringing ongoing innovation to all of the Company’s product offerings across all of the Company’s brands, (ii) further development of the Company’s global marketing resources and capability and (iii) his role in contributing to the Company’s development into a global branded play company.

In all cases, the bonuses for performance under the Annual Performance Plan and the MIP for executive officers, including all of the Named Executive Officers, were reviewed and approved by the Committee. The bonuses for the Company’s Chief Executive Officer and Chief Operating Officer were also reviewed and approved by the full Board.

The maximum awards for each of the Named Executive Officers for 2010, as well as the threshold and target awards for Named Executive Officers participating in the MIP Plan, are included in the Grants of Plan-Based Awards table that follows this discussion.

According to market data reviewed by the Company the total target cash compensation (target management incentive award opportunities and base salary) for Ms. Thomas, Mr. Billing and Mr. Frascotti, for whom target bonus awards are set, ranged between the 29th and the 72nd percentiles of total target cash compensation at companies in the market surveys reviewed by the Company and the Committee.

Long-Term Equity Awards

In determining the 2010 equity award targets the Committee reviewed and considered the prior equity grants made to the executive officers, as well as those officers’ cumulative holdings of stock in the Company. In conjunction with the Company’s stock ownership guidelines, which are described below, the Committee is also reviewing each executive officer’s progress in achieving their targeted stock ownership level as a criterion in establishing target equity grant levels.

For fiscal 2010, the Committee approved target total equity award values for each of the Company’s executive officers and other equity eligible employees. These targets were expressed as a percentage of each individual’s base salary. For the Named Executive Officers the total target equity award values in 2010, as a percentage of their base salaries, were as follows: Brian Goldner, 400%, David D.R. Hargreaves, 200%, Deborah Thomas, 150%, Duncan Billing, 150% and John Frascotti 150%. Mr. Goldner’s target equity award does not include the additional retention grants of options and contingent performance shares which were made in March and July of 2010 and which are discussed on page 34 of this proxy statement.

In all cases the final target equity award values were set at levels the Committee believed would compensate the individual for future achievement of the Company’s long-term financial goals and stock price appreciation in a manner commensurate with their duties and contributions to the performance of the Company and its stock. As is the case with management incentive plan awards, the performance metrics are designed to reward Company performance, as opposed to individual performance.

The target equity award value for each executive officer was then divided evenly between two award types, non-qualified stock options and performance share awards, such that 50% of the total equity award value would be represented by each type of award. This even division of the award value reflected the Committee’s belief that over the performance period the realization of equity award values should be equally divided between achievement of the Company’s longer-term internal financial targets and the Company’s stock price appreciation.

For the 50% of the equity award value in 2010, which was made in the form of stock performance awards, these awards provide the recipient with the potential to earn shares of the Company’s common stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”) and cumulative net revenue (“Revenue”) targets over a three-year period beginning January 2010 and ending December 2012 (the “Performance Period”). The cumulative net revenue and diluted earnings per share targets were taken from the Company’s long-term strategic plan (for the years 2011 and 2012) and the Company’s operating plan (for 2010) as those plans had been approved by the Company’s Board of Directors and, as is the case with the performance levels under the Annual Performance Plan and the MIP, were set at levels which the Committee determined would require solid performance from the Company, and in turn its executives, in order to achieve a threshold payout, and superior performance to achieve a higher than target payout. For grants made prior to 2010, the maximum payout which could be earned under the Company’s contingent stock performance awards was 125% of the target number of shares. However, to increase the performance driving potential of these awards, beginning with the grants made in 2010, the Company has increased the maximum payout under its contingent stock performance awards for overachievement of the financial objectives to 200% of the target number of shares. In addition, the minimum payout under the awards was adjusted to require that threshold performance for both metrics be achieved. Prior to 2010, a reduced payout could be achieved if only one performance metric exceeded threshold performance.

The Company considers the specific target EPS and Revenue levels for ongoing performance periods to be confidential information which would harm the Company if it were disclosed, as they are based on confidential internal plans and forward-looking expectations concerning the Company’s performance over a multi-year period. However, the targets are based on the same Board approved operating plan which is used in setting performance targets under the Annual Performance Plan and MIP, as well as on the longer-term strategic operating plan approved by the Board. The following table shows the target share payouts, as a percentage of the target number of shares covered by a stock performance award, corresponding with various combined levels of achievement against the EPS and Revenue targets for the contingent stock performance awards made in 2010.

Revenues Measure

		Revenues of at
		least 10%	Revenues of at	Revenues of at	Revenues of at
		over, but not	least Target	least 95% of	least 90% of
	Revenues	more than	but not 10%	Target but	Target but	Revenues of
	25% or more	25% over,	or more over	less than	less than 95%	under 90% of
EPS Measure	over Target	Target	Target	Target	of Target	Target

EPS of 25% or more over Target	200%	163%	150%	138%	125%	0%
EPS at least 10% over, but not more than 25% over, Target	163%	125%	113%	100%	88%	0%
EPS of at least Target but not 10% or more over Target	150%	113%	100%	88%	75%	0%
EPS of at least 95% of Target but less than Target	138%	100%	88%	75%	63%	0%
EPS of at least 90% of Target but less than 95% of Target	125%	88%	75%	63%	50%	0%
EPS under 90% of Target	0%	0%	0%	0%	0%	0%

Ninety-percent (90%) achievement of each target under the contingent stock performance awards was established as a threshold to that metric contributing to the ultimate award payout under the contingent stock performance awards granted in 2010. Each stock performance award has a target number of shares of common stock, a portion of which may be earned by the recipient if the Company achieves at least 90% of the stated EPS and/or Revenue targets over the Performance Period. For example, 90% achievement of both of the performance metrics corresponds with a planned payout of 50% of the target number of shares. The actual number of shares to be received at the end of the Performance Period can be below or above the target number based on the actual levels of the target performance achieved against the two metrics. In all cases the Committee retains the right to reduce the number of actual shares received pursuant to any award to any level, including 0%, to the extent it believes the actual payout should be below the number called for by the award agreements.

For the grant of contingent stock performance awards made in early 2008, the three-year performance period ended in December 2010. Following the Committee’s review and approval of the Company’s performance under those awards, actual shares of stock were paid out under the 2008 stock awards in early 2011. The table set forth below shows how the Company performed against the net revenues and EPS performance metrics set forth in the 2008 contingent stock performance awards. The revenue performance of 103% of target, and the EPS performance of 117% of target, together resulted in a payout under these contingent stock performance awards of 115% of target.

Actual Performance Under the 2008 Contingent Stock Performance Awards

	Target
	Performance	Actual Performance	% of Target

Cumulative Revenues	$11,907,877	$12,214,588	103%
Cumulative EPS	$6.17	$7.24	117%

The Company does not manage the timing of equity grants to attempt to give participants the benefit of material non-public information. Further, all option grants are made with an exercise price at or above the average of the high and low sales prices of the Company’s common stock on the date of grant.

Prior to 2010, the Company has only infrequently used restricted stock and restricted stock units as a reward and retention mechanism. For example, Mr. Goldner was granted 57,787 restricted stock units in connection with his promotion to President and Chief Executive Officer in May 2008. However, in 2010 the Company did grant restricted stock units to a number of executive officers and other employees considered to be of significant value to the Company and its success to provide an additional retention mechanism. These restricted stock units cliff vest on the fifth anniversary of the date of grant provided the recipient stays employed with the Company during the five-year vesting period. Pro-rata vesting is provided earlier only in the event of the death, disability, or retirement at age 65, of the recipients. All other terminations of employment result in termination of the awards. Each of Ms. Thomas, Mr. Billing and Mr. Frascotti received a grant of 7,500 restricted stock units in 2010.

The Committee believes the equity compensation awards to the Company’s executive officers are appropriate to properly incentivize these officers to achieve maximum performance, and to align their interests with those of the Company’s shareholders, while not incentivizing the executive officers to take undue risks or otherwise take actions which are contrary to the best interests of the Company.

The stock option, performance share awards and restricted stock unit grants to the Company’s Named Executive Officers in 2010 are reflected in the Grants of Plan-Based Awards table that follows this report. The grant date for the Company’s yearly stock performance awards and options in fiscal 2010 was February 4, 2010, and the grant date for restricted stock units awards was July 29, 2010.

The Company has share ownership guidelines which apply to all employees at or above the Senior Vice President level. The share ownership guidelines establish target share ownership levels which executives are expected to achieve over a five-year period and then maintain, absent extenuating circumstances which are approved by the Company’s Human Resources Department, for as long as they remain with the Company. The target ownership levels are expressed as a percentage of the executives’ base salary and range from 50% of yearly base salary for certain Senior Vice Presidents to 500% of base salary for the Company’s Chief Executive Officer. The table below shows the stock ownership levels, as a percentage of base salary, which each of the Named Executive Officers are required to achieve and maintain under the stock ownership guidelines.

Name	Share Ownership Requirement

Brian Goldner	5 x Base Salary
David D.R. Hargreaves	3 x Base Salary
Deborah Thomas	2 x Base Salary
Duncan Billing	2 x Base Salary
John Frascotti	2 x Base Salary

In making the yearly equity grants the Committee specifically approves the grants for every member of the Company’s senior management team, which includes every executive officer. Other than the annual equity grants, off-cycle equity grants are made during the year generally only in the case of new hires or in connection with significant promotions or in the case of significant actions taken to increase the retention value of an equity compensation package, such as was the case with the supplemental grants made to Mr. Goldner in March and July of 2010. All of these off-cycle grants are also reviewed and approved by the Committee and in the case of Mr. Goldner’s awards, the full Board.

Equity Grants in 2010, Including Retention Grants to the Chief Executive Officer

The Company made its annual grant of stock options and contingent stock performance awards to executive officers, including the Named Executive Officers, for fiscal 2010 in February of 2010. The target values of those annual equity awards, as a percentage of the officers’ then effective salaries, for each of the Named Executive Officers were consistent with 2010.

In March of 2010, the Company and Mr. Goldner entered into an amended employment agreement. The amended agreement extended the term of Mr. Goldner’s employment through December 31, 2014 and broadened the non-competition covenant made by Mr. Goldner in favor of the Company. The amended employment agreement is discussed in more detail starting on page 56 of this proxy statement. The amended employment agreement reflects the increase in Mr. Goldner’s annual base salary to $1.2 million which was previously made in February of 2010, but does not increase Mr. Goldner’s management incentive award targets as a percentage of his base salary. However, it did provide for supplemental equity grants, beyond the annual equity grants Mr. Goldner received in February of 2010. In connection with the amended employment agreement, both a supplemental contingent stock performance award and a supplemental option award were granted to Mr. Goldner in March 2010. The supplemental contingent stock performance award granted to Mr. Goldner has a three-year performance period ending at the end of 2012 and uses the same three-year performance metrics as the annual contingent stock performance awards which were made in February of 2010. This additional award covers 125,000 shares at target performance.

However, the supplemental contingent stock grant, unlike the annual contingent stock grants, provides for an extended vesting period following the end of the performance period, such that of any shares earned under the supplemental contingent stock performance award following the end of 2012, 50% would vest at the end of 2013 and the remaining 50% would vest at the end of 2014. The supplemental stock option award granted to Mr. Goldner in connection with the amended employment agreement covers 687,000 shares and vests in cumulative annual installments of 20% over five years, with the final tranche scheduled to vest in December of 2014.

Subsequent to these supplemental grants, in July of 2010 the Company made two additional supplemental equity grants to Mr. Goldner to further strengthen the retention value of his equity opportunity and help ensure Mr. Goldner’s continued service to the Company. The first was for a contingent stock performance award with a target number of shares of 61,500. The second was of a stock option covering 93,500 shares. These awards otherwise have the same terms, and provide for the same performance targets, periods and vesting periods, as applicable, as the awards made in March of 2010 which are described above, including the additional vesting periods for shares earned under the contingent stock performance awards.

The significant supplemental grants made to Mr. Goldner in March and July of 2010 were designed to help retain his services to the Company for multiple years. The Board and the Committee believed that these out of the ordinary supplemental equity grants to Mr. Goldner were required to provide Mr. Goldner with an appropriate and fair compensation package which reflects his significant past contributions, and anticipated future contributions, to the Company, including Mr. Goldner’s role in continuing the Company’s transformation into a global branded play company. The Board and the Committee also believe that these supplemental equity grants provide an increased retention incentive to address the risk that Mr. Goldner could be recruited away from the Company by a competitive offer in the future, and also fairly adjusted for the lost pension benefits which Mr. Goldner would no longer have the potential to receive, given the freezing of the Company’s pension plans in 2007. The Committee does not anticipate that these grants will be representative of the level of annual grants made in the future.

Executive Benefits

In addition to receipt of salary, management incentive awards and equity compensation, the Company’s U.S. based officers also participate in certain employee benefit programs provided by the Company.

Beginning in 2008, the Company provides retirement benefits to its employees primarily through the 401(k) Retirement Savings Plan (the “401(k) Plan”) and the Supplemental Benefit Retirement Plan (the “Supplemental Plan”). The Company’s Pension Plan (the “Pension Plan”) and the pension portion of the Supplemental Plan were frozen effective December 31, 2007. The enhanced 401(k) Plan and the Supplemental Plan, provide for Company matching contributions, an annual Company contribution of 3% of aggregate salary and bonus and a transition contribution ranging from 1% to 9% for the years 2008 through 2012 for participants meeting certain age and service requirements. In lieu of the annual Company and transition contributions, Mr. Hargreaves receives certain retirement benefits discussed below. Other executive officers are eligible to participate in the 401(k) Plan and the Supplemental Plan on the same basis as all other U.S. Hasbro employees.

Executive officers hired prior to December 31, 2007, continue to participate in the Pension Plan and the pension portion of the Supplemental Plan, which is described starting on page 44 of this proxy statement, but, except as is discussed below for Mr. Hargreaves, will not accrue additional benefits thereunder after December 31, 2007.

The Supplemental Plan is intended to provide a competitive benefit for employees whose employer-provided pension benefits and retirement contributions would otherwise be limited. However, the Supplemental Plan is designed only to provide the benefit which the executive would have accrued under the Company’s Pension Plan and 401(k) Plan if the Code limits had not applied. It does not further enhance those benefits.

The amount of the Company’s contributions to the Named Executive Officers under both the 401(k) Plan and the Supplemental Plan (401(k)), are included in the “All Other Compensation” column of the Summary Compensation Table that follows this report.

In light of the significant reduction in projected retirement income resulting from the retirement program redesign, the Company elected to provide Mr. Hargreaves, who has been with the Company for 28 years, with a retirement benefit which effectively grandfathered for Mr. Hargreaves the Company’s retirement program as it was in effect prior to January 1, 2008. Mr. Hargreaves retirement benefit is described starting on page 46 of this proxy statement.

The executive officers of the Company are eligible for life insurance benefits on the terms applicable to the Company’s other employees. The Company’s executive officers participate in the same medical and dental benefit plans as are provided to the Company’s other employees.

Executive officers are also eligible to participate in the Company’s Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which is available to all of the Company’s employees who are in band 40 (director level) or above and whose annual compensation is equal to or greater than $110,000. The Deferred Compensation Plan allows participants to defer compensation into various investment vehicles, the performance of which determines the return on compensation deferred under the plan. Potential investment choices include a fixed rate option, a choice that tracks the performance of the Company’s Common Stock, and other equity indices. Earnings on compensation deferred by the executive officers do not exceed the returns on the relevant investments earned by other non-executive officer employees deferring compensation into the applicable investment vehicles.

The Company reimburses designated executive officers for the cost of certain tax, legal and financial planning services they obtain from third parties provided that such costs are within the limits established by the Company. The annual limit on these costs for the Chief Executive Officer is $25,000, for the Chief Operating Officer is $7,500, and for the Chief Financial Officer is $5,000. In 2010 Mr. Goldner’s reimbursement slightly exceeded the above limit due to reimbursement of certain costs associated the negotiation of his amended and restated employment agreement. The cost to the Company for this reimbursement to the Named Executive Officers is included in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control and Employment Agreements

Mr. Goldner and Mr. Hargreaves are party to Change in Control Agreements with the Company. In addition, Mr. Goldner is party to an additional agreement with the Company governing his employment and providing certain post-termination benefits and payments. Mr. Hargreaves is party to an arrangement grandfathering certain aspects of the Company’s pension plans for him. All of these agreements and arrangements, and the payments which the executive can receive in certain situations, are described in detail under the caption “Agreements and Arrangements Providing Post-Employment and Change in Control Benefits” that follows this report. The Committee authorizes the Company to enter into Change of Control or other employment related agreements or arrangements with executives only in those situations where the Committee feels doing so is necessary to recruit and/or retain the most talented executives and to provide optimal incentive to the executive in question to work to maximize the performance of the Company and the creation of long-term value for the Company’s shareholders. The change in control provisions in these agreements are generally double-trigger provisions in that the executive officer receives the majority of benefits under the agreements only if, following a change in control, the individual executive officer is either terminated by the Company without cause, or leaves on account of events which qualify under the definition of good reason in the agreement. The Company believes that double-trigger change in control agreements are generally most appropriate as an executive would only be compensated thereunder in the event that the executive was no longer employed with the Company following the change in control.

However, the Company’s equity compensation plans generally provide that equity awards (including performance share awards) for all participants, including the Named Executive Officers, fully vest in the event of a change in control of the Company. The participant is entitled to receive the value of such awards either in cash or shares of the Company’s stock, determined in the Committee’s discretion, following such change in control.

Risk Assessment

As part of structuring the Company’s executive compensation programs, the Committee evaluates the connection between such programs and the risk taking incentives they engender, to ensure that the Company is incenting its executives to take an appropriate level of business risk, but not excessive risk. To achieve this appropriate level of risk taking, and avoid excessive risk, the Committee structures the compensation program to (i) link the performance objectives under all incentive-based compensation to the strategic and operating plans of the Company which are approved by the full Board of Directors, with the Board ensuring that the goals set forth in such plans require significant performance to achieve, but are not so out of reach that they require excessively aggressive behavior to be met, (ii) provide for a balance of shorter term objectives (such as the annual cash incentive plan objectives) and longer-term objectives (such as the three-year performance period under the contingent stock performance awards and seven-year option terms) to mitigate the risk that short-term performance would be driven at the expense of longer-term performance and shareholder value creation, and (iii) include stock ownership guidelines which require executives to maintain significant equity ownership during their entire career with the Company, thus linking personal financial results for the executives with the investment performance experienced by the Company’s shareholders. As a result of this work, the Committee believes the Company’s compensation programs promote appropriate, but not excessive, risk taking.

EXECUTIVE COMPENSATION

The following table summarizes compensation paid by the Company for services rendered during fiscal 2010, fiscal 2009 and fiscal 2008 by any person serving as the Company’s Chief Executive Officer during any part of fiscal 2010, by any person serving as the Company’s Chief Financial Officer during any part of fiscal 2010, and by the three other most highly compensated executive officers of the Company in fiscal 2010 (to the extent that such person was an executive officer during the year in question).

Summary Compensation Table

						Non-Equity	Change in
						Incentive Plan	Pension Value	All Other
				Stock	Option	Compensation	and NQDC	Compensation
Name and Principal Position	Year	Salary(a)	Bonus	Awards(b)	Awards(b)	(a)(c)	Earnings(d)	(e)	Total

Brian Goldner(f)	2010	$1,180,769	$0	$9,688,837	$9,132,035	$2,600,000	$131,168	$420,662	$23,153,471
President and Chief	2009	1,000,000	0	1,536,512	2,166,996	2,700,000	132,074	352,320	7,887,902
Executive Officer	2008	920,769	0	2,836,585	750,617	2,500,000	53,660	332,077	7,393,708
David D.R. Hargreaves(g)	2010	790,385	0	786,451	697,014	1,600,000	1,818,960	154,423	5,847,233
Chief Operating Officer	2009	700,000	0	537,783	758,449	1,700,000	991,297	135,500	4,823,029
	2008	660,384	0	548,999	492,594	1,450,000	1,777,645	132,623	5,062,245
Deborah Thomas(h)	2010	472,596	0	662,928	310,391	310,000	29,672	86,860	1,872,447
Senior Vice President and	2009	423,077	0	134,440	189,611	385,000	26,497	62,808	1,221,433
Chief Financial Officer
Duncan Billing	2010	478,029	0	670,328	316,923	335,000	102,950	117,363	2,020,593
Global Chief	2009	412,501	0	237,668	335,208	500,000	94,823	84,300	1,664,500
Development Officer	2008	403,846	0	323,514	290,276	290,000	46,928	87,641	1,442,205
John Frascotti	2010	479,231	0	670,328	316,923	335,000	302	88,131	1,889,915
Global Chief Marketing	2009	425,000	0	244,875	345,367	500,000	73	63,000	1,578,315
Officer	2008	400,480	0	333,323	299,072	275,000	0	24,764	1,332,639

(a)	Includes amounts deferred pursuant to the Company’s 401(k) Plan and Non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

(b)	Reflects the grant date fair value for stock and option awards to the Named Executive Officers. Please see note 13 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 26, 2010, for a detailed discussion of assumptions used in valuing options and stock awards generally, and see footnote (e) to the following Grants of Plan-Based Awards table for a discussion of certain assumptions used in valuing equity awards made to the Named Executive Officers.

In each of the years shown, these executives were granted non-qualified stock options and contingent stock performance awards. Mr. Goldner was also granted restricted stock units in 2008. Each of Ms. Thomas, Mr. Billing and Mr. Frascotti were granted restricted stock units in 2010.

The grant date fair values included in the table for the contingent stock awards have been calculated based on the probable outcomes under such awards (assumed to be the target values of such awards). If it were assumed that the maximum amount payable under each of these awards were ultimately paid, which maximum is 200% of the target value for contingent stock performance awards granted in 2010, then the grant date fair values included under the stock award column for each of the Named Executive Officers in 2010, inclusive of $312,713 for the restricted stock units granted to each of Ms. Thomas, Mr. Billing and Mr. Frascotti, would have been as follows: Mr. Goldner, $19,377,674, Mr. Hargreaves $1,572,902, Ms. Thomas $1,013,143, Mr. Billing $1,027,945 and Mr. Frascotti $1,027,945.

(c)	For Mr. Goldner and Mr. Hargreaves these amounts consist entirely of the management incentive awards earned by such executives under the Company’s 2009 Senior Management Annual Performance Plan for fiscal 2010, and the Company’s 2004 Senior Management Annual Performance Plan for their performances during fiscal 2009 and fiscal 2008. For Ms. Thomas, Mr. Billing and Mr. Frascotti, these amounts consist entirely of the management incentive awards earned by such executives under the Company’s Management Incentive Plan for the applicable year.

(d)	The amounts reflected in this table primarily consist of the change in pension value during fiscal 2010, fiscal 2009 and fiscal 2008 for each Named Executive Officer. The significant increase in Mr. Hargreaves’ Change in Pension Value in 2008 and 2010 resulted largely from the fact that the pension benefit is computed as a function of a rolling five-year compensation average and Mr. Hargreaves’ eligible compensation has increased in recent years due to higher incentive compensation earnings resulting from the strong performances of the Company, as well as the fact that Mr. Hargeaves was promoted to Chief Financial Officer, and more recently in 2008, to Chief Operating Officer.

The amounts reflected in this table also include the following amounts which were earned on balances under the Supplemental Plan and are considered above market, as the Company paid interest on account balances at a rate of 5.75%, when 120% of the applicable long-term rate was 4.94%:

2010

Brian Goldner	$9,846
David D.R. Hargreaves	$5,179
Deborah Thomas	$1,021
Duncan Billing	$2,249
John Frascotti	$302

Does not include the following aggregate amounts, in fiscal 2010, fiscal 2009 and fiscal 2008 respectively, which were earned or lost by the executives on the balance of (i) compensation previously deferred by them under the Deferred Compensation Plan and (ii) amounts previously contributed by the Company to the executive’s account under the Supplemental Plan (401(k)):

	2010	2009	2008

Brian Goldner	$94,961	$101,963	$(81,061)
David D.R. Hargreaves	$429,619	$598,168	$(1,041,047)
Deborah Thomas	$30,467	$45,368	N/A
Duncan Billing	$49,251	$61,545	$(106,294)
John Frascotti	$2,149	$238	$0

Earnings on compensation previously deferred by the executive officers and on the Company’s prior contributions to the Supplemental Plan do not exceed the market returns on the relevant investments which are earned by other participants selecting the same investment options.

(e)	Includes the following amounts, for fiscal 2010, fiscal 2009 and fiscal 2008 respectively, paid by the Company for each Named Executive Officer in connection with a program whereby certain financial planning, legal and tax preparation services provided to the individual are paid for by the Company:

	2010	2009	2008

Brian Goldner	$27,585	$2,320	$0
David D.R. Hargreaves	$5,000	$6,500	$3,000
Deborah Thomas	$1,100	$0	N/A
Duncan Billing	$0	$0	$0
John Frascotti	$0	$0	$0

Includes the Company’s matching contribution to each individual’s savings account, the annual company contribution, as well as the annual transition contribution, if applicable, for each individual under the 401(k) Plan and the Supplemental Plan, such amounts as follows:

	2010	2009	2008

Brian Goldner	$388,077	$350,000	$332,077
David D.R. Hargreaves	$149,423	$129,000	$129,623
Deborah Thomas	$85,760	$62,808	N/A
Duncan Billing	$117,363	$84,300	$87,461
John Frascotti	$88,131	$63,000	$24,764

These amounts are in part contributed to the individual’s account in the 401(k) Plan and, to the extent in excess of certain Code maximums, deemed allocated to the individual’s account in the Supplemental Plan (401(k)).

Includes $5,000 matching charitable contribution made in the name of Brian Goldner in fiscal 2010.

(f)	Mr. Goldner became President and Chief Executive Officer of the Company on May 22, 2008. Prior thereto, Mr. Goldner served as Chief Operating Officer of the Company.

(g)	Mr. Hargreaves became Chief Operating Officer of the Company in May 2008. Mr. Hargreaves also served as Chief Financial Officer of the Company until May of 2009. Prior to becoming Chief Operating Officer, Mr. Hargreaves served as Executive Vice President, Finance and Global Operations, and Chief Financial Officer.

(h)	Ms. Thomas became Senior Vice President and Chief Financial Officer in May 2009. Prior thereto Ms. Thomas was Senior Vice President and Head of Corporate Finance.

* * *

The following table sets forth certain information regarding grants of plan-based awards for fiscal 2010 to the Named Executive Officers.

Grants of Plan-Based Awards

									All	All Other
									Other	Option		Closing	Grant
									Stock	Awards:		Market	Date Fair
						Estimated Future Payouts			Awards:	Number of	Exercise	Price	Value of
			Estimated Future Payouts Under Non-Equity			Under Equity			Number	Shares	Price of	on the	Stock and
			Incentive Plan Awards			Incentive Plan Awards			of	Underlying	Option	Date of	Option
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Shares	Options	Awards	Grant	Awards(e)

Brian Goldner	2/4/2010	(a)			$3,542,308
	2/4/2010	(b)				37,302	74,604	149,208					$2,359,352
	2/4/2010	(c)								312,094	$31.625	$31.26	2,091,030
	3/26/2010	(b)				62,500	125,000	250,000					4,799,375
	3/26/2010	(c)								687,000	38.395	38.41	6,176,130
	7/1/2010	(b)				30,750	61,500	123,000					2,530,110
	7/1/2010	(c)								93,500	41.14	40.85	864,875

David D.R. Hargreaves	2/4/2010	(a)			2,371,155
	2/4/2010	(b)				12,434	24,868	49,736					786,451
	2/4/2010	(c)								104,032	31.625	31.26	697,014

Deborah Thomas	2/4/2010	(a)	$170,135	283,558	850,674
	2/4/2010	(b)				5,537	11,074	22,148					350,215
	2/4/2010	(c)								46,327	31.625	31.26	310,391
	7/29/2010	(d)							7,500				312,713

Duncan Billing	2/4/2010	(a)	172,090	286,817	860,452
	2/4/2010	(b)				5,654	11,308	22,616					357,616
	2/4/2010	(c)								47,302	31.625	31.26	316,923
	7/29/2010	(d)							7,500				312,713

John Frascotti	2/4/2010	(a)	172,523	287,539	862,616
	2/4/2010	(b)				5,654	11,308	22,616					357,616
	2/4/2010	(c)								47,302	31.625	31.26	316,923
	7/29/2010	(d)							7,500				312,713

(a)	For Mr. Goldner and Mr. Hargreaves these management incentive awards were made pursuant to the Company’s 2009 Senior Management Annual Performance Plan. For Ms. Thomas, Mr. Billing and Mr. Frascotti these management incentive plan awards were made pursuant to the Company’s 2010 Management Incentive Plan.

(b)	All of these contingent stock performance awards were granted pursuant to the Company’s Restated 2003 Stock Incentive Performance Plan (the “2003 Plan”). These awards provide the recipients with the ability to earn shares of the Company’s Common Stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”) and cumulative net revenue (“Revenues”) targets over a three-year period beginning January 2010 and ending December 2012 (the “Performance Period”). Each Stock Performance Award has a target number of shares of Common Stock associated with such award which may be earned by the recipient if the Company achieves the stated EPS and Revenues targets set for the Performance Period. Upon a Change of Control, as defined in the 2003 Plan, all stock performance awards will be canceled in exchange for payment in the amount of the product of the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the target number of shares applicable to the award. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

(c)	All of these options were granted pursuant to the 2003 Plan. These options are non-qualified, were granted with an exercise price equal to the average of the high and low sales prices of the Company’s common stock on the date of grant, and, except for Mr. Goldner’s March and July retention grants, which vest over five annual installments, vest in equal annual installments over the first three anniversaries of the date of grant. All options become fully vested in the event of death, disability or retirement at the optionee’s normal retirement date and are exercisable for a period of one year from the date of such disability or retirement, or in the case of death, from the appointment and qualification of the executor, administrator or trustee for the optionee’s estate. An optionee taking early retirement may, under certain circumstances, exercise all or a portion of the options unvested at his or her early retirement date and may exercise such options for three months or such longer period as the Compensation Committee may approve. Unless otherwise approved by the Compensation Committee in its discretion, upon termination of employment for any other reason, only options vested at the date of the termination may be exercised, and are exercisable for a period of three months following termination.

Upon a Change of Control, as defined in the 2003 Plan, all options become immediately exercisable and will be canceled in exchange for payment in the amount of the difference between the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the exercise price of such options. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee. Participants may exercise options and satisfy tax withholding liabilities by payments in cash or by delivery of Common Stock equal to the exercise price and the tax withholding liability. In addition, participants may instruct the Company to withhold shares issuable upon exercise in satisfaction of tax withholding liability.

(d)	All of these restricted stock unit awards were granted pursuant to the Company’s Restated 2003 Stock Incentive Performance Plan (the “2003 Plan”). The restricted stock units cliff vest in one tranche on the five-year anniversary of the grant date, provided the recipient remains employed with the Company through such date. Upon a Change of Control, as defined in the 2003 Plan, all of the restricted stock unit awards will be canceled in exchange for payment in the amount of the product of the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the target number of shares applicable to the award. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

(e)	The Grant Date Present Values for options for the Named Executive Officers were determined using the standard application of the Black-Scholes option pricing methodology using the following weighted average assumptions: volatility 29.35%, dividend yield 2.84% and a risk free interest rate of 2.43% based on the options being outstanding for approximately five and a half years. The Grant Date Present Values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing the Grant Date Present Values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on an option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, and the extent if any, by which such market value exceeds the exercise price on the date of exercise. The grant date fair values for the contingent stock performance awards were based on the average of the high and low trading prices on the date of grant of these awards, which was $31.625 per share on February 4, 2010, $38.395 per share on March 26, 2010, and $41.14 per share on July 1, 2010. The grant date fair values for the restricted stock unit awards were based on the average of the high and low trading prices on the date of grant of these awards, which was $41.695 per share.

Please see note 13 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 26, 2010, for a detailed discussion of the assumptions used in valuing these options and stock awards.

* * *

The following table sets forth information for equity awards held by the named individuals as of the end of the Company’s 2010 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

							Stock Awards
											Equity
	Option Awards										Incentive Plan
				Equity					Equity		Awards:
				Incentive					Incentive		Market or
				Plan Awards:			Number	Market	Plan Awards:		Payout Value
	Number of	Number of		Number of			of Shares	Value of	Number of		of Unearned
	Securities	Securities		Securities			or Units	Shares or	Unearned		Shares, Units
	Underlying	Underlying		Underlying			of Stock	Units of	Shares, Units or		or Other
	Unexercised	Unexercised		Unexercised	Option		That	Stock That	Other Rights		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	That Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)(l)	(#)		($)(l)

Brian Goldner							57,787 (a)	$2,803,825	35,508	(c)	$1,722,848
									68,871	(d)	$3,341,621
									74,604	(e)	$3,619,786
									125,000	(f)	$6,065,000
									61,500	(g)	$2,983,980
	100,000	—		—	$17.9685	4/24/2012
	75,000	—		—	$18.5750	5/19/2014
	90,000	—		—	$20.5700	5/18/2012
	181,406	—		—	$18.8150	7/26/2013
	122,888	—		—	$32.4250	5/23/2014
	109,739	54,870	(h)	—	$27.0950	2/12/2015
	132,538	265,076	(i)	—	$22.7300	5/20/2016
	—	312,094	(j)	—	$31.625	2/3/2017
	—	687,000	(k)	—	$38.395	3/25/2017
	—	93,500	(k)	—	$41.14	6/30/2017
David D.R. Hargreaves							0	$0	23,302	(c)	$1,130,613
									24,105	(d)	$1,169,575
									24,868	(e)	$1,206,595
	40,000	—		—	$18.5750	5/19/2014
	45,000	—		—	$20.5700	5/18/2012
	85,034	—		—	$18.8150	7/26/2013
	80,645	—		—	$32.4250	5/23/2014
	72,017	36,008	(h)	—	$27.0950	2/12/2015
	46,389	92,776	(i)	—	$22.7300	5/20/2016
	—	104,032	(j)	—	$31.625	2/3/2017
Deborah Thomas							7,500 (b)	$363,900	6,658	(c)	$323,046
									6,026	(d)	$292,382
									11,074	(e)	$537,310
	20,576	10,288	(h)	—	$27.0950	2/12/2015
	11,597	23,194	(i)	—	$22.7300	5/20/2016
	—	46,327	(j)	—	$31.625	2/3/2017
Duncan Billing							7,500 (b)	$363,900	13,731	(c)	$666,228
									10,653	(d)	$516,884
									11,308	(e)	$548,664
	—	21,219	(h)	—	$27.0950	2/12/2015
	—	41,004	(i)	—	$22.7300	5/20/2016
	—	47,302	(j)	—	$31.625	2/3/2017
John Frascotti							7,500 (b)	$363,900	14,148	(c)	$686,461
									10,976	(d)	$532,556
									11,308	(e)	$548,664
	—	21,862	(h)	—	$27.0950	2/12/2015
	21,124	42,246	(i)	—	$22.7300	5/20/2016
	—	47,302	(j)	—	$31.625	2/3/2017

(a)	Comprised of 57,787 restricted stock units. All of the 57,787 restricted stock units will vest on May 22, 2011, subject to Mr. Goldner’s continued employment with the Company through that date.

(b)	Comprised of restricted stock units which cliff vest on the five-year anniversary of the date of grant, provided the recipient continued employment with the Company through that date.

(c)	These contingent stock performance awards, granted in fiscal 2008, are reflected at 115% of the target number of shares for such awards. The performance period for those awards ended at the end of December 2010, but the awards were not actually earned by the recipients until February 23, 2011, following certification of the Company’s financial performance under those awards at a level which yielded a payout of 115% of target.

(d)	These contingent stock performance awards granted in fiscal 2009, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2011 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(e)	These contingent stock performance awards granted in February 2010, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2012 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(f)	These contingent stock performance awards granted in March 2010 to Mr. Goldner, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2012 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(g)	These contingent stock performance awards granted in July 2010 to Mr. Goldner, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2012 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(h)	The remainder of these options vested on February 13, 2011, subject to the optionee’s continued employment with the Company through that date.

(i)	One half of these unexercisable options will vest on each of May 21, 2011 and May 21, 2012, subject to the optionee’s continued employment with the Company through those dates.

(j)	One third of these options will vest on each of February 4, 2011, February 4, 2012 and February 4, 2013, subject to the optionee’s continued employment with the Company through those dates.

(k)	One fifth of these options will vest on each of March 26, 2011, March 26, 2012, March 26, 2013, March 26, 2014 and December 31, 2014, subject to the optionee’s continued employment with the Company through those dates.

(l)	These amounts were computed by multiplying the number of shares by the closing share price of $48.52 on December 24, 2010, the last trading day of the Company’s 2010 fiscal year.

***

The following table sets forth information concerning aggregate option exercises, vesting of restricted stock and earning of stock pursuant to contingent stock performance awards during the 2010 fiscal year for the Named Executive Officers.

Option Exercises and Stock Vested

	Option Awards
	Number of		Stock Awards
	Shares		Shares
	Acquired on	Value Realized	Acquired	Value Realized
	Exercise	On Exercise	on Vesting	On Vesting
Name	(#)	($)	(#)	($)

Brian Goldner	150,000	$3,520,208	36,698	$1,295,256
David D.R. Hargreaves	125,000	$3,198,123	24,083	$850,009
Deborah Thomas	58,894	$1,215,833	5,505	$194,299
Duncan Billing	103,851	$1,671,173	8,188	$288,995
John Frascotti	43,724	$901,956	—	$—

* * *

The following table sets forth information regarding each of the Named Executive Officers’ years of credited service and accrued pension benefits with the Company under plans providing specified retirement payments and benefits, including tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and non-qualified defined contribution plans. Information is provided as of the plans’ measurement dates used for financial reporting purposes for the Company’s 2010 fiscal year.

Pension Benefits

			Present Value of
		Number of	Accrued Benefit
		Years of	Payable at Normal	Payments
		Credited	Retirement	During The Last
Name	Plan Name	Service	($)(a)	Fiscal Year($)

Brian Goldner	Pension Plan	8.0	$116,628	$0
	Supplemental Plan	8.0	$904,100	$0
David D.R. Hargreaves	Pension Plan	15.0	$350,305	$0
	Supplemental Plan	15.0	$1,189,001	$0
	Retirement Agreement	28.0	$4,701,638	$0
Deborah Thomas	Pension Plan	9.0	$116,758	$0
	Supplemental Plan	9.0	$66,292	$0
Duncan Billing	Pension Plan	16.0	$271,464	$0
	Supplemental Plan	16.0	$454,961	$0
John Frascotti(b)	Pension Plan	N/A	N/A	N/A

(a)	The “Present Value of Accrued Benefit” is the lump-sum value as of December 26, 2010 of the annual pension benefit earned as of December 26, 2010 payable under a plan for the executive’s life beginning on the date in which the Named Executive Officer may commence an unreduced pension under the respective plan, reflecting credited service and five-year average compensation as of the plan freeze date of December 31, 2007, and current statutory benefit and pay limits as applicable. Certain assumptions were used to determine the lump-sum values and are outlined below. These assumptions are consistent with those used for financial statement purposes, except that the Named Executive Officer is assumed to continue to be employed until the assumed retirement age (i.e., there will be no assumed termination for any reason, including death or disability). The assumptions are as follows: (i) measurement date is December 26, 2010, (ii) it is assumed that 65% of participants will elect a lump sum payment and 35% will elect an annuity under the Pension Plan and the Supplemental Plan, and that Mr. Hargreaves will elect an annuity for any benefits provided under the Retirement Agreement, (iii) the discount rate is assumed to be 5.20% for the Pension Plan, 4.99% for the Supplemental Plan and 5.07% for the Retirement Agreement, (iv) for the Pension Plan and the Supplemental Plan, the lump sum interest rate is assumed to be 5.50%, (v) for mortality (post-commencement) the RP-2000 mortality tables projected to the measurement date are used with separate rates for males and females for benefits paid as annuities and the IRS table promulgated in Revenue Ruling 2007-67 for benefits paid as lump sums, (vi) the earliest unreduced retirement age is age 65 for the plans prior to the January 1, 2000 amendment, and age 55 for the plans following such amendment and (vii) all values are estimates only; actual benefits will be based on data, pay and service at the time of retirement. Mr. Hargreaves is currently eligible for an unreduced retirement benefit.

(b)	The Pension Plan was frozen prior to Mr. Frascotti joining the Company.

Description of Pension Plans

The Company sponsors the Hasbro, Inc. Pension Plan (the “Pension Plan”) and the Supplemental Benefit Plan (the “Supplemental Plan”) for substantially all of its U.S. employees. The Pension Plan provides funded, tax-qualified benefits subject to the limits on compensation and benefits applicable under the Internal Revenue Code. Except for John Frascotti, who joined the Company on January 21, 2008, after the Pension Plan benefits had been frozen, all of the Named Executive Officers participate in the Pension and Supplemental Plans. As a result of his service while in the U.K., Mr. Hargreaves accrued a benefit under the Company’s former U.K. Employee Benefits Plan (the “U.K. Plan”) and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). As is discussed in the “Executive Benefits” section of the Compensation Discussion and Analysis, the Company entered into a Retirement Agreement with Mr. Hargreaves. The Retirement Agreement effectively replaces the benefit accrued under the Expatriate Plan while providing for continued pension accruals until Mr. Hargreaves’ retirement. The U.K. Plan was closed in 1994 and the accrued benefits under the U.K. Plan were transferred to Legal and General. The Company no longer has any obligation to pay those benefits. Mr. Hargreaves is, however, entitled to an annuity benefit from Legal and General relating back to the closed U.K. Plan. The Pension Plan, Supplemental Plan, Post-Employment Agreement, former U.K. Plan annuity benefit and Retirement Agreement are described in more detail below.

The Company does not have a policy of granting any additional years of benefit service beyond the definition of benefit service within the plans identified above. A year of benefit service is earned for each year in which an employee completes at least 1,000 hours of service for the Company.

Benefits earned under the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan were frozen effective December 31, 2007. Effective January 1, 2008, the Company amended its 401(k) Plan to include an additional annual Company contribution targeted at 3% of an employee’s base salary and bonus, which is in addition to the pre-existing Company matching formula. In addition, for eligible employees meeting certain age and service requirements, there will be an additional annual transition contribution ranging from 1% to 9% of the employees’ base salary and bonus during the years 2008 through 2012. Annual contributions in excess of IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)). Mr. Hargreaves waived his right to participate in either of these new 401(k) Plan features.

Pension Plan

Effective January 1, 2000, the Company amended the Pension Plan as part of an overall redesign of its retirement programs. The January 1, 2000 amendments to the Pension Plan implemented a number of changes. Among the significant changes, the amendments to the Pension Plan provided for a lump sum benefit or an annual benefit, both determined primarily on the basis of average compensation and actual years of service (previously years of service in excess of 30 years were excluded). Another aspect of the amendments made the benefits under the Pension Plan portable after five years of service with the Company.

Until January 1, 2007, employees working for the Company at the time of the January 1, 2000 amendments received the greater of the benefit provided by the unamended plan and the benefit provided by the amended plan. For such employees retiring on or after January 1, 2007, to compute their benefits the Company determines what the employee’s benefits would have been under the Pension Plan, prior to the amendment, as of December 31, 2006. If the benefits under the Pension Plan, prior to the amendment, are higher than the benefits provided for such employee under the Pension Plan following the amendment, the employee’s pension benefits are computed by adding the benefits accrued under the unamended plan, as of December 31, 2006, to the benefits accrued under the plan, as amended, for periods of service after January 1, 2007. For employees joining the Company after January 1, 2000, benefits will only be computed with respect to the Pension Plan as amended. Mr. Goldner was hired after January 1, 2000 and, therefore, is covered only by the amended Pension Plan.

Prior to the January 1, 2000 amendment the annual annuity under the Pension Plan was computed as follows: (I) (A) 50% of the person’s five-year average compensation was reduced by (B) X% of the lesser of (i) the person’s three-year average compensation and (ii) the person’s social security covered compensation, and (II) the resulting amount was then multiplied by the ratio of years of benefit service (not to exceed 30) over 30. For purposes of computing benefits in this formula X equals: (i) 22.5 if the social security retirement age is 65, (ii) 21.0 if the social security retirement age is 66 and (iii) 19.5 if the social security retirement age is 67.

If benefits commenced prior to age 65, (A) and (B) above were adjusted separately for early commencement as follows: (A) is reduced by 4% per year until age 50 and on an actuarially equivalent basis thereafter and (B) is reduced 5/9th of 1% for the first 60 months commencement precedes social security retirement age and 5/18th of 1% for the next 60 months. Thereafter, (B) is reduced on a actuarially equivalent basis. In all cases, X above equals 22.5% for early commencement of benefits.

Following the January 1, 2000 amendment annual annuity benefits under the Pension Plan are computed as follows: (I) (A) 2/3 of 1% of the person’s five-year average compensation is added to (B) 1/3 of 1% of the person’s five-year average compensation in excess of the social security taxable wage base and the resulting amount is multiplied by (II) the person’s years of benefit service. Under the amended plan, benefits commencing prior to age 55 are reduced 1/4th of 1% for each month commencement precedes age 55, with a maximum reduction of 75%.

For purposes of the computations set forth above under the Pension Plan, “five-year average compensation” equals the highest consecutive five years of compensation during the last ten years, while “three-year average compensation” equals the three most recent years during the same five-year period. Compensation includes salary, non-equity incentive plan payments and any additional cash bonus (in the year paid) as well as tax-qualified elective deferrals and excludes equity based compensation, sign-on or retention bonuses and other forms of non-cash compensation that may be taxable to the executive. Compensation is subject to the maximum limits imposed under the Code (which were $225,000 for 2007, the last year that compensation was considered under the plan).

Participants may elect to receive benefits as a lump sum payment or one of the annuity forms of payment available under the Pension Plan. Because the plan provides for a lump sum payment, benefits may commence at any age after termination, once vested (generally after five years of benefit service). For early commencement, the comparison of benefits under the amended and unamended formulae is determined based on the reduced benefit under each formula at the commencement age.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

Supplemental Plan (Pension)

The Supplemental Plan provides benefits determined under the same benefit formula as the Pension Plan, but without regard to the compensation and benefit limits imposed by the Code. For determination of Supplemental Plan benefits, compensation deferred into the Non-qualified Deferred Compensation Plan is included in the year of deferral. Benefits under the Supplemental Plan are reduced by benefits payable under the Pension Plan. The Supplemental Plan benefits are not tax-qualified and are unfunded.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

U.K. Employee Benefits Plan

As a result of his service while in the U.K., Mr. Hargreaves accrued a benefit under the Company’s former U.K. Employee Benefits Plan (the “U.K. Plan”) and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). The U.K. Plan was closed in 1994 and an annuity was purchased from Legal and General to provide the accrued benefits under the U.K. Plan. The Company no longer has any obligation to pay those benefits. Mr. Hargreaves is, however, entitled to the annuity benefit from Legal and General relating back to the closed U.K. Plan. The annual single straight-life annuity benefit earned by Mr. Hargreaves under the U.K. Plan as of the date his participation in the U.K. Plan ceased was 9,617 British pounds. This annuity amount is adjusted each year for inflation.

Retirement Agreement With Mr. Hargreaves

Mr. Hargreaves is entitled to a defined benefit from a Retirement Agreement that replaces the benefits previously accrued under the Expatriate Plan and considers all of his services with Hasbro, including periods in the U.K. The single straight-life annuity benefit under the Retirement Agreement is determined as follows: (I) (A) 1% of five-year average compensation multiplied by (B) years of benefit service (for this purpose Mr. Hargreaves is continuing to accrue years of benefit service), with such benefits then being reduced by (II) the benefits payable from the (i) former U.K. Plan sponsored by Hasbro (which benefits are now being provided by Legal and General as a result of the buyout of deferred pensioners), (ii) Pension Plan and (iii) Supplemental Plan (pension benefits). Due to Mr. Hargreaves age and service, benefits under this plan are payable on an unreduced basis.

The following table provides information with respect to fiscal 2010 for each of the Named Executive Officers regarding defined contribution plans and other plans which provide for the deferral of compensation on a basis that is not tax-qualified.

	Non-qualified Deferred Compensation
		Executive	Registrant		Aggregate
		Contributions	Contributions in	Aggregate	Withdrawals /	Aggregate Balance at
		in Last Fiscal Year	Last Fiscal Year	Earnings in Last	Distributions	Last Fiscal Year End
Name	Plan Name	($)(a)	($)(a)	Fiscal Year($)(b)	($)	($)(c)

Brian Goldner	Nonqualified Deferred Compensation Plan	$—	$—	$26,998	$ —	$278,926
	Supplemental Savings Plan	—	363,577	67,963	—	1,678,874
David D.R. Hargreaves	Nonqualified Deferred Compensation Plan	170,000	—	393,995	—	2,977,265
	Supplemental Savings Plan	—	134,723	35,624	—	811,543
Deborah Thomas	Nonqualified Deferred Compensation Plan	—	—	23,411	—	319,650
	Supplemental Savings Plan	—	61,260	7,056	—	198,824
Duncan Billing	Nonqualified Deferred Compensation Plan	—	—	33,768	—	224,043
	Supplemental Savings Plan	—	87,963	15,483	—	383,289
John Frascotti	Nonqualified Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	66,081	2,149	—	114,532

(a)	Both the executive and registrant contributions above are also disclosed in the preceding Summary Compensation Table as either salary, non-equity incentive plan compensation or under all other compensation, as applicable. Registrant contributions earned during 2010 but credited to the account during 2010 as well as executive contributions on amounts earned during 2010 but paid in 2011 are included in the table above.

(b)	The aggregate earnings in the last fiscal year include earnings on amounts deferred by the individual in years prior to fiscal 2010.

(c)	Includes registrant and executive contributions on amounts earned during 2010 but credited during 2011. In addition to the amounts contributed for 2010, the amounts below were reported as compensation in prior Summary Compensation Tables (Mr. Goldner and Mr. Hargreaves have had their compensation for fiscal 2000 forward reported as named executive officers in the Company’s previous proxy statements, Ms. Thomas had her compensation for fiscal 2009 forward reported as a Named Executive Officer, and Mr. Billing and Mr. Frascotti have had their compensation for fiscal 2008 forward reported in the Company’s proxy statements).

Brian Goldner	$1,698,307
David D.R. Hargreaves	$2,390,866
Deborah Thomas	$39,803
Duncan Billing	$120,413
John Frascotti	$46,137

Amounts included in the “Non-qualified Deferred Compensation” table above consist of executive deferrals and registrant contributions under the Supplemental Plan and the Non-qualified Deferred Compensation Plan, each of which are described below.

Supplemental Plan (401(k))

Each of the Named Executive Officers participated in the Supplemental Plan. All registrant contributions reflected in the preceding table were allocated to the Supplemental Plan. Elective deferrals are not permitted under the Supplemental Plan. Account balances received interest at the rate of 5.75% per year for 2010. This rate reflects the 2010 return, less an allowance for certain expenses, paid by the insurance companies providing this corporate owned life insurance product to Hasbro. Matching contributions are fully vested at all times while the annual Company and transition contributions are subject to a 3-year vesting requirement, however remaining benefits are subject to forfeiture for violations of non-competition or confidentiality obligations or for termination due to certain criminal acts involving Company property. Benefits under the Supplemental Plan are payable as a lump sum upon termination of employment (including retirement and death), subject to a six-month waiting period under Code Section 409A, as applicable.

As is noted in the description of Pension Plans set forth in the preceding pages, effective January 1, 2008, this plan was expanded to include new program employer contributions in excess of IRS limits.

Non-qualified Deferred Compensation Plan

The Company’s Non-qualified Deferred Compensation Program is available to all of the Company’s employees who are in band 40 (director level) or above and whose compensation is equal to or greater than $110,000 for 2010, including the Named Executive Officers. Participants may defer up to 75% of their base salary and 85% of the awards they are paid under the Company’s non-equity incentive plans. Participant account balances are credited with earnings based on the participant’s selection from the list of investments below. The fixed rate option was added to the plan effective July 21, 2009. The allocation of investments may be changed as often as daily, with the exception of the Hasbro Stock Fund and the fixed rate option. Selection of the Company Stock Fund and the fixed rate option is made once per year and becomes effective the following January. Rates of return earned(lost) by the Named Executive Officers are the same as the rates of return earned(lost) by other participants selecting the same investment choices and are set forth in the table below for fiscal 2010. As such, the Company does not consider these rates of return to be “above-market” within the meaning of the rules of the United States Securities and Exchange Commission.

	Rate of		Rate of
	Return		Return
Investment	for 2010	Investment	for 2010

Money Market	0.24%	Large Cap Growth	24.17%
Intermediate Bond	8.10%	Mid-Cap Core Index	25.37%
Balanced	11.02%	Small-Cap Core Index	26.55%
Large Cap Value	9.33%	International Equity	15.79%
S&P 500 Index	15.02%	Real Return	8.10%
Large Cap Core	17.22%	Hasbro Stock Fund	Approximates the
Fixed Rate Option	5.75%		rate of return on the Company’s common stock

Generally, account balances under the plan may be paid as a lump sum or in installments over a five, ten or fifteen-year period following the termination of employment, except amounts designated as short-term payouts which are payable at a pre-selected date in the future. Account balances may be distributed prior to retirement in the event of a financial hardship, but not in excess of the amount needed to meet the hardship.

Potential Payments Upon Termination or Change in Control; Employment Agreements

The following tables provide information as to the value of incremental payments and other benefits that would have been received by the Named Executive Officers upon a termination of their employment with the Company due to various types of situations, or upon a change in control of the Company, assuming such termination and/or change in control had taken place on December 23, 2010 (the last business day of the Company’s 2010 fiscal year). The benefits reflect the closing price of the Company’s Common Stock of $48.52 on December 23, 2010, where appropriate, except that in the case of a Change in Control, the benefits reflect a price of $50.17 per share (which was the highest price during the sixty days prior to December 23, 2010, as computed in accordance with the Company’s equity compensation plans). Following these tables is a narrative description of the plans and agreements pursuant to which these payments and benefits are payable.

In addition to the benefits detailed in the following tables, the Named Executive Officers are eligible to receive vested benefits under the Company’s pension plans and deferred compensation plans, to the extent applicable, which are quantified in the preceding tables in this proxy statement, as well as benefits under stock options held by such executive officers which are vested and exercisable as of the date of their termination. In addition, the Named Executive Officers are eligible to participate in the Company’s post-retirement medical program, which is available to all salaried employees and provides post-retirement life insurance and access to health coverage funded by the retiree at the same rates as an active employee.

Brian Goldner

						Involuntary
						Without
				Involuntary		Cause or for
				w/out		Good
				Cause /		Reason (w/			Death
	Voluntary	Involuntary		Voluntary		Change			Pre-
	Resignation	for Cause		for Good Reason		in Control)(a)	Disability		Retirement		Retirement

Cash Severance
Base Salary	$0	$0		$2,000,000		$2,817,693	$0		$0		N/A
Bonus	$0	$0		$2,500,000		$6,240,000	$0		$0		N/A
Bonus for 2010	$0	$0		$2,600,000		$1,500,000	$2,600,000		$2,600,000		N/A

Total Cash Severance	$0	$0		$7,100,000		$10,557,693	$2,600,000		$2,600,000		N/A
Benefits & Perquisites
Pension	$0	$0	(b)	$0		$171,171	$0		$0		N/A
Health and Welfare Benefits	$0	$0		$32,330		$48,495	$0		$0		N/A
Outplacement	$0	$0		$17,000		$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$0	$0		$49,330		$236,666	$0		$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A		$16,195,081	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$20,930,633		$23,261,323	$20,930,633		$20,930,633		N/A
Value of Accelerated Restricted Stock	$0	$0		$2,803,825		$2,899,174	$2,803,825		$2,803,825		N/A
Value of Accelerated Performance Shares	$0	$0		$12,475,657	(c)	$16,554,846	$16,010,387	(c)	$16,010,387	(c)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$36,210,115		$42,715,343	$39,744,845		$39,744,845		N/A
Total Value: Incremental Benefits	$0	$0		$43,359,445		$69,704,783	$42,344,845		$42,344,845		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and he would be eligible for an excise tax gross-up payment of $9,771,722.

(b)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Goldner’s employment agreement as it was in effect at the end of fiscal 2010, including both pension and deferred compensation, were subject to forfeiture.

(c)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 23, 2010.

David D.R. Hargreaves

					Involuntary
					Without
					Cause or for
				Involuntary	Good Reason			Death
	Voluntary	Involuntary		Without	(w/ Change in			Pre-
	Resignation	for Cause		Cause	Control)(a)	Disability		Retirement		Retirement

Cash Severance
Base Salary	$0	$0		$861,538	$1,947,000	$0		$0		N/A
Bonus	$0	$0		$0	$3,420,000	$0		$0		N/A
Target Bonus for 2010	$0	$0		$0	$640,000	$0		$0		N/A

Total Cash Severance	$0	$0		$861,538	$6,007,000	$0		$0		N/A
Benefits & Perquisites
Pension(b)	$30,993	$0	(c)	$30,993	$1,176,747	$30,993		$0		$30,993
Health and Welfare Benefits	$0	$0		$18,480	$51,480	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$30,993	$0		$66,473	$1,245,227	$30,993		$0		$30,993
280G Tax Gross-Up	N/A	N/A		N/A	$4,473,030	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$0	$5,305,931	$4,921,785		$4,921,785		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$2,456,976	$1,179,376	(d)	$1,179,376	(d)	$1,179,376	(d)

Total Value of Accelerated Equity Grants	$0	$0		$0	$7,762,907	$6,101,161		$6,101,161		$1,179,376
Total Value: Incremental Benefits	$30,993	$0		$928,011	$19,488,164	$6,132,154		$6,101,161		$1,210,369

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment under the Company’s Pension and Supplemental Plans. The incremental values assume that benefits under these plans are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Hargreaves’ change in control agreement, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 23, 2010.

Deborah Thomas

					Involuntary
					Without
					Cause or for
				Involuntary	Good Reason			Death
	Voluntary	Involuntary		Without	(w/ Change in			Pre-
	Resignation	for Cause		Cause	Control)(a)	Disability		Retirement		Retirement

Cash Severance
Base Salary	$0	$0		$475,000	$475,000	$0		$0		N/A
Bonus	$0	$0		$0	$0	$0		$0		N/A
Target Bonus for 2010	$0	$0		$0	$0	$0		$0		N/A

Total Cash Severance	$0	$0		$475,000	$475,000	$0		$0		N/A
Benefits & Perquisites
Pension(b)	$46,002	$0	(c)	$46,002	$46,002	$46,002		$0		N/A
Health and Welfare Benefits	$0	$0		$12,906	$12,906	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$46,002	$0		$75,908	$75,908	$46,002		$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A	N/A	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$0	$1,732,973	$1,601,288		$1,601,288		N/A
Value of Accelerated Restricted Stock	$0	$0		$0	$376,275	$363,900		$363,900		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$857,907	$372,876	(d)	$372,876	(d)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$0	$2,967,155	$2,338,064		$2,338,064		N/A
Total Value: Incremental Benefits	$46,002	$0		$550,908	$3,518,063	$2,384,066		$2,384,066		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 23, 2010.

Duncan Billing

					Involuntary
					Without
					Cause or for
					Good Reason			Death
	Voluntary	Involuntary		Involuntary Without	(w/ Change			Pre-
	Resignation	for Cause		Cause	in Control)(a)	Disability		Retirement		Retirement

Cash Severance
Base Salary	$0	$0		$485,000	$485,000	$0		$0		N/A
Bonus	$0	$0		$0	$0	$0		$0		N/A
Target Bonus for 2010	$0	$0		$0	$0	$0		$0		N/A

Total Cash Severance	$0	$0		$485,000	$485,000	$0		$0		N/A
Benefits & Perquisites
Pension(b)	$50,926	$0	(c)	$50,926	$50,926	$50,926		$0		N/A
Health and Welfare Benefits	$0	$0		$16,745	$16,745	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	$0		$0		N/A

Total Benefits & Perquisites	$50,926	$0		$84,671	$84,671	$50,926		$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A	N/A	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$0	$2,491,994	$2,311,277		$2,311,277		N/A
Value of Accelerated Restricted Stock	$0	$0		$0	$376,275	$363,900		$363,900		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$1,101,783	$526,296	(d)	$526,296	(d)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$0	$3,970,052	$3,201,473		$3,201,473		N/A
Total Value: Incremental Benefits	$50,926	$0		$569,671	$4,539,723	$3,252,399		$3,201,473		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 23, 2010.

John Frascotti

				Involuntary
				Without
				Cause or for
			Involuntary	Good Reason
	Voluntary	Involuntary	Without	(w/ Change in
	Resignation	for Cause	Cause	Control)(a)	Disability		Death		Retirement

Cash Severance
Base Salary	$0	$0	$485,000	$485,000	$0		$0		N/A
Bonus	$0	$0	$0	$0	$0		$0		N/A
Target Bonus for 2010	$0	$0	$0	$0	$0		$0		N/A

Total Cash Severance	$0	$0	$485,000	$485,000	$0		$0		N/A
Benefits & Perquisites
Pension	$0	$0	$0	$0	$0		$0		N/A
Health and Welfare Benefits	$0	$0	$17,109	$17,109	$0		$0		N/A
Outplacement	$0	$0	$17,000	$17,000	$0		$0		N/A

Total Benefits & Perquisites	$0	$0	$34,109	$34,109	$0		$0		N/A
280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0	$0	$2,540,912	$2,357,084		$2,357,084		N/A
Value of Accelerated Restricted Stock	$0	$0	$0	$376,275	$363,900		$363,900		N/A
Value of Accelerated Performance Shares	$0	$0	$0	$1,117,988	$536,728	(b)	$536,728	(b)	N/A

Total Value of Accelerated Equity Grants	$0	$0	$0	$4,035,175	$3,257,712		$3,257,712		N/A
Total Value: Incremental Benefits	$0	$0	$519,109	$4,554,284	$3,257,712		$3,257,712		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive.

(b)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 23, 2010.

Agreements and Arrangements Providing Post-Employment and Change in Control Benefits

The Company provides post-employment benefits through broad-based programs as well as individual agreements for certain executives. Benefits provided through each of the following programs are summarized below and the value of these benefits in various situations is included in the preceding tables.

•	Hasbro Equity Incentive Plans

•	Hasbro Severance Benefit Plan

•	Change of Control Agreements

•	Employment Agreement with Brian D. Goldner

•	Retirement Agreement with David D.R. Hargreaves

Benefits Under Hasbro Equity Incentive Plans

The executive officers of the Company and certain of the Company’s other employees have received outstanding equity awards, in the form of stock options, restricted stock grants, restricted stock units and/or contingent stock performance awards, under a number of equity incentive plans, including the Company’s 1995 Stock Incentive Performance Plan, 1997 Employee Non-qualified Stock Plan and Restated 2003 Stock Incentive Performance Plan.

Unless modified by the individual employment agreements or equity grant agreements entered into between the Company and an executive officer, all equity awards (including stock options, restricted stock grants, deferred restricted stock units and contingent stock performance awards) under all of the Company’s equity incentive plans are subject to the post-termination provisions which are summarized below, based on the type of termination or the occurrence of a change of control.

Effect of a Change of Control

Upon a change in control, whether or not an executive officer’s employment is terminated, all of such officer’s options become immediately exercisable and will be canceled in exchange for payment in the amount of the difference between the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the exercise price of such options. This payment will be made in a lump sum in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

Shares of restricted stock, restricted stock units and the target number of shares subject to contingent stock performance awards will become immediately vested upon a change in control and settled in a similar manner as stock options, as described above, except that there is no exercise price for restricted stock, restricted stock units or performance shares, so the value received will be the product of the number of shares multiplied by the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control.

For purposes of the Company’s equity incentive plans, “Change of Control” bears the same definition as described in the Change of Control Agreements, which are described below, except that for equity awards made on or after May 24, 2006, the threshold for a change in control is 35%, rather than 20% .

Disability Termination

If an executive officer’s employment with the Company is terminated due to a permanent disability of such officer, then, except to the extent this treatment is modified in an individual officer’s employment agreement, for such officer’s outstanding equity awards: (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of such disability, (ii) all restricted stock awards immediately vest and (iii) outstanding contingent stock performance awards remain outstanding for the remainder of the performance period and at the end of the performance period the number of shares which would have been earned under the award is pro-rated based on the portion of the performance period prior to the officer’s termination due to disability and such pro-rated number of shares is paid to the officer.

Termination due to Death of an Officer

If an executive officer’s employment with the Company terminates due to the officer’s death, then, except to the extent this treatment is modified in an individual officer’s employment agreement, for such officer’s outstanding equity awards (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of death or the appointment of the executor of such officer’s estate, (ii) all restricted stock and restricted stock unit awards immediately vest and (iii) outstanding contingent stock performance awards are paid out based on the pro-rated portion of the performance period completed prior to the officer’s death, with such pro-rated period applied to the target number of shares subject to such awards.

Retirement

Upon retirement of an executive officer, outstanding equity awards are treated in the following manner: (i) if the retirement qualifies as normal retirement, where the officer is 65 or older and has five or more years of service with the Company, all stock option awards vest and become exercisable for a period of one year following retirement and unvested stock and restricted stock unit awards vest, (ii) if the retirement qualifies as early retirement under the equity plans, the Compensation Committee has discretion whether or not to accelerate the vesting of unvested stock options, restricted stock and restricted stock units (the preceding tables assume the Compensation Committee does not exercise its discretion to vest additional shares) and (iii) if it qualifies as normal retirement or early retirement, unearned performance share awards remain outstanding for the remainder of the performance period and at the end of the period the number of shares which are actually earned are pro-rated for the portion of the performance period during which the officer was employed and such pro-rated portion is paid to the retired executive.

Other Voluntary or Involuntary Terminations

For all other terminations of employment of an executive officer, either voluntary or involuntary, except to the extent this treatment is modified in an individual officer’s employment agreement or by action of the Compensation Committee, no additional vesting of equity awards occurs as a result of termination but (i) stock options that were currently exercisable prior to termination remain exercisable for a period of from three (in the case of stock options granted with an exercise price equal to fair market value on the date of grant) to six (in the case of stock options granted with an exercise price in excess of the fair market value on the date of grant) months following the date of termination and (ii) all unvested restricted shares and stock units, and unearned contingent stock performance awards, are forfeited.

Hasbro Severance Benefit Plan

The Company’s Severance Benefits Plan provides for a basic level of severance benefits and a more substantial level of benefits, subject to the individual signing a severance agreement acceptable to the Company. These benefits are provided if the executive is terminated by the Company without cause. The benefits shown for Mr. Hargreaves, Ms. Thomas, Mr. Billing and Mr. Frascotti in the preceding tables assume that each officer signs an acceptable severance agreement and is thereby eligible for the following benefits under the Company’s Severance Benefits Plan: (i) continuation of base salary for a period equal to the greater of 2 weeks for each complete year of service with the Company or one year, (ii) continuation of Health & Welfare benefits for the same period including medical, dental, vision and life insurance, with the Company sharing the cost at the same rate as a similarly situated active employee and (iii) participation in an outplacement program. The amount shown in the tables above assumes one year of participation for each of these executives other than Mr. Hargreaves, for which the amount reflects 56 weeks. However, benefits under the Company’s Severance Benefits Plan cease upon re-employment of an executive, provided that if the individual notifies the Company of the new employment, the Company will provide a lump sum equal to 50% of the remaining severance pay as of the date of new employment.

Change of Control Agreements

Each of Brian Goldner and David D.R. Hargreaves is party to change in control agreements, as amended (the “Change of Control Agreements”) with the Company. The Change of Control Agreements come into effect only upon a “Change of Control,” as defined therein, and continue for three years after such date (the “Employment Period”).

If, during the Employment Period, an executive’s employment with the Company is involuntarily terminated other than for “Cause,” the executive is entitled to the executive’s (a) average annual salary for the five years preceding the Change of Control (or such lesser number of actual years employed) plus (b) the greater of (x) the target bonus during the year of termination and (y) the average annual bonus for the five completed years preceding the Change of Control (or such lesser number of actual years employed), in each case multiplied by three (or multiplied by two if the special bonus described in the following sentence has already been paid). In addition, if the executive remains employed through the first anniversary of the Change in Control the executive will receive a special bonus equal to one year’s salary and bonus, computed using the five-year look back period described in the prior sentence.

If the executive’s employment is involuntarily terminated other than for “Cause” during the Employment Period, the executive would also be entitled to an amount equal to the shortfall between the actuarial benefit payable to the executive under the Company’s retirement plans as a result of the early termination and the amount the executive would have received if the executive had continued in the employ of the Company for the remainder of the

Employment Period. In addition, the executive and the executive’s family would be entitled to the continuation of medical, welfare, life insurance, disability and other benefits for at least the remainder of the Employment Period. If the executive is subject to the payment of excise tax under Section 4999 of the Code or any tax imposed by Section 409A of the Code, the Company will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such taxes not applied.

In addition, the Change of Control Agreements permit an executive to terminate the executive’s employment for “Good Reason” at any time or for any reason during a 30-day period immediately following the first anniversary of the Change of Control and receive the above-described severance benefits. “Good Reason” includes diminution of the executive’s responsibilities or compensation, relocation or purported termination otherwise than as expressly permitted by the Change of Control Agreements. Under certain circumstances, certain payments by the Company pursuant to the Change of Control Agreements may not be deductible for federal income tax purposes pursuant to Section 280G of the Code.

A “Change of Control” is defined as the occurrence of certain events, including acquisition by a third party of 20% or more of the Company’s outstanding voting securities, a change in the majority of the Board, consummation of a reorganization, merger, consolidation, substantial asset sale involving, or shareholder approval of a liquidation or dissolution of, the Company subject, in each case, to certain exceptions. “Cause” is defined, for purposes of the Agreements, as demonstrably willful or deliberate violations of the executive’s responsibilities which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company, which are unremedied after notice, or conviction of the executive of a felony involving moral turpitude.

Employment Agreement with Brian Goldner

The Company and Mr. Goldner entered into an Amended and Restated Employment Agreement (the “Agreement”), effective March 26, 2010.

Under the Agreement, Mr. Goldner agrees to serve as the Company’s President and Chief Executive Officer through December 31, 2014. Thereafter the Agreement is automatically extended for additional one-year terms unless either the Company or Mr. Goldner provide notice of the intent not to renew at least 180 days prior to the expiration of the then current term. During the term, the Company agrees to nominate Mr. Goldner for election to the Company’s Board of Directors.

The Agreement reflects Mr. Goldner’s current annualized base salary of $1,200,000 and provided that Mr. Goldner was eligible to receive a management incentive plan bonus based on a target of one hundred and twenty-five percent (125%) of his earned base salary for fiscal 2010. Beginning in 2011 and thereafter, Mr. Goldner’s base salary, management incentive bonus target and long-term incentive target will be reviewed in accordance with the Company’s compensation policies for senior executives and will be adjusted to the extent, if any, deemed appropriate by the Compensation Committee of the Company’s Board of Directors.

The Agreement provided for one-time supplemental equity grants, beyond the annual equity grants Mr. Goldner received in February of 2010. Under the Agreement both a supplemental contingent stock performance award and a supplemental option award were granted to Mr. Goldner in March 2010 (together the “March 2010 Retention Grants”). The supplemental contingent stock performance award granted to Mr. Goldner has a three-year performance period ending at the end of 2012 and uses the same three-year performance metrics as the annual contingent stock performance awards which were made by the Company in February of 2010. This additional award covered 125,000 shares of the Company’s Common Stock at target performance. However, the supplemental contingent stock performance grant, unlike the Company’s previous annual contingent stock performance grants, provides for an extended two-year vesting period following the end of the performance period. Any shares earned under this supplemental contingent stock performance award following the December 2012 completion of the performance period will vest 50% the end of 2013, and the remaining 50% will vest at the end of 2014. The supplemental stock option award granted to Mr. Goldner in connection with the Agreement covers 687,000 shares and vests in cumulative annual installments of 20% over five years, with the final tranche scheduled to vest in December of 2014.

The Agreement provides that Mr. Goldner will participate in the Company’s other benefit programs under the terms which are extended to senior executives.

The Agreement contains certain post-employment restrictions on Mr. Goldner, including a two-year non-competition agreement which prohibits Mr. Goldner from engaging, in any geographical area in which Hasbro is doing business at the time of the termination of his employment, in any business which is competitive with the business of Hasbro as it exists at the time of termination of Mr. Goldner’s employment. The non-competition covenant in Mr. Goldner’s prior agreement with the Company only prohibited employment or participation in a toy or game business, as opposed to any business which is competitive with that of the Company.

In the event that Mr. Goldner’s employment is terminated: (A) by the Company for Cause, or at his election for other than Good Reason, the Company will pay Mr. Goldner the compensation and benefits otherwise payable to him through the last day of his actual employment; or (B) due to Mr. Goldner’s death or Disability (as defined in the Agreement) the Company will pay to Mr. Goldner or his estate (i) the compensation which would otherwise have been payable to him up to the end of the month in which the termination occurs, and (ii) an amount equal to the management incentive plan bonus that would otherwise have been payable to Mr. Goldner for the year in which the termination occurs based on the Company’s actual performance for that year, multiplied by a fraction, the numerator of which is the number of days elapsed in such fiscal year prior to termination of Mr. Goldner’s employment, and the denominator of which is 365 (the “Pro-Rata Bonus”), which amount will be payable at the time bonus payments were regularly scheduled to be made.

In addition, if Mr. Goldner’s employment is terminated due to his death or Disability, all of Mr. Goldner’s stock options, shares of restricted stock, restricted stock units and performance share awards shall vest in accordance with their terms, provided that for contingent stock performance awards for which the performance period is not completed, (i) in the case of Disability, Mr. Goldner will receive the actual number of shares which are earned based upon the Company’s performance under such awards over the full performance period, with such shares to be paid out promptly following completion of the applicable performance periods, and (ii) in the case of his death, shares would be paid out to Mr. Goldner’s estate following his death based upon (A) the target value of the contingent stock performance awards for the March 2010 Retention Grants and (B) the actual number of shares earned over the performance period for all other outstanding contingent stock performance awards. In both cases, the shares to be paid out under the contingent stock performance awards would not be pro-rated for the period of time in the performance period which had elapsed as of the date of Mr. Goldner’s death or Disability.

If Mr. Goldner’s employment is terminated by the Company without Cause, or by Mr. Goldner for Good Reason, and provided that Mr. Goldner provides a release to the Company, then (A) Mr. Goldner will be entitled to a severance amount equal to two (2) times Mr. Goldner’s target cash (salary plus bonus) compensation for the fiscal year immediately prior to the year in which the termination occurs, which severance amount shall be payable in eighteen (18) equal monthly installments beginning six months after the date of termination (the “Cash Severance Payments”), (B) Mr. Goldner will receive the Pro-Rata Bonus, (C) Mr. Goldner’s life insurance, medical and dental coverage will be continued for two years on the same terms such benefits were provided prior to termination, (D) all of Mr. Goldner’s unvested stock options, and time-based restricted stock and restricted stock units will fully vest and (E) to the extent Mr. Goldner then holds contingent stock performance awards for which the performance period has not been completed, Mr. Goldner will be entitled to the number of shares which would have been earned over the performance period based upon the Company’s actual performance, pro-rated for the portion of the applicable performance period completed as of the date of Mr. Goldner’s termination of employment, provided that only for the contingent stock performance awards included in the March 2010 Retention Grants, any shares earned under such awards will be payable without any pro-ration for the period of time remaining in the performance period following Mr. Goldner’s termination of employment. If Mr. Goldner begins permissible alternate employment during the severance period, then any remaining Cash Severance Payments due as severance under the Agreement will be reduced by 50%.

For purposes of the Agreement “Cause” shall be deemed to exist upon (a) Mr. Goldner’s refusal to perform: (i) his assigned duties for the Company; or (ii) his obligations under the Agreement; (b) conduct of Mr. Goldner involving fraud, gross negligence or willful misconduct or other action which damages the reputation of the Company; (c) Mr. Goldner’s indictment for or conviction of, or the entry of a pleading of guilty or nolo contendere by him to, any crime involving moral turpitude or any felony; (d) Mr. Goldner’s fraud, embezzlement or other intentional misappropriation from the Company; or (e) Mr. Goldner’s material breach of any material policies, rules or regulations of employment which may be adopted or amended from time to time by the Company. Good Reason means: (a) a material reduction in Mr. Goldner’s base salary, target bonus or target long-term incentive opportunity, without his consent, unless such reduction is due to a generally applicable reduction in the compensation of senior executives, (b) Mr. Goldner no longer serving as President and Chief Executive Officer, (c) a failure to keep Mr. Goldner’s change in control agreement in place, or if it terminates, to replace it with a substantially equivalent arrangement, or (d) a material breach by Hasbro of the terms of the Agreement.

The Agreement does not modify Mr. Goldner’s existing change in control agreement with the Company, dated March 18, 2000. In the event of a Change in Control (as defined in the change in control agreement) the benefits payable pursuant to the Agreement will be reduced by any severance benefits payable under the Change in Control Agreement.

The additional retention grants made to Mr. Goldner in July 2010, which were not provided for in the Amended and Restated Employment Agreement and were made subsequent to that Agreement, have the same treatment set forth above for the March 2010 Retention Grants.

Retirement Agreement With David D.R. Hargreaves

Mr. Hargreaves is entitled to a defined benefit from a Retirement Agreement that replaces the benefits previously accrued under the Expatriate Plan and considers all of his services with Hasbro, including periods in the U.K. The single straight-life annuity benefit under the Retirement Agreement is determined as follows: (I) (A) 1% of five-year average compensation multiplied by (B) years of benefit service (for this purpose Mr. Hargreaves is continuing to accrue years of benefit service), with such benefits then being reduced by (II) the benefits payable from the (i) former U.K. Plan sponsored by Hasbro (which benefits are now being provided by Legal and General as a result of the buyout of deferred pensioners), (ii) Pension Plan and (iii) Supplemental Plan (pension benefits). Due to Mr. Hargreaves age and service, benefits under this plan are payable on an unreduced basis.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board as of the 2010 fiscal year end were John M. Connors, Jr. (Chair), Frank J. Biondi, Jr., Kenneth A. Bronfin and Edward M. Philip. None of the members of the Compensation Committee during fiscal 2010 had at any time been an officer or employee of the Company or of any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board or Compensation Committee during fiscal 2010.

SHAREHOLDER ADVISORY VOTE ON COMPENSATION FOR NAMED EXECUTIVE OFFICERS

(Proposal No. 2)

Pursuant to Section 14A of the Exchange Act, we are seeking shareholder approval for the compensation of our Named Executive Officers, as such compensation is disclosed in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation”. This vote is advisory and is not binding on the Company. Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders of Hasbro, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed pursuant to the rules of the Securities and Exchange Commission in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation”.

As we discussed under the section of this proxy statement entitled “Compensation Discussion and Analysis”, we have designed our compensation programs for our Named Executive Officers in the way we believe maximizes the performance of those executives and of the Company and promotes the creation of long-term shareholder value. To further these objectives, the majority of the compensation for our Named Executive Officers is tied to achievement of performance targets which are based upon our Board approved strategic and operating plans and/or to increases in the value of our stock. Our compensation program is designed to enable the Company to attract and retain top talent, create a close relationship between performance and realized compensation, and promote the interests of you, our shareholders. We believe our executive compensation program achieves these objectives.

Shareholders are urged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

Approval

Although the vote is non-binding, the Board of Directors and Compensation Committee of the Company will carefully consider the results of this vote in connection with their ongoing evaluation, and establishment, of the Company’s compensation arrangements and programs for the Company’s Named Executive Officers.

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on this shareholder advisory vote is required for approval of the resolution. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADVISORY APPROVAL OF THE COMPANY’S COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS.

SHAREHOLDER ADVISORY VOTE ON THE FREQUENCY OF VOTES ON
THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

(Proposal No. 3)

Pursuant to Section 14A of the Exchange Act, the Board is asking shareholders to submit a non-binding, advisory vote to express whether they prefer that shareholder advisory votes on the compensation of our Named Executive Officers, such as the one set forth above under Proposal No. 2, be held every one, two or three years. Shareholders will be able to mark the proxy card or voting instruction card for the Meeting to indicate whether they want the Company to hold these say-on-pay advisory votes every one, two or three years, in response to the resolution set forth below. Alternatively, shareholders may indicate that they are abstaining from voting.

RESOLVED, that the shareholders of Hasbro, Inc. advise that an advisory resolution with respect to approval of the Company’s compensation for its Named Executive Officers be proposed every one, two or three years, as is reflected on the shareholders’ votes of each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one year, two years or three years based on your preference for how frequently (being every one, two or three years) an advisory vote on executive compensation should be held. If you have no preference you may abstain from voting.

In the Company’s opinion, the optimal frequency of the advisory vote on executive compensation depends on a balancing of the benefits and burdens of more or less frequent votes. Many believe less frequent votes are best as they enable shareholders to focus on the Company’s overall compensation program design, as opposed to short-term decisions, and allow for a window of time sufficient to determine how well the compensation program design drives the Company’s performance over the longer-term and the creation of longer-term shareholder value. These less frequent votes also avoid the burden that annual votes impose on shareholders and prevent distraction to the Company from trying to react to short-term impacts to its compensation programs.

Others believe more frequent shareholder votes are optimal as they provide shareholders with the opportunity to react promptly to emerging trends in compensation and to provide rapid feedback to the Company with respect to their views on the effectiveness and appropriateness of the Company’s executive compensation programs. This provides the Board and the Compensation Committee with the opportunity to evaluate individual compensation decisions each year in light of the shareholder feedback and to better incorporate current shareholder views into the Company’s compensation programs.

The Board believes that the most appropriate outcome at this time is to have an annual shareholder advisory vote on compensation, to best enable the Board and the Compensation Committee to understand and incorporate the views of the shareholders in structuring the Company’s executive compensation programs. As time progresses the Board may alter this view, but initially the Board is interested in obtaining more frequent feedback from its shareholders to assist in evaluating and structuring the Company’s compensation programs.

Approval

Although the vote on the desired frequency of shareholder votes on executive compensation is non-binding, the Board of Directors and Compensation Committee of the Company will carefully consider the results of this vote in connection with their ongoing evaluation, and establishment, of the frequency with which the Company seeks an advisory shareholder vote on executive compensation.

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on this shareholder advisory vote is required for approval of a desired frequency under the resolution. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposed frequencies. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ONE YEAR OPTION (MEANING SUCH VOTES WOULD BE HELD EVERY YEAR) AS TO THE FREQUENCY OF AN ADVISORY VOTE ON THE COMPANY’S COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS.

COMPENSATION OF DIRECTORS

The following table sets forth information concerning compensation of the Company’s directors for fiscal 2010. Mr. Goldner, the Company’s current President and Chief Executive Officer, served on the Board during fiscal 2010. However, Mr. Goldner did not receive any compensation for his Board service in fiscal 2010 beyond his compensation as Chief Executive Officer.

				Change in
				Pension
				Value and
				Non-qualified
	Fees			Deferred
	Earned	Stock	Option	Compensation	All Other
	or Paid in	Awards	Awards	Earnings	Compensation
Name	Cash(a)	(b)(c)	(b)(c)	(d)	(e)	Total

Basil L. Anderson	$100,400	$119,970	$0	N/A	$36,623	$256,993
Alan R. Batkin	$4,238	$214,951	$0	$56,518	$66,994	$342,701
Frank J. Biondi, Jr.	$79,846	$119,970	$0	N/A	$27,433	$227,249
Kenneth A. Bronfin	$94,816	$119,970	$0	N/A	$16,515	$229,301
John M. Connors, Jr.	$0	$228,840	$0	N/A	$43,096	$271,936
Michael W.O. Garrett	$0	$218,250	$0	N/A	$31,261	$249,511
E. Gordon Gee(f)	$31,500	$0	$0	N/A	$8,144	$39,644
Lisa Gersh	$0	$170,604	$0	N/A	$1,594	$172,198
Jack M. Greenberg	$91,378	$119,970	$0	N/A	$28,419	$239,767
Alan G. Hassenfeld	$261,254	$119,970	$0	N/A	$6,776	$388,000
Tracy A. Leinbach	$101,599	$119,970	$0	N/A	$12,215	$233,784
Edward M. Philip	$0	$244,101	$0	N/A	$49,728	$293,829
Paula Stern(f)	$30,500	$0	$0	N/A	$12,706	$43,206
Alfred J. Verrecchia	$116,294	$119,970	$0	N/A	$8,809	$245,073

(a)	Includes amounts which are deferred by directors into the interest account under the Deferred Compensation Plan for Non-Employee Directors, as well as interest earned by directors on existing balances in the interest account. Does not include the amount of cash retainer payments deferred by the director into the stock unit account under the Deferred Compensation Plan for Non-Employee Directors, which amounts are reflected in the Stock Awards column.

(b)	Please see note 13 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 26, 2010, for a detailed discussion of the assumptions used in valuing stock and option awards.

In addition to reflecting the grant date fair value for stock awards made to the directors (this expense for the director stock award in 2010 was approximately $120,000 per director), the stock awards column also includes, to the extent applicable, the (i) amount of cash retainer payments deferred by the director into the stock unit account under the Deferred Compensation Plan for Non-Employee Directors and (ii) a 10% matching contribution which the Company makes to a director’s account under the Deferred Compensation Plan for Non-Employee Directors (the “Deferred Plan”) on all amounts deferred by such director into the Company’s stock unit account under the Deferred Plan.

No options were granted to any of the non-employee directors in 2010.

(c)	The non-employee directors held the following outstanding stock and option awards as of December 26, 2010.

	Outstanding	Outstanding
Name	Option Awards	Stock Awards

Basil L. Anderson	6,000	18,190
Alan R. Batkin	0	18,190
Frank J. Biondi, Jr.	29,250	18,190
Kenneth A. Bronfin	0	10,646
Jack M. Connors, Jr.	18,000	18,190
Michael W.O. Garrett	2,400	18,190
Lisa Gersh	0	2,916
Jack M. Greenberg	18,000	15,196
Alan G. Hassenfeld	232,500	7,763
Tracy A. Leinbach	0	7,595
Edward M. Philip	29,250	18,190
Alfred J. Verrecchia	2,221,006	114,136

The outstanding stock awards consist of the non-employee director stock grants made in May of 2006 (4,769 shares), May of 2007 (2,775 shares), May of 2008 (3,033 shares), May of 2009 (4,619 shares) and May of 2010 (2,994 shares), to the extent that the director elected to defer the receipt of such shares. Each director was given the option, prior to the beginning of the year of grant, to receive the shares subject to the upcoming annual grant either at the time of grant, or to defer receipt of the shares until he or she retires from the Board. Mr. Verrecchia’s and Mr. Hassenfeld’s outstanding option awards include options granted to them while they were an officer and an employee of the Company. Mr. Verrecchia’s outstanding stock awards include the contingent stock performance awards granted to him while he was an officer and employee of the Company and earned for the performance period ended in December 2010. E. Gordon Gee and Paula Stern retired from the Board on May 20, 2010 and as such did not have outstanding stock and option awards as of December 26, 2010.

(d)	The amounts reflected in this column consist entirely of the change in pension present value during fiscal 2010 for Mr. Batkin and are driven by a reduction in the discount rate used for computing benefits from 4.9% to 4.32%. The actual pension benefits to be provided to Mr. Batkin were not increased in 2010. As is discussed in more detail in the following pages, in 2003 the Company eliminated its director pension plan on a going-forward basis, such that directors joining the board after that time would not be eligible to participate in the pension plan. However, directors serving on the Board at the time that the pension plan was eliminated were given the ability to (i) either continue to accrue benefits under the director pension plan or instead to elect, effective as of specified dates ranging from May 1, 2003 through May 1, 2006, to start receiving stock options under the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Option Plan”) and (ii) to the extent that a director opted into participation in the 2003 Director Option Plan, to have their accumulated benefits under the pension plan converted into stock units under the Deferred Compensation Plan for Non-employee directors (the “Deferred Plan”). With the exception of Mr. Batkin, all of the Company’s current directors who were directors at the time of this transition opted into the 2003 Director Option Plan in 2003 and elected to convert their balance in the director pension plan into deferred stock units under the Deferred Plan. As such, other than Mr. Batkin, no current directors will receive any pension benefits and none of these directors accrued any such benefits during 2010.

This column does not include interest earned on balances held in directors’ interest accounts under the Deferred Plan. Such interest accrues based on the five-year treasury bill rate.

(e)	Comprises (i) deemed dividends which are paid on outstanding balances in stock unit accounts under the Deferred Plan and (ii) deemed dividends paid on annual stock awards which have been deferred. Balances deferred by directors into the stock unit account track the performance of the Company’s common stock. Also includes the Company’s matching charitable contribution of up to $5,000 per director per fiscal year. An aggregate of $41,000 was paid by the Company in fiscal 2010 in director matching contributions.

(f)	Mr. Gee and Ms. Stern retired from the Board on May 20, 2010 and as a result did not receive the annual stock grants made to directors on May 20, 2010.

Current Director Compensation Arrangements

All members of the Board who are not otherwise employed by the Company (“non-employee directors”) receive a base retainer of $80,000 per year for their Board service. The Chairs of the Finance Committee and the Nominating, Governance and Social Responsibility Committee each received an additional retainer of $12,500 per year for their service as Chairs of these committees in fiscal 2010. The Chairs of the Audit Committee and the Compensation Committee each received an additional retainer of $20,000 for their service as Chairs of these committes in fiscal 2010. The Chairman of the Board receives an additional retainer of $75,000 per year for his service as Chairman. The Company’s Presiding Director receives an additional retainer of $25,000 per year for serving in that role.

No meeting fees are paid for attendance at meetings of the full Board. However, non-employee directors receive a fee of $2,000 for each committee meeting attended in person, and $1,000 for telephonic participation in committee meetings. Action by written consent is not considered attendance at a committee meeting for purposes of fees to directors.

Beginning in 2006, the Company shifted to stock awards, instead of stock options, to provide equity compensation to its non-employee directors. As part of the implementation of this policy, the Company terminated the 2003 Stock Option Plan for Non-Employee Directors (which is described below) effective as of December 31, 2005. Under its new program, the Company anticipates issuing to each non-employee director, in May of every year, that number of shares of Common Stock which have a set fair market value (based on the fair market value of the Common Stock on the date of grant). In fiscal 2010, the director stock grants had grant date fair market values of $120,000. These shares are immediately vested, but the Board has adopted stock ownership guidelines which mandate that Board members may not sell any shares of the Company’s Common Stock which they hold, including shares which are obtained as part of this yearly stock grant, until they own shares of Common Stock with an aggregate market value equal to at least $400,000 (which is equivalent to five times the annual Board retainer). Board members are permitted to sell shares of Common Stock they hold with a value in excess of $400,000, as long as they continue to hold at least $400,000 worth of Common Stock.

Pursuant to the Deferred Compensation Plan for non-employee directors (the “Deferred Plan”), which is unfunded, non-employee directors may defer some or all of the annual Board retainer and meeting fees into a stock unit account, the value of each unit initially being equal to the fair market value of one share of Common Stock as of the end of the quarter in which the compensation being deferred would otherwise be payable. Stock units increase or decrease in value based on the fair market value of the Common Stock. In addition, an amount equal to the dividends paid on an equivalent number of shares of Common Stock is credited to each non-employee director’s stock unit account as of the end of the quarter in which the dividend was paid. Non-employee directors may also defer any portion of their retainer and/or meeting fees into an interest account under the Deferred Plan, which bears interest at the five-year treasury rate.

The Company makes a deemed matching contribution to a director’s stock unit account under the Deferred Plan equal to 10% of the amount deferred by the director into the stock unit account, with one-half of such Company contribution vesting on December 31st of the calendar year in which the deferred compensation otherwise would have been paid and one-half on the next December 31st, provided that the participant remains a director on such vesting date. Unvested Company contributions will automatically vest on death, total disability or retirement by the director at or after age seventy-two. Compensation deferred under the Deferred Plan, whether in the stock unit account or the interest account, will be paid out in cash after termination of service as a director. Directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments, commencing either in the quarter following, or in the January following, the quarter in which service as a director terminates.

The Company also offers a matching gift program for its Board members pursuant to which the Company will match charitable contributions, up to a maximum yearly Company match of $5,000, made by Board members to qualifying non-profit organizations and academic institutions.

Post-Employment Agreement with Alfred J. Verrecchia

The Company and Mr. Verrecchia entered into a Post-Employment Agreement, effective as of March 10, 2004 (the “Post-Employment Agreement”). Mr. Verrecchia’s employment with the Company terminated effective on December 31, 2008. In accordance with the Post-Employment Agreement, Mr. Verrecchia received continuation of his monthly base salary and bonus for eighteen (18) months following the termination of his employment, subject to a six-month delay in certain payments to comply with the requirements of Section 409A of the Code.

For purposes of the Post-Employment Agreement, monthly base salary is equal to the annual base salary paid to Mr. Verrecchia for the fifty-two (52) weeks immediately preceding the week of his termination, divided by twelve (12). The monthly bonus equals the annual target bonus for Mr. Verrecchia for 2008, divided by twelve (12). Mr. Verrecchia was also entitled to continuation of medical, dental and certain other benefits during the period in which he received severance pay under the Post-Employment Agreement.

The Post-Employment Agreement also provides Mr. Verrecchia with certain enhanced retirement benefits. Under the Post-Employment Agreement, Mr. Verrecchia is entitled to receive an annuity benefit, computed based upon monthly installments, following the termination of his employment for the remainder of his life in an annual amount equal to 1.5% of his final average pay (as defined in the Post-Employment Agreement) multiplied by Mr. Verrecchia’s years of service with the Company, but not to exceed 60% of final average pay. Mr. Verrecchia elected to receive this enhanced retirement benefit as a lump sum. The enhanced retirement benefit is also reduced by the benefits provided to Mr. Verrecchia by the Pension Plan and Supplemental Benefit Plan.

As is described in the preceding pages, benefits earned under the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan were frozen effective December 31, 2007. Effective January 1, 2008, the Company amended its 401(k) Plan to include an additional annual Company contribution equal to 3% of an employee’s base salary and bonus, which is in addition to the pre-existing Company matching formula. In addition, for eligible employees meeting certain age and service requirements, there will be an additional annual transition contribution ranging from 1% to 9% of the employees’ base salary and bonus during the years 2008 through 2012. Annual contributions in excess of IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)). In light of the benefits to which he is entitled under the Post-Employment Agreement, Mr. Verrecchia waived his right to participate in either of these new 401(k) Plan features during 2008.

The Post-Employment Agreement contains certain post-employment restrictions on Mr. Verrecchia, including provisions protecting the Company’s confidential information.

Chairmanship Agreement with Alan G. Hassenfeld

Effective on August 30, 2005 the Company entered into a Chairmanship Agreement, which agreement was subsequently amended effective May 22, 2008 and October 2009 (as amended, the “Chairmanship Agreement”) with Alan G. Hassenfeld.

Pursuant to the Chairmanship Agreement, Mr. Hassenfeld serves as a non-employee member of the Board and as Chairman of the Executive Committee of the Board for an initial two-year term ended May 2010. Thereafter, Mr. Hassenfeld’s Chairmanship Agreement automatically renews for additional one-year periods unless he or the Board provide notice of the intent not to renew by December 31st of the year prior to the end of the then current term. Mr. Hassenfeld’s continued service as the non-employee Chairman of the Executive Committee will be contingent upon his annual reelection to the Board by the Company’s shareholders.

Under the Chairmanship Agreement, Mr. Hassenfeld received a retainer for the twelve-month period ending in May of 2010 of $300,000. Beginning in June of 2010, the annual cash stipend was adjusted to an amount computed pursuant to the following formula: $300,000 minus the current director cash retainer ($80,000 as of the date of this proxy statement), multiplied by 2/3. That amount is paid in addition to the amount of the current director cash retainer. This total amount shall be paid to Mr. Hassenfeld in equal monthly installments. Beginning in June of 2011, the cash stipend shall be further adjusted to an amount computed as follows: $300,000 minus the current director cash retainer, multiplied by 1/3, plus the current director retainer, with the total amount again paid in equal monthly installments. Beginning in 2012, the cash stipend shall be further adjusted so that it is equal to, and paid in the same manner as, the cash retainer paid to other directors of the Company.

In addition, during his period of service as a director, Mr. Hassenfeld is eligible to receive Board meeting fees, equity grants and such other benefits as may be provided from time to time to the other non-employee members of the Company’s Board.

During the Chairmanship Period, the Company shall (a) bear the reasonable cost of salary and benefits for one secretary for Mr. Hassenfeld; (b) reimburse Mr. Hassenfeld on a quarterly basis for the cost of mutually-acceptable office space for Mr. Hassenfeld and his support staff in Providence, Rhode Island (the “Providence office space”); (c) pay $6,250 per calendar quarter towards office expenses incurred in connection with the operation of the Providence office; and (d) pay a set amount per calendar quarter towards expenses incurred by Mr. Hassenfeld in connection with his activities as a director of Hasbro, his chairmanship of the ICTI “CARE” process, and as a public ambassador for the toy industry (including, without limitation, travel expenses and dues for membership in such organizations as the World Economic Forum). Until May of 2010, the agreed amount of expense reimbursement pursuant to section (d) of the preceding sentence was $50,000 per calendar quarter. Beginning in June of 2010, the $50,000 in per calendar quarter expense reimbursement was adjusted as follows. Beginning as of July 1, 2010, the payment was adjusted to $33,333 per quarter. It shall then be adjusted to $16,667 per quarter as of July 1, 2011, and shall be phased out entirely after the second quarter of 2012. Such payment shall also be contingent upon Mr. Hassenfeld remaining as a director of the Company.

By virtue of his ongoing service as a member of the Board, Mr. Hassenfeld’s outstanding stock options will continue to vest, in accordance with their terms, during the time that Mr. Hassenfeld serves as a non-employee director.

In the event that Mr. Hassenfeld’s service as a non-employee Chairman of the Executive Committee of the Board ends due to his resignation, death, disability, or failure to be re-elected to the Board by the Company’s shareholders, or in the event that the Company terminates Mr. Hassenfeld’s service for Cause (as defined in the Chairmanship Agreement), Mr. Hassenfeld’s compensation as a non-employee Chairman of the Executive Committee, including the Chairmanship Retainer and any additional compensation provided to non-employee directors, would cease immediately. If Mr. Hassenfeld’s service is terminated by Hasbro without Cause during the Chairmanship Period, Mr. Hassenfeld would be entitled to receive the Chairmanship Retainer payable for the remaining time of the Chairmanship Period. In the case of termination resulting from disability, failure to be reelected, or without Cause by Hasbro, Mr. Hassenfeld would continue to receive his retirement benefits described above as well.

The Chairmanship Agreement contains certain post-Chairmanship restrictions on Mr. Hassenfeld, including a two-year non-competition agreement and provisions protecting Hasbro’s confidential information.

Former Director Compensation Arrangements In Which Certain Directors Participate or Under Which Directors Previously Received Awards

Under the Hasbro, Inc. Retirement Plan for Directors (the “Retirement Plan”), which is unfunded, each non-employee director who was serving on the Board prior to May 13, 2003 (and who was not otherwise eligible for benefits under the Company’s Pension Plan), has attained the age of sixty-five and completed five years of service on the Board was entitled to receive, beginning at age seventy-two, an annual benefit equal to the annual retainer payable to directors during the year in which the director retires (which does not include the fees paid to directors for attendance at meetings). If a director retires on or after the director’s seventy-second birthday, the annual benefit continues for the life of the director. If a director retires between the ages of sixty-five and seventy-two, the number of annual payments will not exceed the retired director’s years of service. Upon a Change of Control, as defined in the Retirement Plan, participating directors and retired directors are entitled to lump-sum payments equal to the present value of their benefits under the Retirement Plan.

Directors appointed to the Board on or after May 14, 2003, the date that the Company’s shareholders approved the Company’s former 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”), which is described below, were not eligible to participate in the Retirement Plan, and automatically participated in the 2003 Director Plan prior to its termination on December 31, 2005. The benefits of the 2003 Director Plan replaced the benefits of both the Retirement Plan and the Company’s previous 1994 Stock Option Plan for Non-Employee Directors (the “1994 Director Plan”). Non-employee directors who were serving on the Board prior to May 13,

2003, and thus were participating in the Retirement Plan, and who were not scheduled to retire at the end of their current term in office as of the time of approval by shareholders of the 2003 Director Plan, were given the opportunity to elect to participate in the 2003 Director Plan effective on either May 14, 2003, May 1, 2004, May 1, 2005 or May 1, 2006. Directors who were serving on the Board prior to May 13, 2003 and who did not elect to participate in 2003 Director Plan on one of these dates continued to participate in the Retirement Plan in accordance with its terms. Directors serving as of May 13, 2003 who elected to participate in the 2003 Director Plan stopped accruing further years of service under the Retirement Plan and did not have their benefits under the Retirement Plan adjusted for changes in the annual retainer following the effective date of their participation in the 2003 Director Plan.

The Company’s 2003 Director Plan, which was approved by the Company’s shareholders at the 2003 Annual Meeting of Shareholders (the “2003 Meeting”), replaced the benefits of the Retirement Plan and the 1994 Director Plan. The 2003 Director Plan was cancelled effective December 31, 2005 and no further grants are being made under the 2003 Director Plan, provided, however, that options previously granted under the 2003 Director Plan continue in effect in accordance with their terms. Under the 2003 Director Plan each non-employee director who was serving as a director immediately following the 2003 Meeting and whose effective date for participation in the 2003 Director Plan was May 14, 2003, received a one-time grant of a non-qualified, nontransferable ten-year option to purchase 6,000 shares of the Company’s Common Stock at the fair market value of the Common Stock on the date of grant (the “First Annual Options”). The First Annual Options become exercisable at a rate of 33 1/3% per year commencing on the May 1st next following the date of grant, except that exercisability will be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 2003 Director Plan. On each subsequent May 1st, all non-employee directors then serving on the Board, with certain exceptions, whose effective date for participation in the 2003 Director Plan was on or prior to such May 1st, received an additional option to purchase 6,000 shares of the Company’s Common Stock. These additional annual options otherwise have the same terms of the First Annual Options, except that the exercise price is based on the fair market value of the Common Stock on the date of grant of such additional annual options. Non-employee directors initially joining the Board after May 14, 2003 received, under the 2003 Director Plan, an initial option to purchase 12,000 shares of Common Stock upon their election to the Board (the “Initial Options”). The Initial Options had the same terms as annual options under the 2003 Director Plan except that they become exercisable at a rate of 20% per year commencing of the first anniversary of the date of grant.

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 26, 2010, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units, performance shares or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected
	and Rights	Warrants and Rights	in Column(a))
Plan Category	(a)	(b)(3)	(c)

Equity compensation plans approved by shareholders(1)	13,444,768	$26.25	6,728,695 (4)
Equity compensation plans not approved by shareholders(2)	187,850	$13.10	0 (5)
Total	13,632,618	$26.03	6,728,965 (4)

(1)	The only shareholder approved plan which was in effect as of December 26, 2010 was the Company’s Restated 2003 Stock Incentive Performance Plan, as amended (the “2003 Equity Plan”).

The 1995 Stock Incentive Performance Plan (the “1995 Plan”) expired on December 31, 2005 and the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) was terminated effective as of December 31, 2005. The Company’s 1994 Stock Option Plan for Non-Employee Directors (the “1994 Plan”) was terminated effective May 14, 2003. Although no further awards may be made under the 1995 Plan, 2003 Director Plan or the 1994 Plan, awards outstanding under those plans as of the dates of their termination continue in effect in accordance with the terms of the applicable plan.

Included in shares which may be issued pursuant to outstanding awards is the target number of shares subject to outstanding contingent stock performance awards under the 2003 Equity Plan. The actual number of shares, if any, which will be issued pursuant to these awards may be higher or lower than this target number based upon the Company’s achievement of the applicable performance goals over the performance periods specified in these awards. Also included in shares to be issued pursuant to outstanding awards are shares granted to outside directors in May 2006, May 2007, May 2008, May 2009 and May 2010 (as part of the yearly equity grant to outside directors) to the extent that such directors deferred receipt of those shares until they retire from the Board.

(2)	The Company’s last non-shareholder approved plan, namely the 1997 Employee Non-Qualified Stock Plan (the “1997 Plan”), expired on December 31, 2002 and no further awards may be made pursuant to the 1997 Plan, provided, however, that all awards outstanding under the 1997 Plan as of the date of its termination continued in effect in accordance with the terms of the plan.

(3)	The weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units and performance-based stock awards, which do not have an exercise price.

(4)	Of these shares available for future grants, 4,524,080 shares could be issued as contingent stock performance awards, restricted stock or deferred restricted stock, or other full-value stock awards under the 2003 Plan.

(5)	The 1997 Plan expired on December 31, 2002 and no shares remain available for future grant under plans not approved by the shareholders. See Note (2) above.

1997 Employee Non-Qualified Stock Plan

Number of Shares Subject to 1997 Plan.  The 1997 Plan, prior to its termination on December 31, 2002, provided for the issuance of up to 18,000,000 shares of Common Stock pursuant to awards granted under the 1997 Plan.

Eligibility for Participation.  Any “Employee” of the Company, as the term Employee is defined in General Instruction A to Form S-8 promulgated by the Securities and Exchange Commission, was eligible to participate in the 1997 Plan.

Awards.  The 1997 Plan provided for the grant of: (1) non-qualified stock options; (2) SARs; (3) stock awards, including restricted and unrestricted stock and deferred stock, and (4) cash awards that would constitute a “derivative security” for purposes of Rule 16b-6, as promulgated under the Exchange Act, if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3 under the Exchange Act.

Terms of Options.  The exercise price of stock options granted under the 1997 Plan could not be less than the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Plan were generally made exercisable in yearly installments over three years. The terms of options granted under the 1997 Plan were ten years.

Change in Control.  The 1997 Plan provided that immediately upon certain events constituting a Change in Control all awards become 100% vested and payable in cash as soon as practicable after the Change in Control.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 11, 2011 (except as noted), with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by certain persons known by the Company to be the beneficial owners of more than 5% of such stock. There were 137,270,875 shares of Common Stock outstanding on March 11, 2011.

	Amount and Nature
	of Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

Alan G. Hassenfeld(1)	13,496,846	9.8%
Hassenfeld Family Initiatives LLC 101 Dyer Street Suite 401 Providence, RI 02903
FMR LLC(2)	13,086,431	9.5%
82 Devonshire Street Boston, Massachusetts 02109

(1)	Includes 6,950,921 shares held as sole trustee for the benefit of his mother, 5,643,064 shares held as sole trustee of trusts for Mr. Hassenfeld’s benefit, 7,763 shares the receipt of which is deferred until Mr. Hassenfeld retires from the Board, and currently exercisable options or options exercisable within 60 days of March 11, 2011 to purchase 240,263 shares. Mr. Hassenfeld has sole voting and investment authority with respect to all shares except those described in the following sentence, as to which he shares voting and investment authority. Also includes 496,000 shares owned by The Hassenfeld Foundation, of which Mr. Hassenfeld is an officer and director, and 154,216 shares held as one of the trustees of a trust for the benefit of his mother and her grandchildren. Mr. Hassenfeld disclaims beneficial ownership of all shares except to the extent of his proportionate pecuniary interest therein. Based upon information furnished by the shareholder or contained in filings made with the Securities and Exchange Commission.

(2)	Includes 1,068,785 shares over which FMR LLC has sole power to vote or to direct the vote, and 13,086,431 shares over which FMR LLC has sole power to dispose or direct the disposition. This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the Securities and Exchange Commission with respect to holdings of the Company’s Common Stock as of December 31, 2010.

Security Ownership of Management

The following table sets forth information, as of March 11, 2011, with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by each current director of the Company or nominee for election to the Board, each Named Executive Officer and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

	Amount and
	Nature of
	Beneficial	Percent
Name of Director, Nominee or Executive Officer(1)	Ownership(#)	of Class (%)

Basil L. Anderson(2)	46,463	*
Alan R. Batkin(3)	69,647	*
Duncan Billing(4)	67,166
Frank J. Biondi, Jr.(5)	53,575	*
Kenneth A. Bronfin(6)	10,646	*
John M. Connors(7)	88,392	*
John Frascotti(8)	81,357	*
Michael W.O. Garrett(9)	56,040	*
Lisa Gersh(10)	4,022	*
Brian D. Goldner(11)	1,404,789	1.0
Jack M. Greenberg(12)	45,774	*
David D.R. Hargreaves(13)	594,120	*
Alan G. Hassenfeld(14)	13,496,846	9.8
Tracy A. Leinbach(15)	10,589	*
Edward M. Philip(16)	79,087	*
Deborah Thomas(17)	80,495	*
Alfred J. Verrecchia(18)	2,678,679	1.9
All Directors and Executive Officers as a Group (includes 19 persons)(19)	18,974,155	13.4

*	Less than one percent.

(1)	Information in this table is based upon information furnished by each director and executive officer. There were 137,270,875 shares of Common Stock outstanding on March 11, 2011.

(2)	Includes currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 6,000 shares, 18,190 shares the receipt of which is deferred until Mr. Anderson retires from the Board, as well as 21,273 shares deemed to be held in Mr. Anderson’s stock unit account under the Deferred Plan.

(3)	Includes 18,190 shares the receipt of which is deferred until Mr. Batkin retires from the Board and 49,770 shares deemed to be held in Mr. Batkin’s stock unit account under the Deferred Plan.

(4)	Includes currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 36,987 shares.

(5)	Represents currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 29,250 shares (21,466 of which are held in Mr. Biondi’s grantor retained annuity trust), 18,190 shares (3,760 of which are held in Mr. Biondi’s grantor retained annuity trust) the receipt of which is deferred until Mr. Biondi retires from the Board, as well as 6,135 shares deemed to be held in Mr. Biondi’s stock unit account under the Deferred Plan.

(6)	Consists of 10,646 shares the receipt of which is deferred until Mr. Bronfin retires from the Board.

(7)	Includes currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 18,000 shares, 18,190 shares the receipt of which is deferred until Mr. Connors retires from the Board, as well as 24,402 shares deemed to be held in Mr. Connors’ account under the Deferred Plan.

(8)	Includes currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 58,754 shares.

(9)	Includes currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 2,400 shares, 18,190 shares the receipt of which is deferred until Mr. Garrett retires from the Board and 15,950 shares deemed to be held in Mr. Garrett’s stock unit account under the Deferred Plan.

(10)	Represents 2,916 shares the receipt of which is deferred until Ms. Gersh retires from the Board and 1,106 shares deemed to be held in Ms. Gersh’s stock unit account under the Deferred Plan.

(11)	Includes currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 1,126,573 shares, as well as 57,787 restricted stock units which are scheduled to vest on May 22, 2011 and 139,974 shares held by the Brian D. Goldner Trust. Does not include 10,378 shares held by the Barbara S. Goldner Trust (Mr. Goldner’s wife’s trust), of which shares Mr. Goldner disclaims beneficial ownership.

(12)	Represents currently exercisable options and options exercisable within sixty day of March 11, 2011 to purchase 18,000 shares, 15,196 shares the receipt of which is deferred until Mr. Greenberg retires from the Board as well as 9,584 shares deemed to be held in Mr. Greenberg’s stock unit account under the Deferred Plan.

(13)	Includes currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 439,771 shares.

(14)	See note (1) to the immediately preceding table.

(15)	Includes 7,595 shares the receipt of which is deferred until Ms. Leinbach retires from the Board.

(16)	Represents currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 29,250 shares, 18,190 shares the receipt of which is deferred until Mr. Philip retires from the Board as well as 31,647 shares deemed to be held in Mr. Philip’s stock unit account under the Deferred Plan.

(17)	Includes currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase 57,904 shares.

(18)	Includes currently exercisable options and options exercisable within sixty days of March 11, 2011 to purchase an aggregate of 2,221,006 shares and 300,000 shares held in the Alfred J. Verrecchia GRAT. Also includes 7,613 shares the receipt of which is deferred until Mr. Verrecchia retires from the Board and 2,320 shares deemed to be held in Mr. Verrecchia’s stock unit account under the deferred plan. Does not include 150,000 shares held by Mr. Verrecchia’s wife’s GRAT and 1,875 shares owned by Mr. Verrecchia’s wife, as to which shares Mr. Verrecchia disclaims beneficial ownership.

(19)	Of these shares, all directors and executive officers as a group have sole voting and dispositive power with respect to 18,323,939 shares and have shared voting and/or dispositive power with respect to 650,216 shares. Includes 4,361,145 shares purchasable by directors and executive officers upon exercise of currently exercisable options, or options exercisable within sixty days of March 11, 2011; 162,187 shares deemed to be held in stock unit accounts under the Deferred Plan; and 57,787 restricted stock units held under the Restated 2003 Stock Incentive Performance Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the United States Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulation promulgated by the United States Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the last fiscal year ended December 26, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2010.

PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR

(Proposal No. 4)

The Audit Committee has selected KPMG LLP (“KPMG”), independent registered public accounting firm, to perform the integrated audit of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company for the fiscal year ending December 25, 2011 (“Fiscal 2011”), and the Company’s Board has ratified this selection. A representative of KPMG is expected to be present at the Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

The Board is submitting the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2011 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting the Company’s independent registered public accounting firm and will make the selection it deems best for the Company and the Company’s shareholders. As such, the failure by the shareholders to ratify the selection of independent registered public accounting firm made by the Audit Committee will not require the Audit Committee to alter its decision. Similarly, ratification of the selection of KPMG as the independent registered public accounting firm does not limit the Committee’s ability to change this selection in the future if it deems appropriate.

Approval

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the ratification of the selection of KPMG is required for approval. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board (the “Audit Committee”) is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the Company’s Standards for Director Independence and the requirements of The NASDAQ Stock Market’s corporate governance listing standards.

The Audit Committee operates under a written charter, which is available on the Company’s website (www.hasbro.com) under “Corporate — Investor Relations — Corporate Governance — Governance Highlights”. Under the charter, the Audit Committee’s primary purpose is to:

•	Appoint the independent registered public accounting firm (hereafter referred to as the independent auditors) and oversee the independent auditors’ work; and

•	Assist the Board in its oversight of the:

•	Integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	Independent auditors’ qualifications and independence; and

•	Performance of the Company’s internal audit function and independent auditors.

In conducting its oversight function, the Audit Committee discusses with the Company’s internal auditor and independent auditors, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Company’s programs and key initiatives to implement and maintain effective internal controls over financial reporting and disclosure controls.

The Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks.

The Audit Committee meets with the Company’s head of internal audit, and with the independent auditors, with and without management present, to discuss the results of their audits, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee discusses with management and the independent auditors all annual and quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to their filing with the United States Securities and Exchange Commission.

The independent auditors are responsible for performing an independent integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting and issuing an opinion as to whether the consolidated financial statements conform with accounting principles generally accepted in the United States of America and an opinion as to the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 26, 2010. The Audit Committee has also reviewed and discussed with the independent auditors the matters required to be discussed by The Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee discussed with the independent auditors their independence from management and the Audit Committee has received from the independent auditors the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board.

Based on its review and discussions with management and the independent auditors referred to in the preceding paragraph, the Audit Committee recommended to the Board and the Board has approved the inclusion of the audited financial statements for the fiscal year ended December 26, 2010 in the Company’s Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission. The Audit Committee has also selected, and the Board has approved the selection of, KPMG LLP as the independent auditor for Fiscal 2011.

Report issued by Tracy A. Leinbach (Chair), Basil L. Anderson, Alan R. Batkin and Michael W.O. Garrett, as the members of the Audit Committee as of the 2010 fiscal year end.

ADDITIONAL INFORMATION REGARDING
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the integrated audits of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting for fiscal 2010 and 2009, as well as fees for other services rendered by KPMG to the Company during fiscal 2010 and 2009.

	2010	2009

Audit Fees(1)	$4,238,000	$4,370,000
Audit-Related Fees(2)	$143,000	$201,000
Tax Fees(3)	$682,000	$796,000
All Other Fees(4)	$39,000	—
Total Fees	$5,102,000	$5,367,000

(1)	Audit Fees consist of services related to the integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting. Audit fees also include consultations on accounting and reporting matters, as well as services generally only the independent auditor can reasonably be expected to provide, such as statutory audits and services in connection with filings with the United States Securities and Exchange Commission.

(2)	Audit-Related Fees consist of fees for audits of financial statements of employee benefit plans and agreed upon procedures reports.

(3)	Tax Fees consist primarily of fees for tax compliance services, such as assistance with the preparation of tax returns and in connection with tax examinations, as well as fees for other tax consultations rendered to the Company.

(4)	All Other Fees consist of advisory services provided to the Company in connection with the Company’s corporate and social responsibility initiatives.

The Audit Committee has considered whether the provision of the approved non-audit services by KPMG is compatible with maintaining KPMG’s independence and has concluded that the provision of such services is compatible with maintaining KPMG’s independence.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

Consistent with the rules and regulations of the United States Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, approving compensation for and overseeing the services of the independent registered public accounting firm (hereafter referred to as the independent auditors). In fulfilling this responsibility the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be provided by the independent auditors.

Prior to engagement of the independent auditor for the fiscal year, management of the Company submits to the Audit Committee for the Audit Committee’s pre-approval:

•	A description of, and estimated costs for, the proposed audit services to be provided by the independent auditors for that fiscal year.

•	A description of, and estimated costs for, the proposed non-audit services to be provided by the independent auditors for that fiscal year. These non-audit services are comprised of permissible audit-related, tax and other services, and descriptions and estimated costs are proposed for these permissible non-audit services.

Audit and permissible non-audit services which are pre-approved by the Audit Committee pursuant to this review may be performed by KPMG during the fiscal year. During the course of the year management periodically reports to the Audit Committee on the audit and non-audit services which are being provided to the Company pursuant to these pre-approvals.

In addition to pre-approving all audit and permissible non-audit services at the beginning of the fiscal year, the Audit Committee has also instituted a procedure for the consideration of additional services that arise during the course of the year for which the Company desires to retain KPMG. For individual projects with estimated fees of $75,000 or less which have not previously been pre-approved by the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services. The Chair of the Committee reports any services which are pre-approved in this manner to the full Audit Committee at its next meeting. Any proposed additional projects with an estimated cost of more than $75,000 must be pre-approved by the full Audit Committee prior to the engagement of KPMG.

OTHER BUSINESS

Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain street name shareholders of our Common Stock who share a single address, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials for the year ended December 26, 2010 is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Notice of Internet Availability of the Proxy Materials, the proxy statement or our Annual Report on Form 10-K for the year ended December 26, 2010, he or she may contact Debbie Hancock, Vice President of Investor Relations, Hasbro, Inc., 1027 Newport Avenue, Pawtucket, Rhode Island 02862, phone (401) 431-8697, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact our Investor Relations Department using the above contact information if he or she would like to receive separate Notices of the Internet Availability of Proxy Materials or proxy statements and annual reports in the future. If you are receiving multiple copies of our Notice of Internet Availability of the Proxy Materials, annual report or proxy statement, you may request householding in the future by contacting the Investor Relations Department using the above contact information.

COST AND MANNER OF SOLICITATION

The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for any reasonable expenses incurred in connection therewith. The Company has also retained Morrow & Co., LLC, 470 West Avenue, Stamford CT 06902 to aid in the solicitation of proxies at an estimated cost of $11,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to use of mail, proxies may be solicited by officers and employees of the Company or of Morrow & Co., LLC in person or by telephone.

It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to vote by Internet, by telephone or by marking, signing and dating a proxy and returning it in as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Barbara Finigan
Corporate Secretary

Dated: April 6, 2011
Pawtucket, Rhode Island

Appendix A

HASBRO, INC. STANDARDS FOR DIRECTOR INDEPENDENCE

FEBRUARY 2011

The following are the standards that will be employed by the Hasbro, Inc. (the “Company”) Board of Directors in determining issues of director independence pursuant to applicable legal requirements and the rules of The NASDAQ Stock Market. For purposes of these standards (i) the Company is meant to include not only Hasbro, Inc., but all of its subsidiaries and divisions, and (ii) a director’s immediate family is deemed to include the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law, and anyone else (other than employees) who resides in the director’s home.

•	The Board of Directors (the “Board”) must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization which has a relationship with the Company). The Company will disclose this determination in compliance with all applicable rules and regulations.

•	No director who is an employee (or whose immediate family member is an executive officer) of the Company can be independent until at least three years after such employment or executive officer relationship has ended.

•	No director who is affiliated with or employed by (or whose immediate family member is affiliated or employed in a professional capacity by) a present or former internal or external auditor of the Company can be independent until at least three years after the end of either the affiliation or the employment or auditing relationship.

•	No director can be independent if he or she directly or indirectly receives from the Company any fees or compensation other than that which is related solely to his or her service as a member of the Board or one of its committees. A director who accepts any consulting, advisory or other compensatory fees from the Company other than in this connection will not be considered independent. The same prohibition applies with respect to members of a director’s immediate family, with the exclusion of compensation received by an immediate family member as an non-executive officer employee of the Company, which will be considered in making an independence determination, but which does not preclude a determination of independence.

•	No director who (or whose immediate family member) is employed as an executive officer of another entity where any of the Company’s present executives serve on that entity’s compensation committee can be independent until at least three years after the end of such service or employment relationship.

•	No director who is an executive officer, partner, controlling shareholder or an employee (or whose immediate family member is an executive officer, partner or controlling shareholder) of an entity (including a charitable entity) that makes payments to or receives payments from the Company in amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such entity’s consolidated gross revenues, can be independent until three years after falling below such threshold.

•	No director who is performing, or is a partner, member, officer, director or employee of any entity performing, paid consulting, legal, investment banking, commercial banking, accounting, financial advisory or other professional services work (“professional services”) for the Company can be independent until three years after such services have ended. Similarly, there can be no independence if a director’s immediate family member is performing, or is an executive officer or other senior executive of an entity performing, professional services for the Company, until three years after such services have ended.

Additional Relationships to Consider in Determining Director Independence

The following are suggested parameters that the Board has agreed to consider in determining whether a director has a material relationship or affiliation with the Company that would impact a finding of independence. If

A-1

a director satisfies all of the criteria set forth below it would suggest that the director, absent other contrary considerations, does not have a material relationship with the Company and is independent. If a director fails to satisfy one or more of the criteria set forth below, further Board inquiry and discussion is needed to determine if the director has a material relationship with the Company or may be found independent.

Business and Professional Relationships of Directors and Their Family Members

•	The director is not currently providing personally, and has not provided personally within the past three years, property, goods or services (other than services as a member of the Board or any committees thereof) to the Company or any of its executive officers.

•	No member of the director’s immediate family is currently providing personally, or has provided personally within the past three years, property, goods or services (other than services as an unpaid intern of the Company) to the Company or any of its executive officers.

•	The director is not currently receiving personally, and has not received personally within the past three years, property, goods or services from the Company. The foregoing requirements do not apply to compensation, services or goods paid or provided to the director solely in connection with the director’s service on the Board or any committees thereof, including $1,000 or less a year in the Company’s products which may be given to the director or one or more of the director’s family members as a director benefit.

•	No member of the director’s immediate family is currently receiving personally, or has received personally within the past three years, property, goods or services from the Company, excluding the de minimus Company product benefit mentioned above. The foregoing requirements do not apply to unpaid internships provided to a member of the director’s immediate family.

•	The director is not an executive officer or employee of any entity to which the Company was indebted at any time within the past three years or which was indebted to the Company at any time within the past three years in an amount that exceeded at the end of any such year the greater of (i) 2% of such entity’s consolidated assets or (ii) $1,000,000.

Compensation

•	Notwithstanding the restriction described above with respect to direct or indirect receipt of consulting, advisory or other compensatory fees other than in connection with Board or committee service, arrangements between the Company and (i) entities affiliated with the director or (ii) immediate family members of the director, which may be deemed to provide a form of indirect compensation to the director, will not result in a loss of status as an independent director provided such relationships do not violate the requirements set forth above.

Charitable Relationships

•	The director is not an executive officer or an employee of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

•	No member of the director’s immediate family is an executive officer of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

Stock Ownership

•	The director’s stock ownership, as determined in accordance with the rules of the SEC as applied to preparation of proxy statements, does not exceed 5% of the Company’s outstanding stock.

Other Family Relationships

•	The director is not related to any other member of the Company’s board of directors or any officer of the Company.

A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m. Eastern Daylight Time, on May 19, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/has • Follow the steps outlined on the secured website.

Vote by Telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors For Terms Expiring in 2012 — The Board of Directors recommends a vote FOR all of the nominees listed.

1.	Nominees:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Basil L. Anderson	☐	☐	02 - Alan R. Batkin	☐	☐	03 - Frank J. Biondi, Jr.	☐	☐

	04 - Kenneth A. Bronfin	☐	☐	05 - John M. Connors, Jr.	☐	☐	06 - Michael W.O. Garrett	☐	☐

	07 - Lisa Gersh	☐	☐	08 - Brian D. Goldner	☐	☐	09 - Jack M. Greenberg	☐	☐

	10 - Alan G. Hassenfeld	☐	☐	11 - Tracy A. Leinbach	☐	☐	12 - Edward M. Philip	☐	☐

	13 - Alfred J. Verrecchia	☐	☐

B Company Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 4 and for a frequency of every 1 YEAR for Proposal 3.

		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain

2.	The adoption, on an advisory basis, of a resolution approving the compensation of the Named Executive Officers of Hasbro, Inc., as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the 2011 Proxy Statement.	☐	☐	☐	3.	The selection, on an advisory basis, of the desired frequency of the shareholder vote on the compensation of Hasbro, Inc.’s Named Executive Officers.	☐	☐	☐	☐

4.	Ratification of the selection of KPMG LLP as Hasbro, Inc.’s independent registered public accounting firm for fiscal 2011.	☐	☐	☐	5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.

Dear Fellow Shareholders:
You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Hasbro, Inc. to be held at 11:00 a.m., EDT on Thursday, May 19, 2011, at 1027 Newport Avenue, Pawtucket, Rhode Island. The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the meeting.
Your Vote Matters. Whether or not you plan to attend the 2011 Annual Meeting, it is important that your shares be voted. Please follow the instructions on the other side of this proxy card. You may, of course, attend the 2011 Annual Meeting and vote in person, even if you have previously voted. I am looking forward to seeing you there.
Sincerely,
Alfred J. Verrecchia
Chairman of the Board
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HASBRO, INC. 1027 Newport Avenue Pawtucket, RI 02862	+
Annual Meeting of Shareholders – May 19, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Hasbro, Inc. (the “Company”) and hereby appoints BRIAN D. GOLDNER and ALFRED J. VERRECCHIA and each of them, with full power of substitution to each of them, as attorneys and proxies to appear and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 19, 2011 at 11:00 a.m., EDT at 1027 Newport Avenue, Pawtucket, Rhode Island, and at any adjournment or postponement thereof.
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4, FOR A FREQUENCY OF EVERY 1 YEAR FOR PROPOSAL 3, AND IN SUPPORT OF MANAGEMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
PLEASE MARK ON REVERSE SIDE AND SIGN AND DATE BELOW AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.
CONTINUED ON REVERSE SIDE AND TO BE SIGNED BELOW
YOUR VOTE IS IMPORTANT

C Non-Voting Items

Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.	+